CONFIDENTIAL TREATMENT REQUESTED BY NOVABAY PHARMACEUTICALS, INC.

CONFIDENTIAL

COLLABORATION AND LICENSE AGREEMENT

by and between

NOVABAY PHARMACEUTICALS, INC.

and

GALDERMA S.A.

dated as of March 20, 2009

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL

Article I DEFINITIONS	1
Article II GOVERNANCE; COORDINATION	18
2.1 Coordination Committee	18
2.1.1 Establishment	18
2.1.2 Responsibilities	18
2.1.3 Membership	18
2.1.4 Meetings	19
2.1.5 Decision Making	19
2.2 Day-to-Day Responsibilities	19
2.2.1 General	19
2.2.2 Project Teams	20
2.3 Information Sharing	20
2.4 Coordination	20
2.4.1 General	20
2.4.2 Minimization of Substitutability	21
2.4.3 Japan	21
Article III DEVELOPMENT PROGRAM	21
3.1 General	21
3.2 During the Initial Period	22
3.2.1 Acne	22
3.2.2 Impetigo	22

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(Continued)

3.3 During the Continuation Period	22
3.4 Diligence	22
3.5 Development Proposals	22
3.5.1 General	22
3.5.2 First Negotiation	23
3.5.3 PPOC Notice	23
3.5.4 Preset Terms	23
3.5.5 Inability to Agree on Terms	24
3.5.6 Failure to Respond	24
3.5.7 Excluded Indications	25
3.5.8 Conflicts	25
3.5.9 Expenses	25
3.6 Development Plans	26
3.6.1 Establishment	26
3.6.2 Contents	26
3.7 Disclosure of Formulation Technology	26
3.8 Subcontractors	27
Article IV COMMERCIALIZATION OF COLLABORATION PRODUCTS	27
4.1 Commercialization	27
4.2 Commercialization Plan	27
4.3 Galderma Marketing Partners	28
4.3.1 General	28
4.3.2 Conditions	28

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(Continued)

4.4 NovaBay’s Right to Co-promote to Healthcare Institutions in North America	28
4.4.2 Exercise	29
4.5 Cooperation and Consultation	30
4.6 Galderma First Right of Negotiation	30
Article V DEVELOPMENT AND COMMERCIALIZATION IN JAPAN	31
5.1 Development in Japan	31
5.1.1 Japan Election Notice	31
5.1.2 Pre-Pivotal Development	31
5.1.3 Pre-Pivotal Japan Report	31
5.1.4 Pivotal Trials	32
5.2 Commercialization in Japan	32
5.2.1 Both Parties Fund	32
5.2.2 One Party Funds	33
5.2.3 Royalties to Galderma on Japan Sales	34
Article VI MANUFACTURING AND SUPPLY, REGULATORY &OTHER MATTERS	34
6.1 Manufacturing and Supply	34
6.1.1 Collaboration Compounds	34
6.1.2 Collaboration Products	35
6.1.3 Supply by Galderma	35
6.1.4 Transfer Price	35
6.1.5 Supply Agreement	35
6.1.6 Coordination	36
6.2 Regulatory Matters	36
6.2.1 Filings	36
6.2.2 Clinical Safety Reporting; Pharmacovigilance	36
6.2.3 Cooperation	37
6.2.4 Regulatory Inspection/Audit Rights	37
6.3 Transfer of Data and Regulatory Filings	38
6.4 [***]	39
6.4.1 [***]	39
6.4.2 [***]	39
6.4.3 [***]	39
Article VII LICENSES	39
7.1 License Grants	39
7.1.1 To Galderma	39
7.1.2 To NovaBay	40
7.1.3 No Other Active Ingredients	40

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(Continued)

7.2 No Other Rights	40
7.3 Use of NovaBay Technology	40
7.4 Use of Galderma Technology	41
7.5 Conflicts of Interest	41
7.6 Medical Devices	41
7.6.1 Exclusivity	41
7.6.2 Discussions	41
Article VIII PAYMENTS	41
8.1 Certain Fees	41
8.1.1 Upfront Fee	41
8.1.2 Monthly Fee	42
8.1.3 Completion of Formulation Feasibility Studies	42
8.2 Continuation	42
8.2.1 Continuation Fee	42
8.2.2 Certain Reimbursements	42
8.3 Galderma Funding During the Continuation Period	42
8.3.1 FTE Funding	42
8.3.2 Non-FTE Costs	43
8.4 Development Milestone Payments	43
8.4.1 Certain Terms	44
8.4.2 Milestone Payment Timing	45
8.5 Royalty Payments to NovaBay	45
8.5.1 Acne Products	45
8.5.2 Anti-Bacterial Products	45
8.5.3 Anti-Fungal Products	45
8.5.4 Anti-Viral Products	45
8.5.5 Other Products	46
8.5.6 Certain Terms	46
8.5.7 Sales Supported by NovaBay	46
8.5.8 Certain Royalty Conditions	47
8.5.9 Term of NovaBay Royalties	47

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(Continued)

8.6 Royalty Payments to Galderma	48
8.6.1 For Collaboration Products in Japan	48
8.6.2 Royalty-Bearing NovaBay Products	48
8.7 Material Adverse Events	49
8.8 Royalty Reports	49
8.9 Payment Method	49
8.10 Taxes	50
8.11 Records	50
8.12 Inspection of Records	50
8.13 Late Payment	51
8.14 Currency Conversion	51
Article IX INTELLECTUAL PROPERTY	51
9.1 Ownership of Inventions	51
9.1.1 General	51
9.1.2 Compound Improvements	52
9.1.3 Agreements with Affiliates and Third Parties	52
9.2 Patent Prosecution	52
9.2.1 General	52
9.2.2 Projected Patent Filings	52
9.2.3 NovaBay Patents	52
9.2.4 Galderma Patents	53
9.2.5 Joint Patents	53
9.3 Defense of Third Party Infringement Claims	53
9.4 Enforcement	54
9.4.1 Initiating Enforcement Actions	54
9.4.2 Recoveries	54
9.5 Third Party Technologies	55
9.5.1 By NovaBay after the Effective Date	55
9.5.2 By Galderma after the Effective Date	55
9.5.3 Other Conditions	56

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(Continued)

9.6 Patent Marking	56
9.7 Trademarks	56
9.7.1 Galderma Product Marks	57
9.7.2 NovaBay Product Marks	57
9.7.3 NovaBay Logo	57
9.7.4 Co-Promotion	58
9.7.5 World-wide Branding Strategies	58
Article X CONFIDENTIALITY	58
10.1 Confidentiality; Exceptions	58
10.2 Authorized Use and Disclosure	59
10.3 Publications	59
10.4 Publicity	60
10.4.1 Confidential Terms	60
10.4.2 Publicity Review	60
10.5 Prior Agreements	61
Article XI REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION	61
11.1 General Representations and Warranties	61
11.2 NovaBay’s Warranties	61
11.3 Covenant	63
11.4 Disclaimer of Warranties	63
11.5 Indemnification	63
11.5.1 Indemnification by NovaBay	63
11.5.2 Indemnification by Galderma	64
11.5.3 Procedure	64
11.6 Insurance	64
Article XII TERM AND TERMINATION	65
12.1 Term	65
12.2 Termination by Galderma	65
12.2.1 Failure of Formulation Feasibility	65
12.2.2 Prior to Continuation Period	65
12.2.3 During the Continuation Period	65
12.2.4 For Safety Reasons	65
12.2.5 Competitive Change of Control	66
12.3 Termination for Breach	66
12.3.1 General	66
12.3.2 Termination of the Licenses in 7.1.2(c)	66

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(Continued)

12.4 Termination for Failure to Pay the Continuation Fee	66
12.5 General Effects of Expiration or Termination	66
12.5.1 Accrued Obligations	66
12.5.2 Non-Exclusive Remedy	66
12.5.3 No Milestone Payment	66
12.5.4 Return of Materials	67
12.5.5 General Survival	67
12.6 Effects of Certain Terminations	67
12.6.1 Transition Assistance	67
12.6.2 Ongoing Trials	68
12.6.3 Commercialization	68
12.6.4 Regulatory Filings/Data	69
12.6.5 Technology Licenses	69
12.6.6 Trademarks	70
12.6.7 Marketing Partners	70
12.6.8 Governance	71
12.6.9 Suspension of Activities	71
12.7 Termination With Respect to Collaboration Products	71
12.8 Termination for Competitive Change of Control	71
12.8.1 Termination of Certain Provisions	71
12.8.2 Section 8.5.8	71
12.8.3 Field	71
12.8.4 In-Process Collaboration Products	71
12.8.5 Data	72
12.9 Termination Pursuant to Section 12.3.2	72
12.10 Termination Press Releases	72

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(Continued)

Article XIII DISPUTE RESOLUTION	73
13.1 Dispute Resolution	73
13.2 Pre-Arbitration Dispute Resolution	73
13.3 Arbitration	73
13.3.1 Arbitrator	73
13.3.2 Substantive Law	73
13.3.3 Enforcement/Service	74
13.3.4 Confidentiality of Proceedings	74
13.3.5 Costs	74
13.4 Provisional Remedies	74
Article XIV MISCELLANEOUS	74
14.1 Governing Law	74
14.2 Assignment	74
14.3 Notices	75
14.4 Waiver	76
14.5 Severability	76
14.6 Entire Agreement/Modification	76
14.7 Relationship of the Parties	77
14.8 Force Majeure	77
14.9 Compliance with Laws	77
14.10 Counterparts	77
***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission
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COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (this “Agreement”) is entered into as of the 20th day of March, 2009 (the “Effective Date”) by and between NovaBay Pharmaceuticals, Inc., a California corporation, having its principal place of business at 5980 Horton Street, Suite 550, Emeryville, California 94608 (“NovaBay”), and Galderma S.A., a Swiss corporation, having its principal place of business at Zugerstrasse 8, Cham CH-6330, Switzerland (“Galderma”).  NovaBay and Galderma are each referred to herein by name or, individually, as a “Party” or, collectively, as “Parties.”

BACKGROUND

A.           NovaBay has developed certain proprietary technologies and compounds related to or comprising Aganocide Compounds (as defined below).

B.           Galderma is a leader in the discovery, development, and commercialization of pharmaceutical products and medical devices for the prevention and treatment of skin diseases.

C.           NovaBay and Galderma wish to collaborate to develop and obtain regulatory approval for, and commercialize, pharmaceutical products incorporating Collaboration Compounds (as defined below) in the Field (as defined below).

D.           Galderma will be responsible for developing, marketing and selling such products in the Galderma Territory (as defined below) and NovaBay will have the right with respect thereto in the NovaBay Territory (as defined below), all on the terms and conditions set forth herein below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein below and in consideration of the receipt and sufficiency of which is hereby acknowledged, NovaBay and Galderma hereby agree as follows:

ARTICLE I

DEFINITIONS

The following capitalized terms shall have the meanings given in this Article I when used in this Agreement:

1.1 “Accounting Standards” shall mean then-current applicable (i) generally accepted accounting principles in the United States (“GAAP”) as established by the Financial Accounting Standards Board or any successor entity thereto or other entity generally recognized as having the right to establish such principles, or (ii) International Financial Reporting Standards (“IFRS”) as established by the International Accounting Standards Board or any successor entity thereto or other entity generally recognized as having the right to establish such standards, in each case consistently applied by the applicable Person.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1.2 “Adverse Drug Reaction” shall have the meaning as defined in the then-current guidelines and regulations promulgated by the ICH (International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use) and shall include any “Adverse Drug Experience” as defined in the then-current 21 CFR Section 314.80.

1.3 “Acne Plan” shall mean the then-current comprehensive plan (including timelines) for the following: (i) during the Initial Period, (A) appropriate study(ies) to determine the feasibility of one or more formulations for an Acne Product (the “Formulation Feasibility Studies”) and (B) the Development of such an Acne Product for the Galderma Territory through the completion of the first Phase II Clinical Trial with respect thereto (the “Acne POC”), and (ii) during the Continuation Period, further Development of Acne Products in the Field for the Galderma Territory through to Marketing Approval therefor.

1.4 “Acne Product” shall mean any Collaboration Product that is labeled for (or Developed for) the treatment or prevention of acne in humans.

1.5 “Affiliate” shall mean, with respect to the subject Person, another Person that controls, is controlled by or is under common control with such subject Person, for so long as such control exists.  For purposes of this definition only, “control” shall mean beneficial ownership (direct or indirect) of more than fifty percent (50%) of the shares of a Person that is a corporation entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, in the election of the corresponding managing authority).  For the avoidance of doubt, neither L’Oréal S.A. nor Nestlé S.A., nor any of their respective Affiliates (other than Galderma and its subsidiaries), will be deemed an “Affiliate” of Galderma hereunder.

1.6 “Aganocide Compound” shall mean any chemical entity (i) having bactericidal, antibacterial, anti-infective, antimicrobial, antifungal, anti-parasitic, sporicidal, antiviral, immunomodulatory or anti-inflammatory activity, and [***].

1.7 “Aganocide Product” shall mean any pharmaceutical product incorporating an Aganocide Compound as an ingredient.

1.8 “Capture Period” shall mean the period of time starting upon the Effective Date and expiring three (3) years after the date on which Galderma ceases to fund at least five (5) NovaBay FTEs per year pursuant to Section 8.3.1.

1.9 “Collaboration” shall mean all activities performed by or on behalf of each Party with respect to the Field under this Agreement, including all activities of each Party under any Plan.

1.10 “Collaboration Compound” shall mean [***].

1.11 “Collaboration Product” shall mean each pharmaceutical product (i) incorporating a Collaboration Compound as one of its ingredients, and (ii) which requires approval by the FDA of a new drug application, as more fully defined in 21 C.F.R. §314.50 et. seq., in order to initiate marketing and sales of such pharmaceutical product in the United States or approval by the applicable Regulatory Authority of a similar application or submission in order to initiate marketing and sales of such pharmaceutical product in another Major Market, in each case whether sold as prescription only medication (POM), pharmacy only medication (P), over the counter or general sale license (GSL).  For clarity, Collaboration Product shall include any formulation, delivery device, dispensing device or packaging required for effective use of such pharmaceutical product.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1.12 “Combination Product” shall mean any Collaboration Product that incorporates at least one pharmaceutically active ingredient (each, an “Other API”) in addition to one or more Collaboration Compound(s), which Other API has independent biologic or chemical activity in the Field when present alone, and where the Collaboration Compound(s) and Other API(s) are sold as a single dosage form or in a single package or kit or where the labeling for the Collaboration Product requires use of such Collaboration Compound(s) with such Other API(s) and the Collaboration Compound(s) and Active Component(s) are sold at a combined price.  For clarity, all references to “Collaboration Product” in this Agreement shall be deemed to include Combination Product.

1.13 “Commercialization” shall mean, with respect to a particular Collaboration Product in the Field, the conduct of any and all processes and activities to establish and maintain sales for such Collaboration Product (including with respect to reimbursement and patient access), including offering for sale, selling (including launch), marketing (including education and advertising activities), promoting, storing, transporting, distributing, and importing such Collaboration Product, in each case with respect to the Field.  “Commercialize” and “Commercializing” shall have their correlative meanings.

1.14 “Commercially Reasonable Efforts” shall mean, with respect to a Person, use by or on behalf of such Person of sustained, continued and active efforts and the level of resources and urgency applied by such Person to a certain activity or activities that is consistent in each case with such Person’s practices for its other pharmaceutical products of a similar stage of product life, safety, efficacy and commercial potential.  Without limiting the foregoing, Commercially Reasonable Efforts shall require the applicable Person to: (i) promptly assign responsibilities for activities for which it is responsible to specific employee(s) who are held accountable for the progress, monitoring and completion of such activities, (ii) set and consistently seek to achieve meaningful objectives for carrying out such activities, and (iii) make and implement decisions and allocate resources necessary or appropriate to advance progress with respect to and complete such activities.

1.15 “Continuation Period” shall mean the period beginning upon NovaBay’s receipt of the Continuation Fee and continuing thereafter through the Agreement Term.

1.16 “Control” shall mean, with respect to particular Know-How or a particular Patent, possession by the Party granting the applicable right, license or sublicense to the other Party as provided herein of the power and authority, whether arising by ownership, license, or other authorization, to disclose and deliver the particular Know-How to the other Party, and to grant and authorize under such Know-How or Patent the right, license or sublicense, as applicable, of the scope granted to such other Party in this Agreement without giving rise to a violation of the terms of any written agreement with any Third Party.  “Controlled” and “Controlling” shall have their correlative meanings.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1.17 “Cover” shall mean, with respect to any subject matter, the manufacture, use, sale, offer for sale, importation, exportation or other exploitation of such subject matter would infringe a Valid Claim at the time thereof.  For clarity with respect to a Valid Claim of a patent application, “Cover” includes infringing such claim as if it were issued as then prosecuted.  “Covered” and “Covering” shall have their correlative meanings.

1.18 “Data” shall mean any and all research and development data, including preclinical data, pharmacology data, chemistry data (including analytical, product characterization, manufacturing, and stability data), toxicology data, clinical data (including investigator reports (both preliminary and final), statistical analyses, expert opinions and reports, safety and other electronic databases) and all supporting data for each of the foregoing, in each case specifically directed to, or used in the Development of, a Collaboration Product and Controlled by a Party during the Agreement Term.

1.19 “Development” shall mean, with respect to any Collaboration Product in the Field, any and all processes and activities conducted to prepare and file for, obtain and maintain any Marketing Approval for such Collaboration Product, which may include scale-up, non-clinical and preclinical testing, ADME (absorption, distribution, metabolism and excretion) and toxicology studies, clinical trials (including trials for additional indications in the Field for a Collaboration Product for which a Marketing Approval has been obtained), quality of life assessments, pharmacoeconomics, mandatory post-marketing studies, label expansion studies, regulatory affairs (including CMC (chemistry, manufacturing and controls) and Regulatory Filings), and further activities related to development of such Collaboration Product.  For clarity, Development shall exclude all Manufacturing and Commercialization processes and activities.  “Develop” and “Developing” shall have their correlative meanings.

1.20 “Development Plan” shall mean, on an indication-by-indication basis, the Acne Plan, the Impetigo Plan and each Accepted Indication Plan, if any.

1.21 “Development Program” shall mean all activities conducted by or on behalf of the Parties in accordance with the Development Plans.

1.22 “Excluded Field” shall mean (i) any and all applications related to the genito-urinary, gastrointestinal, ophthalmological (including the eye) or otolaryngological (including the ear or nasal passages) systems or any other mucosal surfaces, (ii) any and all applications related to wound care, (iii) any and all applications related to the prevention or disinfection of pre-, peri- or post-surgical infections (it being understood that the reference to “post-surgical infections” shall not limit the license grant under Section 7.1.1(c)), and (iv) any and all cosmetic applications (it being understood that the reference to “cosmetic applications” shall not limit the license grant under Section 7.1.1(c)).

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1.23 “FDA” shall mean the United States Food and Drug Administration or any successor entity.

1.24 “Field” shall mean the prevention or treatment of any and all dermatological diseases and disorders in humans (i.e., diseases or disorders of the skin or nails, but excluding onychomycosis, diseases and disorders of the hair and any and all Rare Diseases, collectively, the “Dermatology Field”), but shall exclude all Excluded Indications.  For clarity, the Field excludes the Excluded Field.  For purposes of the foregoing, “Rare Diseases” shall mean any disease or condition that meets the criteria for an orphan or rare disease or condition in a Major Market, including, for example in the United States, in §526(a)(2)(1) of the Federal Drug and Cosmetic Act (U.S. Orphan Drug Act (1983)); in Europe, in the Orphan Drug Regulation 141/2000; and in Japan, in the Orphan Drug Amendment (1993).

1.25 “Formulation Technology” shall mean technologies, materials or New Inventions used in the formulation of any Collaboration Compound hereunder to provide or to enhance properties thereof, including efficacy, durability, safety, ease of handling, compatibility, stability, bioavailability, solubility, delivery route or the like, together with any and all formulations comprising a Collaboration Compound with such technologies, materials or inventions.  For clarity, Formulation Technology shall exclude for all purposes any and all active pharmaceutical ingredients themselves.

1.26 “FTE” shall mean a full time equivalent year (consisting of a total of 1,880 person hours per year) of research or development work on or related to the Development Program.  Research and development work on or related to the Development Program shall include those tasks and activities described in the Development Plans, as applicable, together with related managerial and preparation activities.

1.27 “FTE Rate” shall mean [***] U.S. Dollars ($[***]) per year per FTE, subject to adjustment as set forth in Section 8.3.1

1.28 “Galderma Formulation Technology” shall mean any and all Formulation Technology Controlled by Galderma during the Agreement Term.

1.29 “Galderma Know-How” shall mean any and all Know-How Controlled by Galderma during the Agreement Term that is (i) used in the Development, Manufacture or Commercialization of a Collaboration Product in the Field, or (ii) otherwise made available to NovaBay hereunder.

1.30 “Galderma Patents” shall mean any and all Patents Controlled by Galderma during the Agreement Term (i) claiming (A) any Galderma Formulation Technology, (B) the composition or method of manufacture or use of any Collaboration Product, or (C) any New Invention, or (ii) that are otherwise necessary or useful for the development, manufacture or commercialization of any Aganocide Product.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1.31 “Galderma Technology” shall mean the Galderma Formulation Technology, Galderma Know-How and Galderma Patents.

1.32 “Galderma Territory” shall mean all jurisdictions in the world other than those within the NovaBay Territory.

1.33 “Generic Product” shall mean, with respect to a Collaboration Product or Royalty-Bearing NovaBay Product in a particular country, a pharmaceutical product that is registered as a generic product pursuant to applicable Law in such country (e.g., the Abbreviated New Drug Application (ANDA) process as described in the U.S. Drug Price Competition and Patent Term Restoration Act of 1984 in the United States) and marketed for the same indication as such Collaboration Product or Royalty–Bearing NovaBay Product, as applicable, in such country, which pharmaceutical product has been granted appropriate approvals by the applicable Regulatory Authority to allow marketing thereof in such country.

1.34 “GLP” shall mean the then-current good laboratory practice (or similar standards) for the performance of laboratory activities for pharmaceutical products as are required by any Regulatory Authority in the applicable jurisdiction.

1.35 “GMP” shall mean the then-current good manufacturing practice (or similar standards) for the manufacture, handling and storage of pharmaceutical products applicable to a Collaboration Product as required by the Regulatory Filings and approvals for such Collaboration Product in the applicable jurisdiction, including any IND, MAA or Marketing Approval.

1.36 “Impetigo Plan” shall mean the then-current comprehensive plan (including timelines) for the following: (i) during the Initial Period, the Development of an Impetigo Product for the Galderma Territory through the completion of the first Phase II Clinical Trial with respect thereto including appropriate toxicology studies (the “Impetigo POC”), and (ii) during the Continuation Period, further Development of Impetigo Products in the Field for the Galderma Territory through to Marketing Approval therefor.

1.37 “Impetigo Product” shall mean any Collaboration Product that is labeled for (or Developed for) the treatment or prevention of impetigo in humans.

1.38 “IND” shall mean an investigational new drug application filed with the FDA, as more fully defined in 21 C.F.R. §312.3 or similar application (i.e., a filing that must be made prior to commencing clinical testing in humans) filed with a Regulatory Authority in another jurisdiction (e.g., clinical trial authorization (CTA)).

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1.39 “Initial Period” shall mean the period commencing on the Effective Date and expiring upon NovaBay’s receipt of the Continuation Fee.

1.40 “Japanese Partner” shall mean a Third Party to which NovaBay has granted rights to: (i) market and sell a Collaboration Product in the Field on such Third Party’s own behalf in Japan, or (ii) promote, co-promote or otherwise offer to sell a Collaboration Product on such Third Party’s own behalf in Japan.  For clarity, Japanese Partner shall exclude distributors, wholesalers and resellers of Collaboration Products appointed by NovaBay that do not engage in any marketing of the Collaboration Products in Japan.

1.41 “Know-How” shall mean any and all information, tangible materials and New Inventions comprising (i) ideas, discoveries, inventions, improvements or trade secrets, (ii) techniques, methods, formulas, processes and Data, and (iii) compositions of matter, including Collaboration Compounds.  Know-How shall exclude any Patent rights with respect thereto.

1.42 “Law” shall mean, individually and collectively, any and all laws, ordinances, orders, rules, rulings, directives and regulations of any kind whatsoever of any governmental or regulatory authority within the applicable jurisdiction.

1.43 “Major Market” shall mean any of the following: France, Germany, Italy, Spain, United Kingdom or the United States.

1.44 “Manufacturing” shall mean, with respect to Collaboration Products, any and all processes and activities conducted for the GLP or GMP manufacture of such Collaboration Products in final dosage form (but not the Collaboration Compound (i.e., the active pharmaceutical ingredient) therein in bulk or other form) for Development or Commercialization thereof, including formulating a Collaboration Compound into the final dosage form of the Collaboration Product incorporating such Collaboration Compound, packaging, labeling and other finishing activities, quality control and assurance testing, formulation development and other activities performed in support of the CMC (chemistry, manufacturing and controls, or equivalent) section of a Regulatory Filing, in each case with respect to such Collaboration Product.  For clarity, Manufacturing shall exclude all Development and Commercialization processes and activities, as well as process and activities directed to the manufacture of Collaboration Compounds alone (i.e., not as part of a Collaboration Product).  “Manufacture” shall have the correlative meaning.

1.45 “Marketing Approval” shall mean, with respect to a Collaboration Product for an indication within the Field in a particular jurisdiction, approval by the applicable Regulatory Authority of (i) an MAA for such Collaboration Product for such indication, together with pricing approval in jurisdictions where pricing is established by the Regulatory Authority or other governmental agency, and (ii) any marketing authorization for any device required for use of the Collaboration Product (as indicated on the label of the Collaboration Product), in each case required for Commercialization in such jurisdiction.  Notwithstanding the foregoing, if approval of such MAA is not required in accordance with applicable Law to market the Collaboration Product in such jurisdiction, Marketing Approval shall be deemed to have occurred for a particular indication for a Collaboration Product in such jurisdiction upon the first commercial sale of such Collaboration Product in such jurisdiction with labeling for such indication.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1.46 “Marketing Approval Application” or “MAA” shall mean a New Drug Application (as defined in 21 C.F.R. §314.50 et. seq.) or similar filing, or a comparable filing for authorization to initiate marketing activities in a jurisdiction other than the United States, in each case with respect to a Collaboration Product.

1.47 “Marketing Partner” shall mean a Third Party to which Galderma has granted rights to: (i) market and sell a Collaboration Product in the Field on such Third Party’s own behalf, or (ii) promote, co-promote or otherwise offer to sell a Collaboration Product in the Field on such Third Party’s own behalf, in each case in the Galderma Territory.  For clarity, Marketing Partner shall exclude distributors, wholesalers and resellers of Collaboration Products appointed by Galderma that do not engage in any marketing of the Collaboration Products.

1.48 “Multiple-Field Compound” shall mean a Collaboration Compound for which NovaBay (itself or through one or more Third Parties) has initiated clinical development or commercialization for applications outside of the Field.

1.49 “Net Sales” shall mean the gross amounts invoiced for (i) Collaboration Products sold by Galderma, its Affiliates or Marketing Partners in the Galderma Territory or NovaBay, its Affiliates or Japanese Partners in Japan, or (ii) Royalty-Bearing NovaBay Products sold by NovaBay, its Affiliates or sublicensees (such Person selling such product, the “Selling Party”), in each case to independent, unaffiliated Third Parties and recognized in the accounting records of the Selling Party as gross sales, (A) less the following deductions to the extent related to such gross amounts: (I) normal and customary trade, cash, formulary discounts and other quantity discounts and allowances actually allowed and taken, (II) credits or allowances actually granted to the customer for damaged goods, returns, recalls, rebates or rejections of Collaboration Products or Royalty-Bearing NovaBay Products, (III) import, export, sales, use, excise and other consumption taxes and custom duties or tariffs, or ad valorem taxes (to the extent borne by Selling Party and separately stated on the invoice and included in the gross amounts), (IV) Third Party cash rebates and chargebacks related to sales of Collaboration Products or Royalty-Bearing NovaBay Products, to the extent allowed and taken by such Third Party, (V) freight, insurance and other transportation and handling fees, (VI) retroactive price reductions that are actually allowed or granted to and taken by Third Parties, (VII) compulsory payments and rebates directly related to the sale of Collaboration Products or Royalty-Bearing NovaBay Products, accrued, paid, or deducted pursuant to written agreements with Third Parties (including managed care agreements) or government regulations, (VIII) royalties or other similar fees paid for Third-Party intellectual property based on the sales of the applicable Collaboration Products or Royalty-Bearing NovaBay Products, (IX) bad debts computed and allocated in accordance with the applicable Accounting Standards, and (X) any other specifically identifiable costs or charges included in the gross amounts invoiced for such Collaboration Products or Royalty-Bearing NovaBay Products, as applicable, substantially equivalent to those listed in clauses (I) – (IX) above, and (B) with respect to (y) sales of Collaboration Products by Galderma to any Marketing Partner or by NovaBay to a Japanese Partner or (z) sales of Royalty-Bearing NovaBay Products by NovaBay to a sublicensee, plus in either case an additional amount reasonably determined by Galderma or NovaBay, as applicable, in good faith to gross up the actual amount invoiced for sale of the Collaboration Product or Royalty-Bearing NovaBay Product by Galderma or NovaBay, as applicable, in order to adjust such sales up to an amount corresponding to the gross amounts Galderma or NovaBay, as applicable, would have invoiced had Galderma or NovaBay, as applicable, made such sales directly to the end customer.  In the event that a Selling Party makes any adjustment to deductions described in clause (A) above after the associated Net Sales have been reported pursuant to this Agreement, the adjustments and payment of any amounts due shall be reported with the next quarterly report due hereunder.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1.49.1 A Collaboration Product or Royalty-Bearing NovaBay Product shall not be deemed sold if the Collaboration Product or Royalty-Bearing NovaBay Products, as applicable, is provided free of charge to a Third Party as a sample consistent with Selling Party’s normal promotional and sample practices and applicable Law in direct support of the promotion, marketing or other Commercialization of the Collaboration Product.

1.49.2 If a sale, transfer or other disposition of a Collaboration Product or Royalty-Bearing NovaBay Product, as applicable involves consideration other than cash or is not at arm’s length, then the Net Sales from such sale, transfer or other disposition shall be calculated from the average selling price for such Collaboration Product or Royalty-Bearing NovaBay Product during the calendar quarter in the country where such sale, transfer or disposition took place.

1.49.3 In the event a Selling Party sells any Collaboration Product as a Combination Product, Net Sales of such Combination Product shall be calculated by multiplying the Net Sales (as described above) of the Combination Product by the fraction A divided by (A+B), in which A is the Gross Selling Prices of Collaboration Compound(s) contained in the Combination Product sold separately in commercial quantities in arm’s-length transactions during the previous calendar quarter in the country where such Collaboration Product is sold, and B is the sum of the Gross Selling Prices of Other API(s) contained in the Combination Product sold separately in commercial quantities in arm’s-length transactions made during the previous calendar quarter in the country where such Collaboration Product is sold.  In the event that no separate sales of either Collaboration Compound(s) or any Other API(s) contained in the Combination Product were made during the applicable calendar quarter in such country or if the Gross Selling Price cannot otherwise be determined, Net Sales allocable to the Collaboration Compound(s) and Other API(s) contained in the Combination Product shall be determined in good faith by the Parties.  If such determination cannot be made, either Party may refer the issue to arbitration pursuant to Section 13.1.  For purposes of the foregoing, “Gross Selling Price” means the weighted average gross price at which a product is sold to a Third Party, before discounts, deductions, credits, taxes or allowances; Gross Selling Price shall not take into consideration the price for any product sold or used for development purposes (including for clinical trials) or as samples or free goods (including product transferred in connection with patient assistance programs or other charitable purposes).

1.49.4 In the event that any Royalty-Bearing NovaBay Product is sold as a combination product, then the Net Sales of such Royalty-Bearing NovaBay Product shall be apportioned between the Collaboration Compound(s) therein and other active pharmaceutical ingredient(s) on a similar basis as described in Section 1.49.3.

1.50 “North America” shall mean Canada, Mexico and the United States and their territories and protectorates.

1.51 “NovaBay Formulation Technology” shall mean any and all Formulation Technology Controlled by NovaBay during the Agreement Term.

1.52 “NovaBay Know-How” shall mean any and all Know-How Controlled by NovaBay during the Agreement Term that is (i) used in for the Development, Manufacture or Commercialization of a Collaboration Product in the Field or (ii) otherwise made available to Galderma hereunder.

1.53 “NovaBay Patents” shall mean any and all Patents Controlled by NovaBay during the Agreement Term (i) claiming (A) the composition or method of manufacture or use of a Collaboration Compound, or (B) any New Invention, or (ii) that are otherwise necessary or useful for the Development, Manufacture or Commercialization of Collaboration Products, in each case within the Field.

1.54 “NovaBay Technology” shall mean the NovaBay Formulation Technology, NovaBay Know-How and NovaBay Patents.

1.55 “NovaBay Territory” shall mean those countries listed on Exhibit 1.55.

1.56 “NVC-[***] shall mean [***].

1.57 “Patent” shall mean any of the following, whether existing as of the Effective Date or during the Agreement Term anywhere in the world: (i) any issued patent, including inventor’s certificates, extensions, reissues, re-examination, renewal or any like governmental grant for protection of inventions, and (ii) any pending application for any of the foregoing, including any continuation, divisional, substitution, continuations-in-part, provisional and converted provisional applications.

1.58 “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1.59 “Phase II Clinical Trial” shall mean any human clinical trial where a principal purpose is to determine preliminary evidence of efficacy and safety or to establish a dose or dose range for Phase III Clinical Trials of a Collaboration Product in a patient population that has the indication being studied (including any human clinical trial described in 21 C.F.R. §312.21(b) or, with respect to a jurisdiction other than the United States, a similar clinical trial).  For clarity, Phase II Clinical Trial shall include any Phase IIa clinical trial.

1.60 “Phase III Clinical Trial” shall mean any human clinical trial that is intended to be a pivotal trial for seeking or obtaining a Marketing Approval or to otherwise establish safety and efficacy in patients with the indication being studied for purposes of filing an MAA (including any human clinical trial described in 21 C.F.R. §312.21(c), or, with respect to a jurisdiction other than the United States, a similar clinical trial).

1.61 “Pivotal Trial” shall mean with respect to a Collaboration Product in the Field, any clinical trial that, if the end point(s) therefor as set forth in the applicable protocol are met, is intended to support the filing of an MAA for such Collaboration Product in Japan.  For clarity, a non-Phase III bridging study or a Phase III Clinical Trial can be a Pivotal Trial.

1.62 “Primary Indications” shall mean, collectively and individually, (i) acne and (ii) impetigo.

1.63 “Regulatory Authority” shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the Development, Manufacture, Commercialization or other use (including the granting of Marketing Approvals) of any Collaboration Product in any jurisdiction, including the FDA, European Medicines Agency, any pertinent national European agency, and the Ministry of Health, Labor and Welfare or Pharmaceuticals and Medical Devices Agency in Japan.

1.64 “Regulatory Filing” shall mean any filing or application with any Regulatory Authority, including INDs and MAAs and authorizations, approvals or clearances arising from the foregoing, including Marketing Approvals, and all correspondence with such Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with such Regulatory Authority, in each case with respect to a Collaboration Product in the Field.

1.65 “Royalty-Bearing NovaBay Products” shall mean (i) any Collaboration Product sold in a country in the Galderma Territory in the Dermatology Field (but outside the Field) (A) for which the Marketing Approval Application for such Collaboration Product in such country includes material Data (other than Data related to safety) generated by or on behalf of Galderma, or (B) which is Covered by a Galderma Patent in such country (each, an “In-Territory Product”), (ii) any Collaboration Product sold in a country in the NovaBay Territory in the Field (A) for which the Marketing Approval Application for such Collaboration Product in such country includes material Data (other than Data related to safety) generated by or on behalf of Galderma, or (B) which is Covered by a Galderma Patent in such country (each, an “Ex-Territory Product”), or (iii) an Aganocide Product sold in any country outside the Field and Covered by a Galderma Patent in such country (each, an “Ex-Field Product”).

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1.66 “Third Party” shall mean any Person other than a Party or an Affiliate of a Party.

1.67 “Valid Claim” shall mean a claim of an issued and unexpired patent or a claim of a pending patent application that has not been held invalid or unenforceable by a court or other government agency of competent jurisdiction; provided, however, that if the holding of such court or agency is later reversed by a court or agency with overriding authority, the claim shall be reinstated as a Valid Claim with respect to Net Sales made after the date of such reversal.

1.68 Definitions.  Each of the following terms shall have the meanings defined in the corresponding Section of this Agreement indicated below:

Definitions	Section
Acceptance	8.4.1(a)(i)
Accepted Indication	3.5.2 and 3.5.3
Accounting Standards	1.1
[***]	[***]
Acne Plan	1.3
Acne POC	1.3
Acne Product	1.4
Actual Labor Cost	Exhibit 6.1.4
Actual Materials Cost	Exhibit 6.1.4
Adverse Drug Reaction	1.2
Affiliate	1.5
Aganocide Compound	1.6
Aganocide Product	1.7
Agreement	Preamble
Agreement Term	12.1
Agreement Wind-Down Period	12.6.1
Alcon Agreement	11.2.14
Allocable Overhead	Exhibit 6.1.4
Annual Net Sales	8.5.6(a)
Anti-Bacterial Products	8.5.6(b)
Anti-Fungal Products	8.5.6(c)
Anti-Viral Products	8.5.6(d)
Base Patent	1.10
Board	6.4.2
Capture Period	1.8
[***]	[***]
Co-Chair	2.1.3

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Definitions	Section
Collaboration	1.9
Collaboration Compound	1.10
Collaboration Product	1.11
Combination Product	1.12
Commercialization	1.13
Commercialization Plan	4.2
Commercialize	1.13
Commercializing	1.13
Commercially Reasonable Efforts	1.14
[***]	[***]
[***]	[***]
[***]	[***]
Compound Improvement	9.1.2
Confidential Information	10.1
Constraints	3.5.6
Continuation Fee	8.2.1
Continuation Period	1.15
Control	1.16
Controlled	1.16
Controlling	1.16
Cooperating Party	10.4.2
Coordination Committee	2.1.1
Co-Chair	2.1.3
Co-Promote	4.4.1
Co-Promotion Plan	4.4.2(a)(i)
Cover	1.17
Covered	1.17
Covering	1.17
Data	1.18
Dermatology Field	1.24
Develop	1.19
Developing	1.19
Development	1.19
Development Plan	1.20
Development Program	1.21
Development Proposal	3.5.1
[***]	[***]
Dispute	13.1
Effective Date	Preamble
Enabling Party	6.2.3
Enforcement Action	9.4
Excluded Field	1.22

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Definitions	Section
Excluded Indication	3.5.7
Ex-Field Product	1.65
Existing Patent Rights	11.2.1
Ex-Territory Product	1.65
FDA	1.23
Field	1.24
Filing Party	6.2.3
First Negotiation Period	3.5.2
Formulation Feasibility Studies	1.3
Formulation Technology	1.25
FTE	1.26
FTE Rate	1.27
GAAP	1.1
Galderma	Preamble
Galderma Formulation Technology	1.28
Galderma Indemnitees	11.5.1
Galderma Know-How	1.29
Galderma Patents	1.30
Galderma Product Marks	9.7.1
Galderma Technology	1.31
Galderma Territory	1.32
Galderma Third Party Technology	9.5.2
Generic Competition	8.5.9(b)
Generic Product	1.33
GLP	1.34
GMP	1.35
Gross Selling Price	1.49.3
Healthcare Institutions	4.4
IFRS	1.1
Impetigo Plan	1.36
Impetigo POC	1.36
Impetigo Product	1.37
Impetigo Reimbursement Amount	8.2.2
IND	1.38
Indemnify	11.5.1
Infringing Product	9.4
Initial Period	1.39
initiation	8.4.1(a)(ii)
In-Process Collaboration Products	12.6.5(b)
In-Territory Product	1.65

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Definitions	Section

IP Subcommittee	2.1.2
JAMS	13.3
Japan Election Notice	5.1.1
Japanese Development Plan	5.1.1
Japanese Election Notice	5.1.3
Japanese Lead Party	5.1.1
Japanese Partner	1.40
Joint Patent	9.2.5
Know-How	1.41
Law	1.42
[***]	[***]
Losses	11.5.1
MAA	1.46
Major Market	1.43
Manufacture	1.44
Manufacturing	1.44
Manufacturing Cost	Exhibit 6.1.4
Marketing Approval	1.45
Marketing Approval Application	1.46
Marketing Partner	1.47
Material Adverse Event	8.7
Milestone Event	8.4
Milestone Payment	8.4
Multiple-Field Compound	1.48
Multiple-Field/Territory Product Substitution	2.4.2
Net Sales	1.49
New Invention	9.1.1
North America	1.50
Notice of Interest	3.5.6
NovaBay	Preamble
NovaBay Formulation Technology	1.51
NovaBay Indemnitees	11.5.2
NovaBay Know-How	1.52
NovaBay Logos	9.7.3
NovaBay Patents	1.53
NovaBay Product Marks	9.7.2
NovaBay Technology	1.54
NovaBay Territory	1.55
NovaBay Third Party Technology	9.5.1
NVC-[***]	[***]
Offer Notice	4.6

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Definitions	Section

Ordering Party	Exhibit 6.1.5
Other API	1.12
Other Products	8.5.6(e)
Parties	Preamble
Party	Preamble
Patent	1.57
Payee	8.9
Payor	8.9
Person	1.58
Phase II Clinical Trial	1.59
Phase III Clinical Trial	1.60
Pivotal Trial	1.61
Plan	2.2.1
PPOC	3.5.3
PPOC Notice	3.5.3
Pre-Pivotal Development	5.1.2
Pre-Pivotal Development Costs	5.1.3
Pre-Pivotal Japan Report	5.1.3
Primary Indications	1.62
prior	8.4.1(c)
Product	Exhibit 6.1.5
Project Team	2.2.2
Proposed Collaboration Products	12.6.5(b)
Proposed Indication	3.5.1
Prosecute and Maintain	0
Prosecution and Maintenance	0
Quality Agreement	Exhibit 6.1.5
Rare Diseases	1.24
Regulatory Authority	1.63
Regulatory Filing	1.64
Requesting Party	10.4.2
Royalty-Bearing NovaBay Products	1.65
Scale-up Costs	6.1.1
Second Negotiation Period	3.5.3
Selecting Party	3.7
Selling Party	1.49
Specification	Exhibit 6.1.5
[***]	[***]
Submitting Party	3.5.1
subsequent	8.4.1(c)
successful completion	8.4.1(a)(iii)

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Definitions	Section

Supply Agreement	6.1.5
Supplying Party	Exhibit 6.1.5
Terminated Product	12.7
Third Party	1.66
Third-Party Claim	11.5.1
Third Party Technology	9.5.3
Valid Claim	1.67

1.69 Interpretation.  The captions and headings in this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.  Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections and Exhibits to this Agreement and references to this Agreement include all Exhibits hereto.  Unless context otherwise clearly requires, whenever used in this Agreement: (i) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation,” (ii) the word “day” or “year” shall mean a calendar day or year unless otherwise specified, (iii) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (iv) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits), (v) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or,”(vi) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise, (vii) words of either gender include the other gender, (viii) words using the singular or plural number also include the plural or singular number, respectively, and (ix) references to any specific Law or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement thereof.  For purposes of this Agreement, neither Party will be deemed to be acting “under authority of” the other Party; however, with respect to Galderma, its Affiliates, Marketing Partners and Third Party contractors shall be deemed to be acting “under authority of” Galderma, and with respect to NovaBay, its Affiliates, Japanese Partners, sublicensees (other than Galderma) and Third Party contractors shall be deemed to be acting “under authority of” NovaBay.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ARTICLE II

GOVERNANCE; COORDINATION

2.1 Coordination Committee

2.1.1 Establishment

  Promptly after the Effective Date, Galderma and NovaBay shall establish a coordination committee (the “Coordination Committee”) to review and coordinate the activities of the Parties hereunder, including the performance of the Development Program and the Development, Manufacture and Commercialization of Collaboration Products in the Field.

2.1.2 Responsibilities

 The Coordination Committee shall be responsible for: (i) reviewing and approving all Development Plans (including applicable budgets therefor), subject to Section 2.1.5, (ii) reviewing and accepting or rejecting Development Proposals, (iii) providing strategic direction to the Parties’ activities under the Collaboration, (iv) reviewing and monitoring activities under the Development Plans and the progress thereof, (v) managing the integration and coordination of the Development Program (including the manufacture of Collaboration Compounds and Collaboration Products) and Commercialization of the Collaboration Products in the Field, (vi) facilitating access to and the exchange of information between the Parties related to the Collaboration Compounds and Collaboration Products in the Field, (vii) ensuring that the Development of the Collaboration Products in the Field for the Galderma Territory proceed in a coordinated and expeditious manner, (viii) establishing subcommittees as it deems appropriate to manage specific activities under the Collaboration (including subcommittee(s) for proposing, reviewing and coordinating strategies for Patent and other intellectual property matters consistent with Article IX (the “IP Subcommittee”)) and resolving disputes, disagreements and deadlocks of such subcommittees, and (ix) undertaking or approving such other matters as are specifically provided for the Coordination Committee under this Agreement.

2.1.3 Membership

  The Coordination Committee shall be comprised of an equal number of representatives from each of NovaBay and Galderma.  The exact number of such representatives shall be three (3) for each of Galderma and NovaBay, or such other number as the Parties may agree.  Either Party may replace its respective Coordination Committee representatives at any time with prior notice to the other Party, provided that such replacement is of comparable authority and scope of functional responsibility within that Party’s organization as the individual he or she is replacing.  Without limiting the foregoing, each Party shall appoint one of its members to the Coordination Committee to co-chair the meetings of the Coordination Committee (each, a “Co-Chair”).  Each Co-Chair, working together, shall (i) coordinate and prepare the agenda and ensure the orderly conduct of the Coordination Committee’s meetings, (ii) attend (subject to below) each meeting of the Coordination Committee, and (iii) prepare and issue minutes of each meeting within ten (10) business days thereafter accurately reflecting the discussions and decisions of the Coordination Committee at such meeting.  Such minutes from each Coordination Committee meeting shall not be finalized until the Co-Chair from each Party has reviewed and confirmed the accuracy of such minutes in writing.  The Co-Chairs shall solicit agenda items from the other Coordination Committee members and provide an agenda along with appropriate information for such agenda reasonably in advance (to the extent possible) of any meeting.  In the event the Co-Chair or another member of the Coordination Committee from either Party is unable to attend or participate in any meeting of the Coordination Committee, the Party who designated such Co-Chair or member may designate a substitute Co-Chair or other representative for the meeting.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2.1.4 Meetings

Unless otherwise agreed by the Parties, the Coordination Committee will meet telephonically or in person at least once every four (4) months for so long as any Development of Collaboration Products with respect to any Major Market is ongoing, and semi-annually thereafter during the Agreement Term. The location of such meetings shall alternate between NovaBay’s headquarters and Galderma’s headquarters with the first meeting to be held as agreed to by the Parties.  Each Party shall be responsible for its own expenses relating to such meetings.  As appropriate, other employee representatives of the Parties may attend Coordination Committee meetings as nonvoting observers, but no Third Party personnel may attend unless otherwise agreed by the Parties.  Each Party may also call for special meetings to resolve particular matters requested by such Party.

2.1.5 Decision Making

 Decisions of the Coordination Committee shall be made by consensus of the members participating in any meeting, with at least one (1) representative from each Party participating in such vote; provided that (i) during the Initial Period, Galderma shall have the final say as to all aspects of the Formulation Feasibility Studies and otherwise as to the development and implementation of the Acne Plan and NovaBay shall have the final say as to the development and implementation of the Impetigo Plan,  without limiting the second sentence of Section 3.2.2, (ii) during the Continuation Period, Galderma shall have the final say as to the implementation of the Development and Commercialization of the Collaboration Products in the Field for the Galderma Territory, except that (A) the Japanese Lead Party, with respect to a particular Collaboration Product, shall have final say as to the implementation of the Development of such Collaboration Product in the Field for Japan, and (B) the Commercialization of Collaboration Product in Japan shall be determined as set forth in Section 5.2, and (iii) NovaBay shall have the final say as to all matters likely to affect the Development or Commercialization of Multiple-Field Compounds outside of the Field.  For clarity, in the event that the Coordination Committee is unable to reach consensus with respect to a matter not subject to either Party’s final say, then either Party may, by written notice to the other Party, refer such matter for dispute resolution in accordance with Article XIII.  Notwithstanding anything herein to the contrary, the Coordination Committee shall not have any authority to amend, modify or waive compliance with any express term or condition of this Agreement.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2.2 Day-to-Day Responsibilities

    2.2.1 General

  Each Party shall: (i) be responsible for day-to-day implementation and operations of the Development, Manufacturing and Commercialization activities with respect to Collaboration Compounds and Collaboration Products in the Field for which it has or is otherwise assigned responsibility under the applicable Plan or this Agreement, and (ii) keep the other Party reasonably informed as to the progress of such activities, as reasonably requested by the other Party.  For purposes of this Agreement, “Plan” shall mean any of the Acne Plan, Impetigo Plan, Accepted Indication Plan or the Commercialization Plan, in each case then-currently in effect.

2.2.2 Project Teams

  During the Initial Period and thereafter as the Parties may agree, NovaBay and Galderma shall establish project teams and subteams (with equal representation) composed as the Parties may agree (including teams for the Acne Plan and Impetigo Plan, respectively, each, a “Project Team”) to coordinate and oversee the day-to-day operations of the Parties on a Collaboration Product-by-Collaboration Product and indication-by-indication basis or as otherwise agreed by the Parties.  Each Project Team shall have telephonic or physical meetings at least once per month (or as otherwise agreed by the Parties) with the operational management team from each Party responsible for the oversight and management of the activities within the purview of such Project Team.  One goal of such meetings shall be to ensure that the expertise and resources of both Parties is brought to bear upon the performance of such activities.  At each such meeting, each Party will provide an update of the status of the activities under the applicable Plan (including activities that are completed, under way or scheduled).  Each Party shall be responsible for its own expenses relating to such meetings.  Without limiting the foregoing, each Party shall designate a member of its internal project team and such members will coordinate periodically regarding the activities under the Acne Plan and Impetigo Plans.

2.3 Information Sharing

  Without limiting the other provisions of this Agreement, each Party will keep the other reasonably informed on a timely basis as to the plans for and results of the activities of the Collaboration carried out by or under authority of such Party through the Coordination Committee and Project Teams.  In addition, NovaBay will keep Galderma informed on a timely basis with respect to plans for and results of activities for Multiple-Field Compounds outside of the Field carried out by or under authority of NovaBay through the Coordination Committee and Project Teams.

2.4 Coordination

2.4.1 General

 The Parties acknowledge and agree that NovaBay (itself or through its designees) shall have, subject to the terms and conditions of this Agreement (including Section 3.5) and the licenses granted herein, the right to perform activities with respect to Aganocide Compounds, and development, manufacture and commercialization activities with respect to Aganocide Compounds and Aganocide Products (including Collaboration Products) for applications outside of the Field at NovaBay’s expense.  Accordingly, the Parties, through the Coordination Committee, shall use good faith efforts to coordinate the development of Collaboration Compounds for use in the Field hereunder with such activities of NovaBay (and its designees) outside the Field, so as to minimize the duplication of efforts and maximize quality and effectiveness of such activities, and avoid conflicts with Development Programs and activities outside the Field.  Without limiting the foregoing and in order to facilitate coordination of the development of Collaboration Compounds outside the Field, NovaBay shall keep Galderma informed on a timely basis with respect to development plans for Collaboration Compounds to be conducted by or under authority of NovaBay, including proposed clinical plans and protocols, and give Galderma a reasonable opportunity to review and comment upon such proposed plans and protocols.  In addition, NovaBay agrees to keep Galderma, through the Coordination Committee, reasonably informed of its planned discovery activities and development activities outside of the Field with respect to products incorporating Collaboration Compounds to allow for such coordination.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2.4.2 Minimization of Substitutability

  In order to reduce the chances that quantities of Collaboration Products sold by Galderma or its Affiliates, or their distributors in the Field will be used for any application outside the Field in the Galderma Territory, and similarly that products incorporating Multiple-Field Compounds sold outside of the Field (and without limiting the Parties’ obligations, with respect to products incorporating Multiple-Field Compounds for wound-healing applications) will be used in the Field in the Galderma Territory, including via parallel importation (any, a “Multiple-Field/Territory Product Substitution”), the Parties shall work together in good faith, through the Coordination Committee to develop unique packaging, trademarks and names, and, to the extent practicable, formulations, for Collaboration Products in the Field in the Galderma Territory and products incorporating Multiple-Field Compounds outside of the Field, with the goal of reducing the risk of Multiple-Field/Territory Product Substitutions.  In the event that a Party believes that a Multiple-Field/Territory Product Substitution has adversely affected the Commercialization of a Collaboration Product by such Party in accordance with this Agreement, then it may notify the other Party and provide reasonable evidence of such Multiple-Field/Territory Product Substitution.  Promptly after receipt of such notice, the Parties shall negotiate in good faith an appropriate adjustment, if any, to the economic terms of this Agreement to address such Multiple-Field/Territory Product Substitution.

2.4.3 Japan

  NovaBay acknowledges and agrees that Galderma shall not be required to make changes to any of the Development Plans for any Collaboration Product unless and until Galderma is the Japanese Lead Party for such Collaboration Product in order to meet the requirements of applicable Law of Japan in connection with the Japanese Development Plan.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ARTICLE III

DEVELOPMENT PROGRAM

3.1 General

  NovaBay shall have primary responsibility for (i) all chemistry discovery and optimization activities with respect to Aganocide Compounds, and (ii) the conduct of the Impetigo POC; and Galderma shall have primary responsibility for all other activities with respect to the Development of the Collaboration Products in the Field for the Galderma Territory, including any formulation activities with respect thereto.  Without limiting the foregoing, each Party shall (A) communicate with, seek advice from, and keep the other Party reasonably informed on a regular basis with respect to activities for which it has primary responsibility pursuant to the prior sentence, and (B) use the expertise of the other Party in connection therewith.  Upon either Party’s reasonable request, the other Party agrees to make available appropriate employees and personnel to discuss any reasonable questions or comments of such Party with respect to the other Party’s Development of such Collaboration Products, provided that doing so will not materially interfere with the conduct of such other Party’s business or require such other Party to incur any material expenses.

3.2 During the Initial Period

3.2.1 Acne

  Galderma shall, at its own expense, use Commercially Reasonable Efforts to complete the activities assigned to it under the Acne Plan within the time frames set forth therein.

3.2.2 Impetigo

  NovaBay shall, at its own expense (except as provided in Section 8.2.2), use Commercially Reasonable Efforts to complete the activities assigned to it under the Impetigo Plan within the time frames set forth therein.  The Parties acknowledge that during the Continuation Period Galderma may consider and use (if it so elects) a different formulation of the Impetigo Product for the Galderma Territory than the one used by NovaBay in the conduct of the Impetigo POC.

3.3 During the Continuation Period

  During the Continuation Period, for each Primary Indication and Accepted Indication, Galderma shall, at its expense, take the lead and be responsible for conducting such Development activities, including clinical trials, as may be reasonably necessary to obtain Marketing Approvals for Collaboration Products for each Primary Indication and Accepted Indication throughout the Galderma Territory (except for Japan, which shall be in accordance with Section 5.1), all in accordance, in all material respects, with the applicable Development Plan therefor (including the applicable timelines for specific activities).

3.4 Diligence

  Each Party shall conduct its responsibilities under the Development Program as assigned to it under the Development Plans, in accordance with good scientific and clinical practices, and in compliance in all material respects with all applicable Law and regulatory standards, and shall use Commercially Reasonable Efforts to achieve the objectives and timelines within the Development Plans.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3.5 Development Proposals

3.5.1 General

.  Either NovaBay or Galderma (the “Submitting Party”) may submit to the other Party a proposal to develop Collaboration Product(s) for one or more specific indications in addition to the Primary Indications in the Field (each, a “Development Proposal”); provided that a Development Proposal for such indication(s) have not been previously submitted under this Section 3.5.  Each Development Proposal shall set forth (i) the specific indication(s) (each, a “Proposed Indication”), (ii) proposed labeling for such Proposed Indication(s), (iii) market and economic return potential for such Proposed Indication(s), (iv) any intellectual property, medical or clinical, or market considerations, in each case specific to the Proposed Indication(s), (v) a general plan for Development of the Collaboration Products for such Proposed Indication(s) in the Major Markets, and (vi) such other existing documentation, data and information, in each case in the Control of the Submitting Party, useful, as reasonably determined by the Submitting Party, to the other Party in determining its interest in the Proposed Indication.

3.5.2 First Negotiation

  If Galderma is the Submitting Party or if NovaBay is the Submitting Party and Galderma notifies NovaBay that it is interested in Developing a Collaboration Product for the Proposed Indication(s) within the Field within [***] days of the applicable Development Proposal, then the Parties shall negotiate for a period of [***] days (the “First Negotiation Period”) the terms and conditions for such Development hereunder, including appropriate economic terms; provided that if proposed by Galderma in writing, NovaBay shall be required to agree to the economic terms set forth in Section 3.5.4.  If Galderma proposes the economic terms set forth in Section 3.5.4 for such Proposed Indication(s) or the Parties otherwise agree on different terms and conditions for the Proposed Indication(s), the Parties shall execute an amendment to this Agreement setting forth such terms and conditions (including the Accepted Indication plan for such Proposed Indication(s) (the “Accepted Indication Plan”)) and each such Proposed Indication shall be deemed an “Accepted Indication” for purposes of this Agreement.

3.5.3 PPOC Notice

  If any Proposed Indication has not become an Accepted Indication under Section 3.5.2 and NovaBay is the Submitting Party of a Development Proposal prior to the achievement of PPOC for such Proposed Indication, then upon achievement of PPOC for a Collaboration Product for such Proposed Indication, NovaBay shall promptly notify Galderma and provide Galderma a copy of the PPOC results and other existing information relevant thereto, including pharmacodynamic, pharmacokinetic, toxicology and other pharmaceutical data Controlled by NovaBay (the “PPOC Notice”).  If Galderma notifies NovaBay that it is interested in Developing a Collaboration Product for the Proposed Indication(s) within the Field within [***] days of such PPOC Notice, then the Parties shall negotiate for a period of [***] days (the “Second Negotiation Period”) the terms and conditions for such Development hereunder, including appropriate economic terms; provided that if proposed by Galderma in writing, NovaBay shall be required to agree to the economic terms set forth in Section 3.5.4.]  If Galderma proposes the economic terms set forth in Section 3.5.4 for such Proposed Indication(s) or the Parties otherwise agree on different terms and conditions for the Proposed Indication(s), the Parties shall execute an amendment to this Agreement setting forth such terms and conditions (including the Accepted Indication Plan for such Proposed Indication(s)) and each such Proposed Indication shall be deemed an “Accepted Indication” for purposes of this Agreement.  For purposes of the foregoing, “PPOC” (Preliminary Proof of Concept) shall mean a positive signal for the Proposed Indication from a pre-clinical study commonly accepted for the Proposed Indication.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3.5.4 Preset Terms

  If Galderma proposes the following economic terms for the Proposed Indication(s) under either Section 3.5.2 or Section 3.5.3, NovaBay shall agree thereto and such Proposed Indication(s) shall be deemed Accepted Indication(s):

(a) milestone payments consistent with those set forth in Section 8.4 for the Impetigo Product based on the potential market size for such Proposed Indication(s) in comparison to the market size for the Impetigo Product, but no more than one hundred fifty percent (150%) or less than sixty-six percent (66%) of the Milestone Payments for the Impetigo Product;

(b) a payment payable upon the later of (i) acceptance of the Development Proposal, and (ii) payment of the Continuation Fee, equal to (A) twenty-five percent (25%) of the cumulative milestones established in accordance with Section 3.5.4(a) above for the each such Development Proposal accepted by Galderma, and (B) an amount equal to NovaBay’s reasonable and documented costs incurred in Developing a Collaboration Product for such Proposed Indication(s) prior to the payment of the Continuation Fee, provided that such costs were incurred in accordance with a budget approved by the Coordination Committee as set forth herein and calculated based on the FTE Rate;

(c) a maximum credit amount for purposes of Section 8.5.8(b) of one hundred twenty-five percent (125%) of the cumulative milestones established in accordance with Section 3.5.4(a) for such Development Proposal; and

(d) royalties based on the particular category of Collaboration Product (i.e., Acne Product, Anti-Bacterial Product, Anti-Fungal Product, Anti-Viral Product or Other Product) as set forth in Section 8.5.2 through 8.5.5, as applicable.

3.5.5 Inability to Agree on Terms

  Without limiting Galderma’s right under Section 3.5.4 to require NovaBay’s agreement of a Development Proposal and the corresponding Proposed Indication(s) as Accepted Indication(s), if the Parties are unable to agree on  terms and conditions for any reason prior to the expiration of the First Negotiation Period, if Galderma is the Submitting Party, or prior to the expiration of the Second Negotiation Period, if NovaBay is the Submitting Party, then NovaBay (itself or through one or more Third Parties) may Develop and Commercialize Collaboration Products for such Proposed Indication(s) in the Galderma Territory subject to the provisions of this Agreement, including Section 2.4.2 and Section 7.1.2 and provided that NovaBay does not offer such Development Proposal to a Third Party on terms and conditions, when taken as a whole, that are less favorable to NovaBay than those last offered to or by Galderma, as applicable, with respect to such Development Proposal.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3.5.6 Failure to Respond

  If NovaBay is the Submitting Party and Galderma does not notify NovaBay of its interest in the Proposed Indication(s) within [***] of NovaBay’s submission of the applicable PPOC Notice, then NovaBay (itself or through one or more Third Parties) may Develop and Commercialize Collaboration Products for such Proposed Indication(s) in the Galderma Territory without further obligation to Galderma subject to the provisions of this Agreement, including Section 2.4.2 and Section 7.1.2; provided that notwithstanding anything herein to the contrary Galderma shall be under no obligation to consider any Development Proposal and NovaBay shall not have such right to Develop and Commercialize if with respect to a particular calendar year (i) Galderma has accepted [***] Development Proposals (including Development Proposals relating to the Primary Indications) in such calendar year or (ii) NovaBay has presented Galderma with [***] Development Proposals in such calendar year.  Further and without limiting the previous sentence, if Galderma notifies NovaBay that is interested in pursuing the Development of a Collaboration Product for a Proposed Indication within [***] days of NovaBay’s submission of the applicable PPOC Notice (a “Notice of Interest”), and (A) at the time thereof, has [***] or more separate ongoing programs for the Development of Collaboration Products (including programs for the Development of Collaboration Products for the Primary Indications) and (B) notifies in the Notice of Interest that it has financial or capacity constraints as Galderma has determined in good faith that prevent it from undertaking additional programs for the Development of another Collaboration Product (collectively, “Constraints”), then the Coordination Committee shall promptly meet to identify approaches to address such Constraints (by way of example, but not limited to, seek Third Party financing (whether from traditional financing or other sources) or engage a contract developer) so as to allow a Collaboration Product for such Proposed Indication to be Developed for the Field for the Galderma Territory in a timely fashion.  For clarity, Galderma shall have the final decision on whether to adopt any particular method of addressing the Constraints.  If after [***] months from the Notice of Interest, such Proposed Indication is not an Accepted Indication, then NovaBay shall have the right to Develop and Commercialize Collaboration Products for such Proposed Indication in the Galderma Territory, subject to Section 3.5.8 and the other provisions of this Agreement.

3.5.7 Excluded Indications

  Each Proposed Indication that does not become an Accepted Indication pursuant to this Section 3.5 shall be deemed an “Excluded Indication” for purposes of this Agreement.

3.5.8 Conflicts

  If Galderma believes that NovaBay’s Development or Commercialization of a Collaboration Product for a Proposed Indication is likely to have a material adverse impact on the Development or Commercialization of Collaboration Products in the Galderma Territory for either Primary Indication or any Accepted Indication, then Galderma shall notify NovaBay thereof within thirty (30) days of expiration of the Second Negotiation Period (or if Galderma is not interested in the Proposed Indication, then within fifteen (15) days of submission of the applicable Development Proposal) setting forth in writing the reasonable basis for such belief.  In such case, NovaBay shall not proceed with the Development and Commercialization of a Collaboration Product for such Proposed Indication in the Galderma Territory, unless the Parties can agree upon appropriate protective measures to be taken to minimize the chances of such impact, including by taking the actions required by Section 2.4.2.  If NovaBay disagrees with Galderma’s assessment, then NovaBay may initiate an arbitration pursuant to Section 13.3 with respect thereto.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3.5.9 Expenses

  Except as otherwise agreed by the Parties or as provided in Section 3.5.4 or Section 8.3.1, any activities of NovaBay under this Section 3.5 shall be at the expense of NovaBay.

3.6 Development Plans

3.6.1 Establishment

  A proposed initial Acne Plan and Impetigo Plan for the Initial Period shall be provided by Galderma and NovaBay, respectively, to the Coordination Committee within thirty (30) days of the Effective Date and, subject to the approval thereof by Coordination Committee, shall be attached to this Agreement.  Accordingly, the Coordination Committee shall meet within thirty (30) days of the provision of such Development Plans to the Coordination Committee to discuss and approve such Development Plans.  If the Coordination Committee is unable to reach consensus with respect to a Development Plan during such thirty (30) day period, then the applicable Party shall have the right to exercise its final say with respect thereto in accordance with Section 2.1.5 and the Development Plan as determined by such Party shall then be attached to this Agreement.  Beginning with the first year of the Continuation Period, Galderma shall prepare a full Development Plan for each Primary Indication and Accepted Indication and submit such plan to the Coordination Committee for its review and approval and the Coordination Committee shall meet and approve such Development Plans following the same procedures as described above with respect to the initial plans.  Galderma shall update such Development Plan at least annually on or before each October 31st and submit such updated plan to the Coordination Committee for its review and approval following the same procedures.  For clarity, any material modification to any such Development Plan(s) shall be subject to the review and approval of the Coordination Committee following the same procedures.  Notwithstanding anything herein to the contrary, each Development Plan shall be aimed at fulfilling each Party’s obligations to use Commercially Reasonable Efforts hereunder.

3.6.2 Contents

  The Development Plans described in Section 3.6.1 above shall contain information with a level of detail consistent with Galderma’s practice or, in the case of the Impetigo Plan for the Initial Period, Novabay’s practice in preparing development plans for products similar to the Collaboration Products.  In addition, Galderma shall provide NovaBay through the Coordination Committee with copies of proposed clinical trial protocols, investigator brochures, clinical trial analyses and reports, and material correspondence (including all Regulatory Filings) with Regulatory Authorities with respect to each Collaboration Product.  In any event, and without limiting the foregoing, Galderma shall provide the Coordination Committee with a copy of the clinical plan and protocols for each proposed clinical trial for a Collaboration Product reasonably in advance of the initiation of such activities for review and comment by the Coordination Committee; provided, however, Galderma will have the final say in the design and conduct of such clinical plan and clinical trials for Collaboration Products in the Field for the Galderma Territory.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3.7 Disclosure of Formulation Technology

  Each Party shall disclose to the other Party any Formulation Technology used in the Development of Collaboration Products hereunder, together with all obligations (including payments) owed to any Third Party associated therewith.  Subject to the terms and conditions of this Agreement, Galderma shall have the right to select the appropriate Formulation Technology for use in the Development (except for the Impetigo POC) and Commercialization of Collaboration Products in the Field for the Galderma Territory and NovaBay shall have the right to select the appropriate Formulation Technology for use in the Development and Commercialization of Collaboration Products for the NovaBay Territory and outside the Field for the Galderma Territory.  In the event a Party selects a Formulation Technology for use with a Collaboration Product in accordance with the previous sentence (the “Selecting Party”) and such use of the Formulation Technology hereunder is subject to payment obligations to a Third Party by the other Party (which were previously disclosed), then the Selecting Party shall reimburse the other Party such amounts payable to such Third Party arising from the use of such Formulation Technology in accordance with Section 8.9.  Upon request of either Party, the Parties shall enter into a separate agreement documenting the terms and conditions of the Selecting Party’s rights and obligations under a specific Formulation Technology, including the payments with respect thereto.  If the agreement with a Third Party pursuant to which the applicable Party first obtained rights to such Formulation Technology requires that a particular provision be incorporated in a sublicense granted thereunder, such provision shall be deemed incorporated by reference herein only to the extent so required and with respect to the subject matter of such agreement.

3.8 Subcontractors

  Either Party may perform some or all of its obligations under the Development Program through one or more subcontractors or Affiliates; provided that (i) none of the rights of the other Party hereunder are diminished or otherwise adversely affected as a result of such subcontracting or use of Affiliates, and (ii) the subcontractor or Affiliate has entered into a written agreement with the Party binding such Person to the obligations the responsible Party has to the other Party, including obligations of intellectual property assignment and confidentiality and non-use, and containing any other provisions normal and customary for similar types of agreements; and further provided that, the responsible Party shall at all times be responsible for the satisfactory accomplishment of its obligations in accordance with, and the Third Party’s or Affiliate’s compliance with, the terms and conditions of this Agreement.

ARTICLE IV

COMMERCIALIZATION OF COLLABORATION PRODUCTS

4.1 Commercialization

  Subject to the terms and conditions of this Agreement, as between the Parties, Galderma shall have the exclusive (except as provided in Section 4.4) right to Commercialize Collaboration Products in the Field in the Galderma Territory.  Without limiting the foregoing, Galderma agrees to use Commercially Reasonable Efforts to launch Collaboration Products in the Field as soon as practicable in each Major Market, and thereafter to use Commercially Reasonable Efforts to Commercialize such Collaboration Products in the Field in the Galderma Territory.  It is understood and agreed that, except as otherwise expressly provided herein, all Commercialization efforts for the Collaboration Products in the Field in the Galderma Territory shall be at the sole expense of Galderma.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

4.2 Commercialization Plan

 At least eighteen (18) months in advance of the launch of each Collaboration Product in the Field in the Galderma Territory, Galderma shall propose an initial plan for the Commercialization of such Collaboration Product in the Field in the Galderma Territory (each, a “Commercialization Plan”).  The Commercialization Plan shall be updated at least annually by Galderma.  Galderma shall provide each such Commercialization Plan and any material modification or addition thereto to NovaBay for its review and comment.  The Parties acknowledge that the comments from NovaBay with respect to any Commercialization Plan are solely advisory in nature and that Galderma shall have the final say relative to the Commercialization Plan; nonetheless, Galderma shall consider in good faith the comments of NovaBay with respect thereto.

4.3 Galderma Marketing Partners

        4.3.1 General

  Subject to the terms and conditions of this Agreement, including Section 4.3.2, Galderma shall have the right, at any time with respect to countries other than the Major Markets, and with respect to the Major Markets, beginning [***] years after the first commercial sale of such Collaboration Product in the Field within such Major Market, to grant sublicenses under its license set forth in Section 7.1.1 to one or more Marketing Partners.  Galderma may grant such sublicenses to Marketing Partners in Major Markets earlier than [***] years after such first commercial sale if Galderma obtains NovaBay’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

4.3.2 Conditions

  Galderma shall only have the right to grant such sublicenses to Marketing Partners in accordance with Section 4.3.1 pursuant to a written agreement that is consistent with the terms hereof and Galderma shall be responsible for the compliance of such Third Party with the applicable terms of such agreement and of this Agreement.

4.4 NovaBay’s Right to Co-promote to Healthcare Institutions in North America

  Subject to the terms and conditions of this Agreement and without limiting NovaBay’s other rights hereunder, NovaBay shall have the right to Co-Promote each Collaboration Product to Healthcare Institutions in the Field in North America through its own sales force, except as otherwise provided in this Section 4.4.  For purposes of this Agreement, “Healthcare Institutions” shall mean all hospitals, nursing homes, long-term care facilities, dialysis centers, home health care organizations and similar facilities, centers and institutions.  Healthcare Institutions shall also include surgicenters and acute care centers on a Collaboration Product-by-Collaboration Product basis to the extent that at the time NovaBay exercises its right to Co-Promote such Collaboration Product Galderma does not have a plan to market or sell products to such particular surgicenters or acute care centers.  For the avoidance of doubt, Galderma shall be permitted to make sales calls and presentations at dermatology residency programs, teaching or academic hospitals and similar facilities, centers and institutions.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

4.4.1 Co-Promote

  “Co-Promote” shall mean to jointly promote a Collaboration Product through Galderma and NovaBay’s respective sales forces under a single trademark in a given country, including conducting details and other sales and promotional activities, with Galderma taking the lead in managing such activities and booking sales of the Collaboration Product and handling the distribution of the Collaboration Product. “Co-Promotion” shall have the correlative meaning.

4.4.2 Exercise

  To exercise its right to Co-Promote a particular Collaboration Product to Healthcare Institutions in North America, NovaBay shall notify Galderma within ninety (90) days of receipt of the Commercialization Plan with respect to such Collaboration Product for North America pursuant to Section 4.2 and provide Galderma a plan to Co-Promote such Collaboration Product to Healthcare Institutions in North America.  In the event NovaBay exercises the Co-Promotion Option with respect to a particular Collaboration Product, the provisions of this Section 4.4 shall apply with respect thereto.

(a) Upon NovaBay’s exercise of the Co-Promotion Option with respect to a Collaboration Product:

(i) The Parties shall cooperate to coordinate the Co-Promotion activities under this Section 4.4, and shall promptly agree upon a sales and marketing plan for such Collaboration Product for Healthcare Institutions in North America consistent with the Commercialization Plan to be provided by Galderma under Section 4.2 and the plan provided by NovaBay for promotion to the Healthcare Institutions in North America under Section 4.4.2 for such Collaboration Product  (the “Co-Promotion Plan”), which shall include detailed plans and budgets for performance of activities for such Collaboration Product with respect to specific institutions, and provide at all times for NovaBay sales personnel to conduct material activities in such regards.

(ii) NovaBay shall be responsible for the hiring of its sales personnel performing Co-Promotion activities for such Collaboration Product to the Healthcare Institutions hereunder, and may subcontract its Co-Promotion obligations to a Third Party, subject to Galderma’s approval not to be unreasonably withheld, delayed or conditioned; provided that NovaBay shall remain ultimately responsible for the performance thereof.  In all events, NovaBay’s Co-Promotion activities shall be conducted in accordance with the Co-Promotion Plan for the applicable Collaboration Product.  Galderma (or its Marketing Partner) shall provide to NovaBay’s sales personnel, at Galderma’s expense, such Collaboration Product-specific training and promotional materials (including samples) as are reasonably necessary to effectively promote the particular Collaboration Product consistent with the Co-Promotion Plan and consistent with the training and materials provided to Galderma’s (or its Marketing Partner’s) sales personnel promoting the Collaboration Product in North America in the Field to Healthcare Institutions.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(iii) If NovaBay exercises its option to Co-Promote a Collaboration Product, Galderma and NovaBay shall enter into good faith negotiations to conclude a definitive agreement, within sixty (60) days of NovaBay’s notice thereof, which will outline in more detail the overall framework for the Co-Promotion activities of the Parties with respect thereto, including roles and responsibilities of each Party, consistent with the provisions of this Section 4.4 and incorporating terms and conditions standard and customary in the pharmaceutical industry for such arrangements.  Galderma shall pay NovaBay the royalties as set forth in Section 8.5.7 in consideration for its activities under the Co-Promotion Plan(s).

(b) If NovaBay desires to terminate its Co-Promotion of any Collaboration Product, and its obligations under this Section 4.4 with respect to such Collaboration Product, on a Collaboration Product-by-Collaboration Product basis it shall notify Galderma and the Parties shall negotiate a plan for such termination and transition with the goal of ensuring that the Healthcare Institutions will continue to receive such Collaboration Product and such termination and transition occur as expeditiously as practicable under the circumstances.  NovaBay shall reimburse Galderma for any and all reasonable and documented expenses that Galderma incurs in connection with such termination.  From and after the effective date of such termination by NovaBay: (i) NovaBay shall have no further right to payment by Galderma under Section 8.5.7 with respect to the terminated Collaboration Product, other than for Net Sales thereof prior to the effective date of termination, and (ii) NovaBay shall have no further right to exercise its right to Co-Promote such Collaboration Product hereunder.

4.5 Cooperation and Consultation

  Each Party agrees to cooperate and consult with the other Party in good faith, at such other Party’s request, with respect to the activities contemplated in Section 4.1 or Section 4.4, as applicable.

4.6 Galderma First Right of Negotiation

  Without limiting NovaBay’s exclusive right to Commercialize the Collaboration Products in the Field in the NovaBay Territory, if NovaBay elects to engage one or more Third Parties to Commercialize a Collaboration Product in the Field in any country within the NovaBay Territory marked by an asterisk (*) on Exhibit 1.55, then prior to negotiating with any Third Party with respect thereto, NovaBay shall provide written notice to Galderma of its interest in engaging a Third Party to Commercialize a Collaboration Product in the Field and referencing this Section 4.6 and specifying the Product and the specific country(ies) (the “Offer Notice”).  If Galderma notifies NovaBay within forty-five (45) days of the date of the Offer Notice that it desires to negotiate with NovaBay for it to Commercialize such Collaboration Product in the Field in such country, the Parties shall negotiate for a period of sixty (60) days.  If (i) upon the expiration of such negotiation period, the Parties have not entered into a definitive agreement, (ii) Galderma notifies NovaBay that it does not so desire to negotiate, or (iii) Galderma fails to notify NovaBay within the forty-five (45) days of the date of the Offer Notice, in each case with respect to the Commercialization such Collaboration Product in the Field in such country(ies), NovaBay shall have the right to offer the Commercialization of such Collaboration Product in the Field in such country(ies) to Third Parties without further obligation to Galderma hereunder.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ARTICLE V

DEVELOPMENT AND COMMERCIALIZATION IN JAPAN

5.1 Development in Japan

5.1.1 Japan Election Notice

  During the Continuation Period, on or before the initiation of first-in-man clinical trials for a particular Collaboration Product, Galderma shall provide NovaBay notice of whether it intends to proceed with Development of such Collaboration Product through to completion of a clinical trial able to support initiation of a Pivotal Trial for such Collaboration Product in the Field with respect to Japan (the “Japan Election Notice”).  If Galderma so elects to proceed, then together with such Japan Election Notice, Galderma shall provide the Coordination Committee a plan for such Development for such Collaboration Product consistent with the requirements for Development Plans for Collaboration Products in the Field otherwise in the Galderma Territory for approval consistent with Section 2.1.5 and Section 3.6 (each, a “Japanese Development Plan”) and Galderma shall be the “Japanese Lead Party.”  If Galderma fails to so elect (including by failure to provide the Japan Election Notice in a timely manner), then NovaBay (itself or through a Japanese Partner) may proceed with such Development, in which case NovaBay shall provide the Coordination Committee the Japanese Development Plan for approval consistent with Section 2.1.5 and Section 3.6 and shall be the Japanese Lead Party, subject to the provisions of this Section 5.1.

5.1.2 Pre-Pivotal Development

  The Japanese Lead Party shall, at its expense, take the lead and be responsible for conducting such Development activities, including appropriate chronic toxicology and clinical trials, as are reasonably necessary to support initiation of a Pivotal Trial (the “Pre-Pivotal Development”) for such Collaboration Product in the Field with respect to Japan, all in accordance, in all material respects, with the Japanese Development Plan therefor (including the applicable timelines for specific activities).  The Japanese Lead Party for such Collaboration Product shall update the Japanese Development Plan therefor at least annually on or before each October 31st.  The Japanese Lead Party shall keep the other Party through the Coordination Committee reasonably informed as to the progress of the Pre-Pivotal Development.

5.1.3 Pre-Pivotal Japan Report

  Upon completion of the Pre-Pivotal Development, the Japanese Lead Party shall provide the other Party a report including the Data from such Development and designating whether it elects to proceed with Pivotal Trials for such Collaboration Product in the Field with respect to Japan (the “Pre-Pivotal Japan Report”).  If NovaBay is the Japanese Lead Party, such Pre-Pivotal Japan Report shall also include a summary of the reasonable and documented costs incurred by or under authority of NovaBay in completing such Pre-Pivotal Development (the “Pre-Pivotal Development Costs”).  Within sixty (60) days of receipt of the Pre-Pivotal Japan Report for a Collaboration Product, the other Party shall notify the Japanese Lead Party as to whether the other Party (itself or through its designee) intends to be jointly responsible and fund [***] percent ([***]%) of the Pivotal Trials (if the Japanese Lead Party elects to proceed with Pivotal Trials for such Collaboration Product) or to take full responsibility and fund [***] percent ([***]%) of the Pivotal Trials (if the Japanese Lead Party elects not to proceed with Pivotal Trials for such Collaboration Product), in each case for such Collaboration Product in the Field with respect to Japan (each, a “Japanese Election Notice”).  If Galderma is not the Japanese Lead Party and it so elects to participate in the Pivotal Trials, it shall together with such Japanese Election Notice, pay NovaBay an amount equal to [***] percent ([***]%) of the Pre-Pivotal Development Costs.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

5.1.4 Pivotal Trials

  In the case where both Parties elect to fund and be responsible for the Pivotal Trials for a Collaboration Product in the Field with respect to Japan, then the Parties shall cooperate in good faith in consultation with each other, with Galderma (i) acting as the Japanese Lead Party, and (ii) taking the lead (and having the final say with respect thereto) in preparing a Development Plan for the conduct of such Pivotal Trials for submission to the Coordination Committee for review and approval in accordance with Section 3.6 and the Parties each funding fifty percent (50%) thereof.  If only one Party elects to fund and be responsible for the Pivotal Trials for a Collaboration Product in the Field with respect to Japan, then such Party shall prepare a Development Plan for the conduct of such Pivotal Trials, at its expense, for submission to the Coordination Committee for approval in accordance with Section 3.6 (with such Party having the final say).

5.2 Commercialization in Japan

5.2.1 Both Parties Fund

  If both Parties fund the conduct of the Pivotal Trials for a Collaboration Product, then Galderma shall have the co-exclusive right to Commercialize (i.e., co-market) such Collaboration Product (itself or through a Marketing Partner, subject to Section 4.3) under its or its Marketing Partners’ trademarks and, subject to this Section 5.2.1, NovaBay shall have a co-exclusive right to co-market such Collaboration Product for use in the Field in Japan, itself or through one or more Japanese Partners under its or its Japanese Partners’ trademarks.

(a) Without limiting Section 4.2, if both Parties fund the conduct of the Pivotal Trials for a Collaboration Product, then at least eighteen (18) months in advance of NovaBay or its Japanese Partner’s launch of each such Collaboration Product for use in the Field in Japan, NovaBay shall propose the initial Commercialization Plan for NovaBay’s or its Japanese Partner’s Commercialization of such Collaboration Product in the Field in Japan, which shall be updated at least annually.  NovaBay shall provide each such Commercialization Plan and any material modification or addition thereto to Galderma for its review and comment.  The Parties acknowledge that the comments from Galderma with respect to any such Commercialization Plan are solely advisory in nature and that NovaBay shall have the final say relative to such Commercialization Plan; nonetheless, NovaBay shall consider in good faith the comments of Galderma with respect thereto.  Without limiting the foregoing, NovaBay shall provide Galderma together with the reports to be provided under Section 8.8 an update of its activities with respect to NovaBay or its Japanese Partner’s Commercialization of such Collaboration Products for use in the Field in Japan.  Upon Galderma’s reasonable request, NovaBay agrees to make available appropriate employees and personnel to meet and discuss any questions or comments of Galderma with respect to NovaBay’s Commercialization of Collaboration Products for use in the Field in Japan.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(b) NovaBay shall, unless otherwise agreed by the Parties, only have the right to appoint a Japanese Partner pursuant to this Section 5.2 if each of the following conditions is satisfied:

(i) Any such appointment of a Japanese Partner shall be pursuant to a written agreement that is consistent with the terms hereof, and NovaBay shall be responsible for the compliance of such Japanese Partner with the applicable terms of such agreement and of this Agreement;

(ii) Each Japanese Partner will have the right to Commercialize Collaboration Products under its own and NovaBay Product Marks but not Galderma Product Marks in Japan;

(iii) NovaBay’s agreement with each such Japanese Partner will ensure consistency and coordination of the Japanese Partner’s marketing efforts and messages with respect to Collaboration Products in Japan with that of Galderma (or its allowed designee) in Japan; and

(iv) The Japanese Partner shall be subject to approval by Galderma, with such approval not to be unreasonably conditioned or delayed and may only be withheld if Galderma reasonably believes that NovaBay’s appointment of such Third Party is likely to put Galderma at a material commercial disadvantage and provides NovaBay with reasonable written explanation of the basis for such belief within ten (10) business days of NovaBay notifying Galderma that it is contemplating such Third Party as a Japanese Partner under this Section 5.2.

(c) Without limiting the provisions of Section 6.2, each such Japanese Partner shall have the right to use or cross-reference Galderma’s Regulatory Filings for such Collaboration Products with respect to Japan;

(d) If the Parties co-market a Collaboration Product in Japan, Galderma shall supply to NovaBay’s and its Japanese Partner’s requirements of formulated and packaged (labeled or unlabeled, at Galderma’s discretion) Collaboration Product in accordance with Section 6.1.3.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

5.2.2 One Party Funds

  If one Party funds the conduct of the Pivotal Trials for a Collaboration Product, then such Party shall have the exclusive right to Commercialize such Collaboration Product (itself or through a Marketing Partner or Japanese Partner, as applicable).  Such Party shall be responsible for preparing and updating Development Plans for such Collaboration Product for review and approval by the Coordination Committee (with such Party having final say) consistent with Section 3.6 and preparing the Commercialization Plan for such Collaboration Product and providing to the other Party for its review and comment consistent with Section 4.2 (the terms of which shall apply mutatis mutandis to a Commercialization Plan prepared by NovaBay).

5.2.3 Royalties to Galderma on Japan Sales

  If NovaBay (itself or through a Japanese Partner) Commercializes Collaboration Products in Japan, it shall pay the applicable percentage of Net Sales thereof by NovaBay or its Japanese Partner as set forth in the table below:

Percentage of Net Sales of Collaboration Products in Japan by NovaBay or its Japan Partners	If Galderma was the Japanese Lead Party for such Collaboration Product	If Galderma was not the Japanese Lead Party for such Collaboration Product
If Galderma funds [***]% of the Pivotal Trials for such Collaboration Product	[***]%	[***]%
If Galderma does not fund [***]% of the Pivotal Trials for such Collaboration Product	[***]%	[***]%

ARTICLE VI

MANUFACTURING AND SUPPLY, REGULATORY & OTHER MATTERS

6.1 Manufacturing and Supply

6.1.1 Collaboration Compounds

  Unless otherwise agreed by the Parties, NovaBay shall have the right and responsibility (itself or through one or more Third Parties) for manufacturing and supplying Collaboration Compounds in bulk active pharmaceutical ingredient form to Galderma for use in all Development and Commercialization activities for each Collaboration Product in the Field hereunder.  In addition to the transfer price for Collaboration Compounds so supplied by NovaBay, Galderma shall reimburse NovaBay for fifty percent (50%) of the reasonable and documented costs incurred in accordance with a budget proposed by NovaBay and approved by Galderma (which approval shall not be unreasonably withheld, delayed or conditioned) with respect to process development, scale-up, quality assurance and quality control testing and monitoring, stability studies, qualification, validation and other similar activities with respect to the manufacture of each Collaboration Compound (collectively “Scale-up Costs”).  Notwithstanding the foregoing, Galderma shall only reimburse NovaBay for thirty-three (33%) of Scale-up Costs associated with NVC-[***].  Galderma shall have the right to verify, at its expense, all Scale-up Costs by audit using an independent certified public accountant (subject to obligations of confidentiality to NovaBay or its subcontractor) appointed by Galderma and reasonably acceptable to NovaBay; provided that in the event such Scale-up Costs are audited and the audit reveals that such costs were overstated by more than five percent (5%), then the audit expenses shall be paid by NovaBay.  Without limiting the foregoing, in the event that such an audit shows any error in the Scale-up Costs, the payment with respect thereto shall be appropriately adjusted.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

6.1.2 Collaboration Products

  In all events, Galderma shall have a right and the responsibility to Manufacture (itself or through one or more Third Parties) any Collaboration Product (i.e., formulate or compound the Collaboration Compound and otherwise produce the final dosage forms thereof) for use in the Development and Commercialization activities in the Field under this Agreement.

6.1.3 Supply by Galderma

  Galderma shall be responsible for Manufacturing or having Manufactured Collaboration Products for the Development and Commercialization thereof in the Field for the Galderma Territory.  Upon NovaBay’s written request, Galderma shall Manufacture and supply Collaboration Products to NovaBay for its (and its Japanese Partner’s) use and sale as set forth in this Agreement, including for applications outside of the Field and outside of the Galderma Territory; provided that (i) Galderma shall have no obligation to Manufacture or supply any formulation not then being Manufactured by Galderma for its or its Marketing Partners’ use or sale hereunder and (ii) the Manufacture of the Collaboration Products for NovaBay shall not materially and adversely affect Galderma’s Commercialization of Collaboration Products under this Agreement.

6.1.4 Transfer Price

(a) The transfer price of Collaboration Compounds supplied by NovaBay pursuant to Section 6.1.1 will be equal to NovaBay’s Manufacturing Costs therefor plus [***].

(b) The transfer price of Collaboration Products supplied by Galderma to NovaBay pursuant to Section 6.1.3 will be equal to Galderma’s Manufacturing Cost therefor plus [***], provided that such [***] markup shall not apply to the [***] markup for Collaboration Compounds paid pursuant to Section 6.1.4(a).

For purposes of this Agreement, “Manufacturing Cost” has the meaning as set forth in Exhibit 6.1.4.

(c) Each Party agrees that in connection with its manufacture and supply of Collaboration Compounds or Collaboration Products, as applicable, it will use commercially reasonable efforts to implement applicable cost-reducing measures and cooperate with the other Party in doing so.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

6.1.5 Supply Agreement

  Upon request by either Party, the Parties shall use good faith efforts to promptly negotiate and execute a definitive supply agreement setting forth the specific terms and conditions of any supply arrangement between the Parties pursuant to this Section 6.1 (each, a “Supply Agreement”).  Each Supply Agreement shall (i) contain reasonable and customary supply terms (e.g., specifications, forecasts, lead times, purchase obligations and the like), (ii) be consistent with the terms hereof, and (iii) include the other applicable terms and conditions set forth in Exhibit 6.1.5.

6.1.6 Coordination

  Each Party agrees to reasonably cooperate with the other with regard to the manufacture and supply of Collaboration Compounds and the Manufacture of Collaboration Products hereunder so as to minimize costs associated therewith, including when approaching Third Parties regarding potentially acting as a contract manufacturer for one or more Collaboration Compounds or Collaboration Products.  Upon either Party’s reasonable request, the Parties shall discuss and cooperate in good faith to provide for alternate or additional Third Party contract manufacturers to support the fulfillment of its supply obligations hereunder.

6.2 Regulatory Matters

6.2.1 Filings

    (a) As between the Parties, Galderma shall take the lead and be responsible for, at its expense, filing, obtaining and maintaining approvals for Development, Manufacturing and Commercialization of Collaboration Products in the Field for the Galderma Territory, including any IND, MAA or Marketing Approval therefor; provided that NovaBay shall be responsible for filing, obtaining and maintaining permits and approvals with respect to its supply of Collaboration Compounds in active pharmaceutical ingredient form pursuant to Section 6.1.1, and Galderma shall be responsible for filing, obtaining and maintaining permits and approvals with respect to its Manufacture and supply of Collaboration Products pursuant to Section 6.1.2 and Section 6.1.3.  Notwithstanding the foregoing, the Japanese Lead Party with respect to a Collaboration Product shall be responsible for filing and obtaining the IND, MAA and Marketing Approval for such Collaboration Product in Japan.  Each Party shall provide the other Party with copies of all material correspondence with any Regulatory Authority related to the Collaboration Products, including any Regulatory Filings in support of the foregoing.  Each Party shall afford representatives of the other Party a reasonable opportunity but no event less than five (5) business days to comment on Regulatory Filings and other material correspondence for such Collaboration Product in the Field, and shall reasonably consider such comments.

(b) To the extent not prohibited by applicable Law, each Party shall own all Regulatory Filings filed by or under authority of such Party for Collaboration Products in the Field made in accordance with this Agreement.  Each Party shall promptly provide the other Party with reasonable advance notice (to the extent practicable) of meetings with any Regulatory Authority that pertain to Collaboration Products in the Field and to the extent feasible allow the other Party to attend any such meetings.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

6.2.2 Clinical Safety Reporting; Pharmacovigilance

  With respect to any Adverse Drug Reaction, IND safety report or similar obligation to report to any Regulatory Authority relating to any safety issue with respect to Collaboration Products in the Field, Galderma shall be responsible for and shall establish operating procedures to report to the appropriate Regulatory Authority(ies) in the Galderma Territory and NovaBay shall be responsible for and shall establish operating procedures to report to the appropriate Regulatory Authority(ies) in the NovaBay Territory, in each case all in accordance with applicable Law and in close coordination with the other Party.  Such operating procedures shall include any measures necessary for each Party to fully comply with such Laws and establish Galderma as responsible for establishing and maintaining the world-wide database for reporting for Collaboration Products in the Field.  Such operating procedures and any material revisions to them shall be provided to the Coordination Committee for review and comment.  The Parties agree to implement prior to the initiation of the first clinical trial for a Collaboration Product in the Field, a separate agreement setting forth the responsibilities and procedures for clinical safety information exchange and reporting.  In addition, the Parties agree to implement prior to the first commercial sale of a Collaboration Product in the Field in the Galderma Territory or NovaBay Territory, a separate agreement setting forth the pharmacovigilance responsibilities and procedures for safety information exchange and reporting.  Such agreements shall include provisions requiring each Party promptly communicate to the other Party any correspondence related to the safety of Collaboration Products in the Field to or from any Regulatory Authority.  Such agreements shall also include coordination of reporting and correspondence related to safety matters with respect to products incorporating Multiple-Field Compounds for applications outside of the Field.  Without limiting the foregoing, the strategy and content of all responses to any questions from any such Regulatory Authority related to such matters received by either Party shall be subject to review and comment by the Coordination Committee (to the extent practical given the time-frames involved).

6.2.3 Cooperation

 Each Party agrees to make its personnel reasonably available, upon reasonable notice to the other Party, at their respective places of employment to consult with the other Party on issues arising related to the activities conducted in accordance with this Section 6.2 or otherwise relating to regulatory matters involving the Collaboration Products in the Field, including any request from any Regulatory Authority, including regulatory, scientific, technical and clinical testing issues, or otherwise, throughout the Agreement Term.  Without limiting the foregoing or Section 6.3, each Party (the “Enabling Party”) agrees to cooperate with the other Party (the “Filing Party”), at its request, to comply with specific requests of any Regulatory Authority (such as requests to inspect clinical trial sites), with respect to Data supplied or to be supplied by the Enabling Party to the Filing Party for filing with such Regulatory Authority, or with respect to Collaboration Compounds or Collaboration Products, respectively, supplied by the Enabling Party.  The Enabling Party shall ensure that its contractors likewise comply with this Section 6.2.3.  In this regard, the Enabling Party agrees to provide to applicable Regulatory Authorities, or provide reference rights to the Filing Party, manufacturing data (including such information as is required for the CMC section of any IND or NDA, or a drug master file) specifically requested by the Filing Party, which is reasonably necessary for the Filing Party to file, prosecute, obtain, or maintain regulatory approvals for the Collaboration Products.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

6.2.4 Regulatory Inspection/Audit Rights

(a) Each Party shall permit the other Party, and/or an authorized representative reasonably acceptable to such permitting Party, to enter the relevant facilities of it and its Affiliates once per calendar year (provided that, if any issue is discovered during an inspection pursuant to the terms of this Section 6.2.4, an additional inspection may be made pursuant to the terms of this Section 6.2.4 to confirm resolution of such issue) during normal business hours and upon reasonable advance notice to inspect and verify compliance with applicable regulatory and other requirements as well as with this Agreement.  Such inspection right shall include the right to examine any internal procedures or records of such Party primarily relating to the Collaboration Compound or Collaboration Product, as applicable.  Each Party shall give the other Party or its authorized representative all necessary and reasonable assistance for a full and correct carrying out of the inspection.  Such inspection shall not relieve either Party of any of its obligations under this Agreement.

(b) Each Party shall use commercially reasonable efforts to secure for the other Party the rights set forth in Section 6.2.4(a) from such Party’s sublicensees, trial sites and other subcontractors for the Collaboration Compound and Collaboration Product, as applicable.  In the event either Party is unable to secure such inspection rights from any of its sublicensees, trial sites or subcontractors, such Party agrees to use commercially reasonable efforts to secure such rights for itself and, if requested by the other Party, shall exercise such rights, at its own expense, on behalf of the other Party and fully report the results thereof to such other Party.

6.3 Transfer of Data and Regulatory Filings

  From time to time, or upon reasonable request of the other Party, each Party shall transfer to the other Party all previously undisclosed Data and Regulatory Filings relating to the Collaboration Products that are Controlled by it, provided that NovaBay and Galderma shall have the right to redact any proprietary information that is not NovaBay Technology or Galderma Technology, respectively, therefrom.  Without limiting the foregoing, each Party shall have the right to (and authorize permitted Third Parties to) access, use and reference the other Party’s Data and reference the other Party’s Regulatory Filings and right to file such items with Regulatory Authorities for Collaboration Compounds or Collaboration Products for purposes of performing activities in accordance with this Agreement, and with respect to NovaBay, for purposes of NovaBay performing activities outside the Field with respect to the Galderma Territory and all purposes with respect to the NovaBay Territory.  For the avoidance of doubt, Galderma shall have the right to reference Regulatory Filings Controlled by NovaBay that are related to Collaboration Compounds for purposes of this Agreement; and similarly, NovaBay shall have the right to reference Regulatory Filings Controlled by Galderma that are related to Collaboration Compounds for purposes of this Agreement.  Each Party shall provide the other with such assistance as the other Party reasonably requests from time to time, at such other Party’s cost, to enable such other Party to fully understand and implement the Data and Regulatory Filings transferred under this Section 6.3.  Notwithstanding anything herein to the contrary, (i) in all agreements with Third Parties or Affiliates involving creation or use of Data, NovaBay and Galderma, respectively, shall require that such Third Parties and Affiliates provide the other Party access to all such Data hereunder, and (ii) NovaBay shall not provide access to any Data generated by or on behalf of Galderma to a Third Party for Developing Collaboration Products for the Dermatology Field, except for safety and other Data to the extent necessary for purposes of filings with Regulatory Authorities related to the safety of such Collaboration Product(s) (e.g., ICH E2F filings) and then solely for such purpose.  For clarity, the restriction described in clause (ii) of the previous sentence shall not apply to the Development of Collaboration Products outside of the Dermatology Field.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

6.4 [***].

6.4.1 [***].

6.4.2 [***].

6.4.3 [***].

ARTICLE VII

LICENSES

7.1 License Grants

7.1.1 To Galderma

  Subject to the terms and conditions of this Agreement, including Section 6.1, NovaBay hereby grants to Galderma:

(a) a non-exclusive, fully-paid, world-wide license under the NovaBay Technology to carry out those Development activities for which it is responsible hereunder;

(b) an exclusive (except as otherwise provided in and subject to Section 4.4 and Section 5.2) license under the NovaBay Technology to Commercialize Collaboration Products in the Field in the Galderma Territory during the Continuation Period;

(c) a non-exclusive license under the NovaBay Technology to Commercialize Collaboration Products to aesthetic and corrective dermatologists (including cosmetic surgeons) in their office settings, but not in Healthcare Institution settings, for use in their practices, including in connection with post-surgical treatments; and

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(d) a non-exclusive, world-wide license under the NovaBay Technology to Manufacture Collaboration Products.

The licenses granted under this Section 7.1.1 shall not include the right to sublicense (except to a Marketing Partner as provided in Section 4.3 or to an Affiliate); provided, however, that the use by Galderma of subcontractors shall not be construed as a sublicense.

7.1.2 To NovaBay

  Subject to the terms and conditions of this Agreement, Galderma hereby grants to NovaBay:

(a) a non-exclusive, fully-paid license to make, use and otherwise exploit the Galderma Technology to the extent necessary to (i) conduct the activities assigned to NovaBay under the Development Program, and (ii) cooperate with Galderma hereunder (including manufacture and supply of Collaboration Compounds pursuant to Section 6.1.1).  The license granted under this Section 7.1.2(a) shall not include the right to sublicense; provided, however, that the use by NovaBay of subcontractors or delegation of responsibilities to an Affiliate shall not be construed as a sublicense;

(b) a non-exclusive license under the Galderma Technology to Develop and Commercialize Collaboration Products in the Field in Japan in accordance with and subject to Article V, including through a Japanese Partner; and

(c) a non-exclusive license under the Galderma Technology to make, use, sell, offer for sale, import and otherwise exploit Aganocide Products (i) outside the Field anywhere in the world, and (ii) within the Field solely in the NovaBay Territory.  Notwithstanding the foregoing, NovaBay shall not have the right to exercise the licenses granted pursuant to this Section 7.1.2(c) with respect to Galderma Technology in a manner that can reasonably be expected to (A) create a risk of Multiple-Field/Territory Product Substitution as described in Section 2.4.2, or (B) otherwise compete with Galderma products in the Dermatology Field in the Galderma Territory.

7.1.3 No Other Active Ingredients

  For clarity, it is understood that (i) the licenses granted to Galderma under Section 7.1.1 shall only apply to Collaboration Products incorporating Collaboration Compound(s) alone or in combination with one or more active ingredients (which are not Collaboration Compounds), provided that such license shall not include any license to such other active ingredients themselves, and (ii) the licenses granted to NovaBay under Section 7.1.2(c) and Section 12.6.5 shall not include any license to any active ingredients themselves, but shall include licenses to Aganocide Compounds in combination with one or more active ingredients (which are not Aganocide Compounds).

7.2 No Other Rights

  Each Party acknowledges that the rights and licenses granted under this Article VII and elsewhere in this Agreement are limited to the scope expressly granted.  Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party.  All rights with respect to Know-How, Patent or other intellectual property rights that are not specifically granted herein are reserved to the owner thereof.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

7.3 Use of NovaBay Technology

  Galderma agrees not to use any NovaBay Technology except as expressly provided in this Agreement.

7.4 Use of Galderma Technology

  Similarly, NovaBay agrees not to use any Galderma Technology except as expressly provided in this Agreement.

7.5 Conflicts of Interest

  In carrying out its rights and responsibilities under the Collaboration, each Party agrees to act in the best interests of the Collaboration Products.  Without limiting the foregoing, if Galderma or its Affiliate or Marketing Partner sells a Collaboration Product to a Third Party to which it also provides other products or services, Galderma or such Affiliate or Marketing Partner (as applicable) shall not price, discount or otherwise offer (including bundling or rebating) the Collaboration Product in any way that benefits such other products or services at the expense of such Collaboration Product or otherwise disadvantage the Collaboration Products.  Similarly, if NovaBay or its Affiliate or Japanese Partner sells a Collaboration Product to a Third Party in Japan to which it also provides other products or services, NovaBay or such Affiliate or Japanese Partner shall not price, discount or otherwise offer (including bundling or rebating) the Collaboration Product in any way that benefits such other products or services at the expense of such Collaboration Product or otherwise disadvantage the Collaboration Products in Japan.  In all events, Galderma and its Affiliates and Marketing Partners and NovaBay and its Affiliates and any Japanese Partners shall price and offer Collaboration Products sold by it hereunder in a manner consistent with standard practices in the pharmaceutical industry and applicable Law.

7.6 Medical Devices

7.6.1 Exclusivity

  Notwithstanding anything herein to the contrary, NovaBay agrees during the Agreement Term not to develop, market, sell, offer for sale or otherwise commercialize, directly or through any Affiliate of NovaBay, either alone or with any Third Party, any medical device comprising or incorporating any Aganocide Compound, in each case for use in the Field in the Galderma Territory.

7.6.2 Discussions

  Upon the request of either Party, the Parties agree to discuss in good faith terms and conditions for the development, marketing, sale, offer for sale or other commercialization of a medical device comprising or incorporating any Aganocide Compound for use in the Field in the Galderma Territory; provided that neither Party shall have any obligation to agree to any such terms or conditions.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ARTICLE VIII

PAYMENTS

8.1 Certain Fees

  Galderma shall pay to NovaBay the following fees:

8.1.1 Upfront Fee

  On the Effective Date, One Million Dollars ($1,000,000);

8.1.2 Monthly Fee

  On or before the 25th of each of the six (6) calendar months after the Effective Date, Two Hundred Thousand Dollars ($200,000) for a total not to exceed One Million Two Hundred Thousand Dollars ($1,200,000); and

8.1.3 Completion of Formulation Feasibility Studies

  Within fifteen (15) days of the completion of the Formulation Feasibility Studies to Galderma’s satisfaction, but no later than nine (9) months after the Effective Date, Two Million Dollars ($2,000,000).

The fees set forth in this Section 8.1 shall be non-refundable, and shall not be creditable against any other amount due hereunder.

8.2 Continuation

  If Galderma elects to continue the Collaboration beyond the Initial Period, Galderma shall pay NovaBay the following:

8.2.1 Continuation Fee

  A non-refundable, non-creditable “Continuation Fee” in the applicable amount set forth in the table below based on the timing of such payment:

Timing	Amount of the Continuation Fee
If paid on or before March 31, 2010	$[***]
If paid after March 31, 2010 but on or before July 1, 2010	$[***]
If paid after July 1, 2010 but on or before October 1, 2010	$[***]
If paid after October 1, 2010	$[***]

8.2.2 Certain Reimbursements

  Upon the later of (i) payment of the Continuation Fee, or (ii) thirty (30) days of NovaBay providing to Galderma an accounting of reasonable and documented amounts (including receipts for amounts paid to Third Parties) incurred by NovaBay in performing activities in accordance with the Impetigo Plan with respect to the Impetigo POC (the “Impetigo Reimbursement Amount”), (A) an amount equal to the lesser of the Impetigo Reimbursement Amount and [***] Dollars ($[***]), and (B) an additional amount equal to the reimbursement for any NovaBay FTEs at the FTE Rate incurred in accordance with the budget approved by the Coordination Committee therefor prior to the payment of the Continuation Fee, provided that such NovaBay FTEs have not been funded pursuant to Section 8.3.1.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

8.3 Galderma Funding During the Continuation Period

    8.3.1 FTE Funding

(a) Galderma shall fund such number of NovaBay FTEs with respect to the research and development of Collaboration Products in the Field as Galderma may propose and the Coordination Committee shall agree from time to time (with neither Party having the final say with respect thereto, provided that Galderma shall agree to fund and the Coordination Committee shall agree to an average of [***] NovaBay FTEs during each of the first [***] years of the Continuation Period,  for a minimum of [***] NovaBay FTEs during such [***] year period), and the allocation of such NovaBay FTEs shall be determined by the Coordination Committee; provided that unless otherwise agreed, (i) [***] of such funding shall be directed to activities under the Development Program and [***] directed to activities related to research activities outside of the Development Program, and (ii) the activities of any NovaBay FTEs funded pursuant to this Section 8.3.1(a) shall be integrated into the Development Plans.  For clarity, Galderma shall have no obligation to propose any NovaBay FTEs for any particular period.  Effective beginning with the calendar year 2010, the FTE Rate shall increase no more than once annually on January 1 of each year by the percentage increase, if any, in (A) salaries as reported for the current fiscal year by Radford Surveys™ Quarterly Salary Increase Trend Survey (QSIT)--Biotechnology Edition Base Salary Increase Analysis for Exempt Employees (Current Fiscal Year Actual (Undiluted) Overall Increases Combined), or (B) the Consumer Price Index, for All Urban Consumers for the San Francisco Bay Area, as published by the U.S. Department of Labor, Bureau of Labor Statistics, in each case whichever increase is higher since the last such increase under this Section 8.3.1(a) (or in the case of the first such increase, the Effective Date) and such increase shall be effective on a going-forward basis for the then current and all subsequent Development Plans hereunder until further modified under this Section 8.3.1(a).  Notwithstanding anything herein to the contrary and except for those activities of NovaBay pursuant to the Impetigo Plan for the Impetigo POC, NovaBay shall not have any obligation to perform any Development activities under this Agreement or incur any expenses with respect thereto if such activities are not funded by Galderma under this Section 8.3.1.  Notwithstanding the foregoing, Galderma may fund additional NovaBay FTEs as set forth in this Section 8.3.1 upon the mutual agreement of the Parties; and NovaBay may incur additional FTE costs and other resources in support of activities with respect to the Field.

(b) The payment of FTE funding shall be made in advance on a monthly basis.  Unless otherwise specified, FTEs budgeted over a particular period will be deemed budgeted equally over such period.

8.3.2 Non-FTE Costs

  If any Development Plan (other than the Impetigo Plan for Impetigo POC) includes, and NovaBay conducts and funds any activity using Third Party resources or acquires any capital equipment, Galderma shall reimburse NovaBay for the actual amounts paid by NovaBay for such Third Party activities or capital equipment (provided such equipment will be transferred to Galderma at the end of the Agreement Term) subject to production of receipts or other evidence of payment, all as approved by Galderma in the Development Plans.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

8.4 Development Milestone Payments

  Subject to Section 8.4.1 and Section 8.4.2, Galderma shall pay to NovaBay the amounts set forth in the following table (each, a “Milestone Payment”) upon the first achievement of the corresponding milestone event for the applicable Collaboration Product (each, a “Milestone Event”):

Milestone Event	Acne Product	Impetigo Product
1. Acceptance of an IND	[***]	[***]
2. First successful completion of a Phase II Clinical Trial	[***]	[***]
3. First initiation of any Phase III Clinical Trial	[***]	[***]
4. First filing of an MAA in a Major Market	[***]	[***]
5. First receipt of a Marketing Approval in a Major Market	[***]	[***]

8.4.1 Certain Terms

(a) For purposes of this Section 8.4:

(i) “Acceptance” with respect to an IND shall be deemed to occur upon (A) the issuance, acceptance or notification of the IND by the applicable Regulatory Authority or (B) expiration of the period when the applicable Regulatory Authority may reject the IND and no such rejection has occurred, as applicable.

(ii) The “initiation” of a clinical trial shall be deemed to occur upon the first dosing of the first subject in such trial.

(iii) The “successful completion” of a Phase II Clinical Trial, with respect to a Collaboration Product, shall be deemed to occur upon finalization of the final report for such clinical trial wherein any primary endpoint has been met, but no later than a decision to proceed with a Phase III Clinical Trial for such Collaboration Product.

(b) It is understood that the Milestone Payments reflected under any column in the table above shall be payable whether or not Milestone Events have been paid for such Collaboration Product with respect to another column in such table.    For clarity, each Milestone Payment reflected in such table shall be due only once and no further payment shall be due no matter how many additional times such Milestone Event may be achieved with respect to additional Acne Products or Impetigo Products.  Accordingly, the maximum amount payable by Galderma to NovaBay pursuant to this Section 8.4 for Acne Products is $30,000,000 and for Impetigo Products is $12,750,000.

(c) If a subsequent Milestone Event with respect to the applicable Collaboration Product is achieved before a prior Milestone Event with respect to such Collaboration Product (“prior” and “subsequent” referring to a lower or higher, respectively, number corresponding to such milestone in the table above, for example, Milestone Event 2 is “prior” to Milestone Event 3), then all such prior Milestone Events with respect to such Collaboration Product shall be deemed achieved upon achievement of the subsequent Milestone Event with respect to such Collaboration Product and become payable (if not previously paid) in accordance with this Section 8.4.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

8.4.2 Milestone Payment Timing

  The payments set forth in this Section 8.4 shall each be due and payable to NovaBay upon the later of (i) payment of the Continuation Fee, and (ii) thirty (30) days of the achievement (or deemed achievement) of the corresponding Milestone Event set forth above.  Galderma agrees to promptly notify NovaBay of its achievement of each Milestone Event.

8.5 Royalty Payments to NovaBay

  Galderma shall pay to NovaBay a royalty on Net Sales as follows (sample calculations of which are attached as Exhibit 8.5):

8.5.1 Acne Products

  Galderma shall pay to NovaBay the applicable royalty rate on Annual Net Sales of Acne Products as set forth in the table below:

Annual Net Sales	Royalty Rate
A. Portion ≤ $ [***]	[***]
B. Portion >$ [***] and ≤ $ [***]	[***]
C. Portion >$ [***] and ≤ $ [***]	[***]
D. Portion >$ [***]	[***]

8.5.2 Anti-Bacterial Products

  Galderma shall pay to NovaBay the applicable royalty rate on Annual Net Sales of Anti-Bacterial Products as set forth in the table below:

Annual Net Sales	Royalty Rate
A. Portion ≤ $ [***]	[***]
B. Portion >$ [***] and ≤ $ [***]	[***]
C. Portion >$ [***] and ≤ $ [***]	[***]
D. Portion >$ [***] and ≤ $ [***]	[***]
E. Portion >$ [***]	[***]

8.5.3 Anti-Fungal Products

  Galderma shall pay to NovaBay the applicable royalty rate on Annual Net Sales of Anti-Fungal Products as set forth in the table below:

Annual Net Sales	Royalty Rate
A. Portion ≤ $ [***]	[***]
B. Portion >$ [***] and ≤ $ [***]	[***]
C. Portion >$ [***] and ≤ $ [***]	[***]
D. Portion >$ [***] and ≤ $ [***]	[***]
E. Portion >$ [***]	[***]

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

8.5.4 Anti-Viral Products

  Galderma shall pay to NovaBay the applicable royalty rate on Annual Net Sales of Anti-Viral Products as set forth in the table below:

Annual Net Sales	Royalty Rate
A. Portion ≤ $ [***]	[***]
B. Portion >$ [***] and ≤ $ [***]	[***]
C. Portion >$ [***] and ≤ $ [***]	[***]
D. Portion >$ [***] and ≤ $ [***]	[***]
E. Portion >$ [***]	[***]

8.5.5 Other Products

  Galderma shall pay to NovaBay the applicable royalty rate on Annual Net Sales of Other Products as set forth in the table below:

Annual Net Sales	Royalty Rate
A. Portion ≤ $ [***]	[***]
B. Portion >$ [***] and ≤ $ [***]	[***]
C. Portion >$ [***] and ≤ $ [***]	[***]
D. Portion >$ [***] and ≤ $ [***]	[***]
E. Portion >$ [***]	[***]

8.5.6 Certain Terms

  For purposes of the foregoing,

(a) “Annual Net Sales” shall mean, with respect to a particular calendar year, all Net Sales in the Galderma Territory by or on behalf of Galderma, its Affiliates and Marketing Partners during such calendar year.

(b) “Anti-Bacterial Products” shall mean, collectively, all Collaboration Products (other than any Acne Product) labeled (i) for the prophylaxis or treatment of any indication a primary cause of which is an infection of one or more types of bacteria, including all Impetigo Products, or (ii) as anti-bacterial, bactericidal or bacteriastatic.

(c) “Anti-Fungal Products” shall mean, collectively, all Collaboration Products labeled (i) for the prophylaxis or treatment of any indication a primary cause of which is an infection of one or more types of fungi, or (ii) as anti-fungal, fungicidal or fungistatic.

(d) “Anti-Viral Products” shall mean, collectively, all Collaboration Products labeled (i) for the prophylaxis or treatment of any indication a primary cause of which is an infection of one or more viruses, or (ii) as anti-viral, virucidal or viralstatic.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(e) “Other Products” shall mean, collectively, all Collaboration Products which are not an Acne Product, an Anti-Bacterial Product, an Anti-Fungal Product or an Anti-Viral Product.

8.5.7 Sales Supported by NovaBay

  In the event that NovaBay exercises its right to Co-Promote a Collaboration Product pursuant to Section 4.4, Galderma shall pay to NovaBay a royalty of [***] of Net Sales of Collaboration Products sold to Healthcare Institutions in North America.  For the avoidance of doubt, no additional royalty shall be due under either Section 8.5.1 through 8.5.5 with respect to Collaboration Products for which the royalty under this Section 8.5.7 is paid.

8.5.8 Certain Royalty Conditions

(a) Notwithstanding the foregoing, if a Collaboration Product is labeled for multiple indications or is otherwise subject to multiple royalty rates hereunder only one royalty shall be due at the applicable highest royalty rate.

(b) Notwithstanding anything in this Article VIII to the contrary, all Milestone Payments made under Section 8.4 with respect to Acne Products and [***] of all amounts incurred by Galderma in the Development of such Acne Products shall be creditable against [***] of each royalty payment made to NovaBay on Net Sales of Acne Products pursuant to tiers B, C and D in the table set forth in Section 8.5.1 until a maximum of [***] have been so credited.  Similarly, all Milestone Payments made under Section 8.4 with respect to Impetigo Products and [***] of all amounts incurred by Galderma with respect to the Development of Impetigo Products (other than those reimbursed to NovaBay pursuant to Section 8.2.2) shall be creditable against thirty percent (30%) of each royalty payment due to NovaBay on Net Sales of Impetigo Products pursuant to tiers B, C, D and E in the table set forth in Section 8.5.2 until a maximum of [***] have been so credited.  For Collaboration Products that are not Acne Products or Impetigo Products, all milestone payments established for such Collaboration Products in accordance with Section 3.5.4 and [***] of all amounts incurred by Galderma with respect to the Development of such Collaboration Products (other than those reimbursed to NovaBay pursuant to Section 8.2.2) shall be creditable against [***] of each royalty payment due to NovaBay on Net Sales of such Collaboration Products pursuant to tiers C, D and E in the applicable table set forth in Sections 8.5.2 through 8.5.5 until the maximum amount established for such Collaboration Products in accordance with Section 3.5.4 have been so credited.

8.5.9 Term of NovaBay Royalties

  NovaBay’s right to receive royalties under this Section 8.5 shall continue on a Collaboration Product-by-Collaboration Product and country-by-country basis for so long as Galderma, any of its Affiliate or Marketing Partner is Commercializing such Collaboration Product in such country; provided that from and after Generic Competition in a particular country with respect to a Collaboration Product, the applicable royalty rates for such Collaboration Product set forth in Sections 8.5.1 through 8.5.5 shall be reduced by [***].

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(a) If there are Net Sales of Collaboration Products within a particular category (i.e., Acne Product, Anti-Bacterial Product, Anti-Fungal Product, Anti-Viral Product or Other Product) that are subject to the applicable full royalty rate and subject to [***] royalty rate as a result of Generic Competition, then for purposes of calculating the applicable royalty rate tier(s) the Annual Net Sales shall be allocated to each tier on a weighted average basis between Collaboration Products at the full royalty rate and [***] royalty rate (an example of such allocation is attached as Exhibit 8.5.9).

(b) For purposes of this Agreement, “Generic Competition” shall mean, with respect to a particular Collaboration Product or Royalty-Bearing NovaBay Product, as applicable, (i) in the United States, the first calendar quarter during which sales by unit volume of all Generic Products in the United States are at least [***] of the sales of the applicable Collaboration Product or Royalty-Bearing NovaBay Product in the United States, (ii) in any Major Market (other than the United States), the first calendar quarter during which sales by unit volume of all Generic Products in such Major Market are at least [***] of the sales of the applicable Collaboration Product or Royalty-Bearing NovaBay Product in such Major Market, and (iii) in all other countries, first launch of any Generic Product.  Such percentages shall be determined by reference to applicable IMS (IMS Health Incorporated, Norwalk, CT) data or such other similar mutually agreed data.

8.6 Royalty Payments to Galderma

  NovaBay shall pay Galderma the following royalties:

8.6.1 For Collaboration Products in Japan

  The applicable percentage of Net Sales of Collaboration Products by NovaBay, its Affiliates and Japanese Partners in Japan as set forth in Section 5.2.3, which royalty shall be payable for so long as NovaBay is Commercializing such Collaboration Product in Japan; provided that from and after Generic Competition in Japan with respect to a Collaboration Product, the applicable royalty rates for such Collaboration Product set forth in Section 5.2.3 shall be reduced by [***]; and

8.6.2 Royalty-Bearing NovaBay Products

  (i) [***] of Net Sales of each Ex-Territory Product sold by NovaBay, its Affiliates or sublicensees, (ii) [***] of Net Sales of In-Territory Products sold by NovaBay, its Affiliates or sublicensees, and (iii) [***] of Net Sales of Ex-Field Products sold by NovaBay, its Affiliates or sublicensees, which royalties shall be payable on a Royalty-Bearing NovaBay Product-by-product and country-by-country basis for so long as NovaBay, any of its Affiliate or sublicensees is selling such Royalty-Bearing NovaBay Product in such country; provided that from and after Generic Competition in a particular country with respect to a Royalty-Bearing NovaBay Product, the applicable royalty rates for such Royalty-Bearing NovaBay Product set forth in this Sections 8.6.2 shall be reduced by [***].  Notwithstanding anything herein to the contrary, if any Generic Product with respect to a Royalty-Bearing NovaBay Product is launched by Galderma or a licensee of Galderma in a country, then the royalties payable to Galderma under this Section 8.6.2 with respect to such Royalty-Bearing NovaBay Product in such country shall expire immediately.  Accordingly, upon any such expiration, the license under Section 7.1.2(c) with respect to such Royalty-Bearing NovaBay Product in such country shall become fully-paid and irrevocable.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

8.7 Material Adverse Events

  If a Material Adverse Event with respect to one or more Collaboration Products or Royalty-Bearing NovaBay Products developed or commercialized by a Party occurs after the Effective Date, then upon the request of such Party, the Parties shall negotiate in good faith an appropriate adjustment, if any, to the royalties payable by such Party with respect to such Collaboration Product(s) or Royalty-Bearing NovaBay Product(s).  For purposes of this Section 8.7, “Material Adverse Event” shall mean a state of facts, event, change or effect that has had, has, or could reasonably be expected to have a material adverse effect on the market opportunity for a Collaboration Product or Royalty-Bearing NovaBay Product or either Party’s ability to commercialize (including Commercialize) such Collaboration Product or Royalty-Bearing NovaBay Products, whether taken alone or together with other facts, events, changes or effect, but shall exclude any such fact, event, change or effect over which the effected Party had reasonable control; provided that [***] shall not be deemed to be a Material Adverse Event.

8.8 Royalty Reports

  Within sixty (60) days of the end of each calendar quarter, Galderma shall deliver a report to NovaBay specifying on a Collaboration Product-by-Collaboration Product basis: (i) gross amounts invoiced on sales of Collaboration Products by Galderma and its Affiliates and Marketing Partners (and if NovaBay exercises its Co-Promotion right, broken out by gross amounts invoiced on sale of Collaboration Products to Healthcare Institutions in North America and all other such gross amounts invoiced), (ii) calculation of Net Sales (including broken down by Healthcare Institutions in North America and otherwise, if applicable), and (iii) total royalties payable to NovaBay pursuant to Section 8.5.  Likewise, within sixty (60) days of the end of each calendar quarter, NovaBay shall deliver a report to Galderma specifying for Collaboration Products sold by NovaBay, its Affiliates and Japanese Partners in Japan pursuant to Section 5.2 and on a Royalty-Bearing NovaBay Product-by-product basis: (i) gross amounts invoiced on sales of Collaboration Products sold by NovaBay, its Affiliates and Japanese Partners and Royalty-Bearing NovaBay Products by NovaBay, its Affiliates and sublicensees, (ii) calculation of Net Sales with respect thereto, and (iii) total royalties payable to Galderma pursuant to Section 8.6.  Notwithstanding the foregoing, if the Party receiving the royalty payment is required by Laws applicable to such Party to report revenue or other information prior to or within fifteen (15) days of the date the reports to be provided pursuant to this Section 8.8 are due, then the Party providing the report shall cooperate in good faith with the other Party to provide such information to permit the other Party to comply with such Laws on a timely basis.

8.9 Payment Method

  All payments due under this Agreement by a Party (the “Payor”) shall be made by bank wire transfer in immediately available funds to an account designated by the other Party (the “Payee”).  All payments hereunder shall be made in the legal currency of the United States of America, and all references to “$” or “Dollars” shall refer to United States dollars (i.e., the legal currency of the United States).  Except as otherwise provided herein, all payments due to a Payee hereunder shall be due and payable within thirty (30) days of an invoice submitted to Payor, except royalty payments in accordance with reports made pursuant to Section 8.8 shall be payable within five (5) business days of invoice therefor.  For clarity and notwithstanding anything herein to the contrary, in no event shall any expense be accounted for or billed more than once hereunder.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

8.10 Taxes

  All amounts referenced hereunder are exclusive of any withholding, or similar taxes and payments hereunder shall be made without deduction for such taxes.  Accordingly, if any withholding or similar tax is due with respect to such a payment, such tax shall be payable by Payor to the applicable taxing authority in addition to the amounts set out under this Agreement and Payor shall furnish to Payee appropriate evidence of payment of any tax or other amount required by applicable Law to be deducted from any royalty payment, including any tax or withholding levied by a foreign taxing authority in respect of the payment or accrual of any royalty.  Notwithstanding the foregoing, to the extent the Payee obtains a tax credit as a result of the payment of such withholding or similar tax, Payee shall reimburse Payor the value of such tax credit.

8.11 Records

  Each Party shall keep, and shall cause each other Selling Party acting under its authority to keep, proper books of records and accounts in which full, true and correct entries (in conformity with Accounting Standards), which shall be made for the purpose of determining Net Sales and the amounts payable or owed under this Agreement, and compliance with the other terms and conditions of this Agreement.  Such books and records shall be maintained for a period of three (3) years following the end of the calendar year to which they pertain and kept reasonably accessible, and shall be made available for inspection, upon thirty (30) days’ written notice throughout such three (3) year period by an independent Third Party auditor selected by or under authority of the Payee for such purposes, in accordance with Section 8.12.  Once an inspection of a given calendar year is complete and any related issues resolved between the Parties, such calendar year will be closed for audit and shall not be subject to further inspection pursuant to Section 8.12.

8.12 Inspection of Records

  Each Party shall, and shall cause each other Selling Party acting under its authority to permit, independent certified auditors (subject to customary obligations of confidentiality to such Party or other Selling Party) appointed by the other Party and reasonably acceptable to such first Party or other Selling Party, to visit and inspect, during regular business hours and under the guidance of officers of the Person being inspected, and to examine the books or records and accounts of such Party or other Selling Party to the extent relating to this Agreement and discuss the affairs, finances and accounts of such Party or other Selling Party to the extent relating to this Agreement.  Such Party or other Selling Party shall permit the independent certified public accountant to inspect the books and records described in Section 8.11; provided that such inspection shall not occur more often than once per calendar year, unless a material error is discovered in such inspection, in which case the other Party shall have the right to conduct an additional audit for such period.  Any inspection conducted under this Section 8.12 shall be at the expense of the Party conducting such audit, unless such inspection reveals any underpayment of the amount due hereunder by at least five percent (5%) for the applicable period, in which case the full out-of-pocket costs of such inspection shall be borne by the Party or other Selling Party acting under its authority being inspected.  Any undisputed underpayment shall be paid by Payor to Payee within fifteen (15) business days with interest on the underpayment at the rate specified in Section 8.13 from the date such payment was originally due; and any undisputed overpayment may be credited against future payments hereunder without interest or if there will be no future payments by Payor, then reimbursed within fifteen (15) business days.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

8.13 Late Payment

  Any payments or portions thereof due hereunder which are not paid when due shall bear interest, to the extent permitted by applicable Law, from the date due until paid at a rate equal to the thirty (30) day London Inter-Bank Offering Rate (LIBOR) for U.S. Dollars, as quoted in The Wall Street Journal (Internet edition at www.wsj.com) effective for the date on which the payment was due, plus an additional two percent (2%).  This Section 8.13 shall in no way limit any other remedies available to either Party.

8.14 Currency Conversion

  In those cases where the amount due in United States Dollars is calculated based upon one or more currencies other than United States Dollars, such amounts shall be converted to United States Dollars using methods that are in compliance with Accounting Standards and consistent with the financial statements of the Payor.

ARTICLE IX

INTELLECTUAL PROPERTY

9.1 Ownership of Inventions

9.1.1 General

  As between the Parties and subject to the terms and conditions of this Agreement, all right, title and interest to all inventions and other subject matter conceived, created or first reduced to practice (together with all intellectual property rights arising therefrom) in the course of performing the Collaboration hereunder (each, a “New Invention”) (i) solely by the personnel of Galderma, its Affiliates and Third Parties acting on their behalf shall be owned solely by Galderma, (ii) solely by the personnel of NovaBay, its Affiliates and Third Parties acting on their behalf shall be owned solely by NovaBay, and (iii) jointly by personnel of Galderma and NovaBay or their Affiliates or Third Parties acting on their behalf shall be jointly owned by Galderma and NovaBay.  For purposes of this Agreement, subject matter shall be deemed to be (a) solely conceived, created or first reduced to practice by or on behalf of a Party if such subject matter were patentable then no personnel from the other Party, its Affiliate or Third Parties acting on their behalf would have to be named on a Patent claiming such subject matter in order for such Patent to be valid under U.S. Law, and (b) jointly conceived, created or first reduced to practice by or on behalf of a Party if such subject matter were patentable then personnel from both Parties or their Affiliate or Third Parties acting on their behalf would have to be named on a Patent claiming such subject matter in order for such Patent to be valid under U.S. Law, in each case regardless as to whether such subject matter is in fact patentable.  Except as expressly provided in this Agreement, it is understood that neither Party shall have any obligation to account to the other Party for profits, or to obtain any approval of the other Party to license, assign or otherwise exploit any such jointly owned inventions or intellectual property, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the Laws of any jurisdiction to require any such approval or accounting.  Notwithstanding anything to the contrary in this Agreement, neither Party is obligated to assign any title or interest in inventions and other subject matter (together with all intellectual property rights therein) conceived or created or first reduced to practice before the Effective Date.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

9.1.2 Compound Improvements

  Each Party agrees to promptly disclose to the other Party all Compound Improvements made by or under authority of such Party and disclosed to it.  Notwithstanding Section 9.1.1, as between the Parties, all right, title and interest to all Compound Improvements conceived, created or first reduced to practice by the personnel of either Party, its Affiliates or Third Parties acting on its behalf, whether solely or jointly with others, shall be solely owned by, and are hereby assigned to, NovaBay.  As used herein, “Compound Improvement” shall mean any New Invention comprising (i) the chemical structure of any Aganocide Compound, whether alone or chemically bonded with other active pharmaceutical ingredients, (ii) any method of manufacture of any composition described in clause (i), or (iii) the method of use or administration of any composition described in clause (i), wherein such method of use or administration is outside the Dermatology Field.

9.1.3 Agreements with Affiliates and Third Parties

  Each Party in its agreements with its Affiliates and Third Parties involving creation of intellectual property in connection with the Collaboration shall include provisions implementing the provisions of this Section 9.1 above.

9.2 Patent Prosecution

9.2.1 General

  Except to the extent expressly specified to the contrary in this Agreement, as between the Parties, each Party shall retain the right to control the Prosecution and Maintenance of all intellectual property rights Controlled by such Party at such Party’s expense.

9.2.2 Projected Patent Filings

  Each Party agrees to promptly disclose to the IP Subcommittee all applications for Patents claiming New Inventions. The IP Subcommittee will validate the ownership of the subject matter thereof in accordance with Section 9.1.

9.2.3 NovaBay Patents

  As between the Parties, NovaBay (itself or through one or more designees) shall have the right, at its expense, to control the Prosecution and Maintenance of the NovaBay Patents using counsel of its choice.  NovaBay agrees to: (i) keep Galderma reasonably informed with respect to such activities and give Galderma at least ten (10) business days to review all filings and correspondence with any patent office anywhere in the world with respect thereto and consider in good faith any comments that Galderma may provide with respect thereto, and (ii) consult in good faith with Galderma regarding such matters, including the abandonment of any claims thereof Covering the Collaboration Products in the Field in the Galderma Territory.  If NovaBay determines to abandon any claims of a NovaBay Patent Covering the Collaboration Products in the Field anywhere in the Galderma Territory, then NovaBay shall provide Galderma with notice at least sixty (60) days prior to the date such abandonment would become effective.  In such event, Galderma shall have the right, at its option, to control the Prosecution and Maintenance of such claims, at its own expense, in NovaBay’s name; provided that Galderma may offset the cost of such Prosecution and Maintenance against any royalties payable to NovaBay hereunder with respect to Collaboration Products Covered by such claims.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

9.2.4 Galderma Patents

  As between the Parties, Galderma (itself or through one or more designees) shall have the right, at its expense, to control the Prosecution and Maintenance of the Galderma Patents using counsel of its choice.  Galderma agrees to: (i) keep NovaBay reasonably informed with respect to such activities and give NovaBay at least ten (10) business days to review all filings and correspondence with any patent office anywhere in the world with respect thereto, and consider in good faith any comments that NovaBay may provide with respect thereto, and (ii) consult in good faith with NovaBay regarding such matters, including the abandonment of any claims thereof.  If Galderma determines to abandon any claims of any such Patent, then Galderma shall provide NovaBay with notice at least sixty (60) days prior to the date such abandonment would become effective.  In such event, NovaBay shall have the right, at its option, to control the Prosecution and Maintenance of such claims at its own expense in Galderma’s name; provided that NovaBay may offset the cost of such Prosecution and Maintenance against any royalties payable to Galderma hereunder with respect to products Covered by such claims.

9.2.5 Joint Patents

  With respect to Patents claiming New Inventions jointly owned by the Parties (each, a “Joint Patent”), the IP Subcommittee shall establish a strategy for the Prosecution and Maintenance of such Joint Patents based on the degree of each Party’s contribution to such invention, and each Party agrees to take all reasonable action to cooperate fully in this regard.  Each Party shall bear one half (½) of the cost and expenses in connection with such activities as they are incurred, provided that if either Party provides the other Party with sixty (60) days’ written notice specifying that it desires no longer to bear such costs and expenses with respect to a particular Joint Patent, then upon the other Party’s receipt of such notice, such notifying Party shall not be responsible for any further costs or expenses under this Section 9.2.5 related to any such Joint Patent; provided, however, that such notifying Party shall be responsible for any costs and expenses incurred up to and as of the date the other Party receives such notice, and all right, title and interest in and to such Joint Patent (together with any Patents issuing thereon or therefrom) shall be and is hereby assigned, without further consideration, to the other Party (subject to the licenses granted under Article VII, as applicable).

9.2.6 Prosecution and Maintenance

  “Prosecution and Maintenance” shall mean, with respect to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as re-examinations, reissues, requests for Patent term extensions and the like with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent; and “Prosecute and Maintain” shall have the correlative meaning.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

9.3 Defense of Third Party Infringement Claims

  If any Collaboration Product manufactured, used, sold, offered for sale or imported by Galderma or its Affiliates or Marketing Partners in the Field in the Galderma Territory becomes the subject of a Third Party’s claim or assertion of infringement of a Patent relating to the manufacture, use, sale, offer for sale or importation thereof, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action.  Unless the Parties otherwise agree in writing, each Party shall have the right to defend itself against a suit that names it as a defendant.  Neither Party shall enter into any settlement of any claim described in this Section 9.3 that adversely affects the other Party’s rights or interests without such other Party’s written consent, which consent shall not be unreasonably conditioned, withheld or delayed.  In any event, the Parties shall reasonably assist one another and cooperate in any such litigation at the other Party’s request and expense.

9.4 Enforcement

  Subject to the provisions of this Section 9.4, in the event that Galderma reasonably believes that any NovaBay Patent is being infringed by a Third Party or is subject to a declaratory judgment action arising from such infringement, in each case with respect to the manufacture, use, sale, offer for sale or importation in the Galderma Territory of a product incorporating any Collaboration Compound in the Field (each, an “Infringing Product”), Galderma shall promptly notify NovaBay.  In such event, NovaBay shall have the initial right (but not the obligation) to enforce such NovaBay Patents with respect to such infringement, or to defend any declaratory judgment action with respect thereto (for purposes of this Section 9.4, an “Enforcement Action”).

9.4.1 Initiating Enforcement Actions

  In the event that NovaBay fails to initiate an Enforcement Action to enforce such NovaBay Patent against a commercially significant infringement by a Third Party in a country in the Galderma Territory, which infringement consists of the manufacture, use, sale, offer for sale or importation of an Infringing Product in the Field in such country, within fifteen (15) days of a request by Galderma to initiate such Enforcement Action with respect to Paragraph IV filings in the United States under the Drug Price Competition and Patent Term Restoration Act of 1984 or similar Laws in other jurisdictions and thirty (30) days in other circumstances, Galderma may initiate an Enforcement Action against such infringement at its own expense.  In such case, NovaBay shall cooperate with Galderma in such Enforcement Action at Galderma’s expense.  The Party initiating or defending any such Enforcement Action shall keep the other Party reasonably informed of the progress of any such Enforcement Action, and such other Party shall have the right to participate with counsel of its own choice.
       9.4.2 Recoveries

  With respect to Enforcement Actions initiated by NovaBay in a country in the Galderma Territory, Galderma may pay fifty percent (50%) of the costs and expenses (including attorneys’ and professional fees) incurred by NovaBay in such Enforcement Action.  Any recovery received as a result of any Enforcement Action to enforce Patent rights pursuant to this Section 9.4 shall be used first to reimburse the Parties for the costs and expenses (including attorneys’ and professional fees) incurred in connection with such Enforcement Action, and the remainder of the recovery shall be shared (to the extent the same represents damages from sales of Infringing Products in the Field in the Galderma Territory) in proportion to the respective Losses suffered by each Party; provided, however, that if NovaBay initiates the Enforcement Action and Galderma does not pay fifty percent (50%) of the costs and expenses incurred by NovaBay therein, Galderma shall be entitled to only twenty-five percent (25%) of its proportionate share; and if Galderma initiates the Enforcement Action at its own expense in accordance with this Section 9.4, any recovery received shall be used first to reimburse Galderma for the costs and expenses (including attorneys’ and professional fees) incurred in connection with such Enforcement Action, and NovaBay shall be entitled to only twenty-five percent (25%) of its proportionate share.  It is understood that any recovery from an Enforcement Action, whether brought by NovaBay or Galderma, which represents damages from sales of Infringing Products outside the Field or outside the Galderma Territory, shall (after reimbursement of both Parties for their costs and expenses (including attorneys’ and professional fees) incurred in connection with such Enforcement Action) inure solely and be paid over to NovaBay.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

9.5 Third Party Technologies

       9.5.1 By NovaBay after the Effective Date

  If after the Effective Date, NovaBay acquires or licenses from a Third Party subject matter within the NovaBay Technology other than Formulation Technology (“NovaBay Third Party Technology”) that is subject to payment obligations to the Third Party, then NovaBay shall so notify Galderma and the rights granted to Galderma hereunder with respect to such NovaBay Third Party Technology shall be subject to Galderma promptly reimbursing NovaBay for the amounts that become owing to such Third Party by reason of the grant to or exercise by or under authority of Galderma of such rights to such NovaBay Third Party Technology and Galderma shall reimburse NovaBay for a reasonable portion of any upfront fee or other similar amounts paid to acquire such NovaBay Third Party Technology that is allocable to the rights granted to Galderma with respect to such NovaBay Third Party Technology hereunder.  Upon request by Galderma, NovaBay shall disclose to Galderma a written description of such payment obligations.  Galderma may exclude NovaBay Third Party Technology from the NovaBay Technology by providing notice to NovaBay thereof, provided that such notice is provided prior to the exercise of any rights to such NovaBay Third Party Technology by or under authority of Galderma; in such event, such NovaBay Third Party Technology shall be deemed excluded from the NovaBay Technology for all purposes of this Agreement.

       9.5.2 By Galderma after the Effective Date

  If after the Effective Date, Galderma or its Affiliates acquires or licenses from a Third Party any Galderma Technology other than Formulation Technology (“Galderma Third Party Technology”), then Galderma shall use reasonable efforts to notify NovaBay and the rights granted to NovaBay hereunder with respect to such Galderma Third Party Technology shall be subject to NovaBay promptly reimbursing Galderma for the amounts that become owing to such Third Party by reason of the grant to or exercise by or under authority of NovaBay of such rights to such Galderma Third Party Technology and NovaBay shall reimburse Galderma for a reasonable portion of any upfront fee or other similar amounts paid to acquire such Galderma Third Party Technology that is allocable to the rights granted to NovaBay with respect to such Galderma Third Party Technology hereunder.  Upon request by NovaBay, Galderma shall disclose to NovaBay a written description of such payment obligations.  NovaBay may exclude Galderma Third Party Technology from the Galderma Technology by providing notice to Galderma thereof, provided that such notice is provided prior to the exercise of any rights to such Galderma Third Party Technology by or under authority of NovaBay; in such event, such Galderma Third Party Technology shall be deemed excluded from the Galderma Technology for all purposes of this Agreement.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

9.5.3. Other Conditions.  Upon request by either Party, the Parties shall enter into a separate agreement documenting the license grant under any NovaBay Third Party Technology or Galderma Third Party Technology, as applicable, (either, “Third Party Technology”) and the payment and other terms associated with such Third Party Technology.  The obligations of NovaBay and the rights of Galderma under this Agreement shall be subject to, and limited by, any agreements pursuant to which NovaBay acquired or licensed any NovaBay Technology and if any such agreement requires that a particular provision be incorporated in a sublicense granted thereunder, such provision shall be deemed incorporated by reference herein only the extent so required and with respect to the subject matter of such agreement.  Similarly, the obligations of Galderma and the rights of NovaBay under this Agreement shall be subject to, and limited by, any agreements pursuant to which Galderma acquired or licensed any Galderma Technology and if any such agreement requires that a particular provision be incorporated in a sublicense granted thereunder, such provision shall be deemed incorporated by reference herein only the extent so required and with respect to the subject matter of such agreement.  Notwithstanding anything herein to the contrary, with respect to the Prosecution and Maintenance, and enforcement, of NovaBay Patents licensed by NovaBay from a Third Party, to the extent NovaBay has the right to do so, NovaBay shall cooperate with Galderma to Prosecute and Maintain and enforce such NovaBay Patents in the same manner as set forth in Section 9.2 and Section 9.4.  As between NovaBay and Galderma, any recoveries from enforcement of such NovaBay Patents licensed from a Third Party (including any amounts that NovaBay receives from the Third Party licensor as a result of such enforcement) shall be shared in accordance with Section 9.4.2, after deducting from such recoveries any amounts owed to the Third Party licensor for such enforcement; provided that any Enforcement Actions initiated by the Third Party licensor shall be deemed initiated by NovaBay for purposes of Section 9.4.2, and the costs and expenses incurred by NovaBay in such Enforcement Action shall include the costs and expenses reimbursed or required to be reimbursed by NovaBay to the Third Party licensor in such Enforcement Action.

         9.6 Patent Marking
  Galderma shall mark (or caused to be marked) all Collaboration Products marketed and sold by or under authority of Galderma hereunder with appropriate NovaBay Patent numbers or indicia at NovaBay’s request to the extent permitted by Law, in those countries in which such notices impact recoveries of damages or remedies available with respect to infringements of Patents.  Likewise, NovaBay shall mark (or caused to be marked) all Royalty-Bearing NovaBay Products marketed and sold by or under authority of NovaBay hereunder with appropriate Galderma Patent numbers or indicia at Galderma’s request to the extent permitted by Law, in those countries in which such notices impact recoveries of damages or remedies available with respect to infringements of Patents.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

9.7 Trademarks

            9.7.1 Galderma Product Marks

  Without limiting the provisions of Section 2.4.2 and subject to the provisions of Section 9.7.3, Galderma shall have the sole right to determine the trademarks, trade dress, style of packaging, labeling and the like with respect to the Commercialization of Collaboration Products in the Field in the Galderma Territory (such trademarks used or intended for use by Galderma with the Collaboration Products, including representations thereof in any language, the “Galderma Product Marks”).  For clarity, the Galderma Product Marks shall exclude the “Galderma” trade name or any variation thereof, or any successor name of Galderma, or the name of any successor or acquiring entity of Galderma.  Unless otherwise agreed, Galderma shall have the sole right (but not the obligation) to register and enforce (and retain all recoveries therefrom) the Galderma Product Marks, at its own expense.

         9.7.2 NovaBay Product Marks

  Without limiting the provisions of Section 2.4.2, NovaBay shall have the sole right to determine the trademarks, trade dress, style of packaging, labeling and the like with respect to the Commercialization of Collaboration Products in the Field in the NovaBay Territory or outside of the Field (such trademarks used or intended for use by NovaBay with the Collaboration Products, including representations thereof in any language, the “NovaBay Product Marks”).  For clarity, the NovaBay Product Marks shall exclude the “NovaBay” trade name or any variation thereof, or any successor name of NovaBay, or the name of any successor or acquiring entity of NovaBay.  Unless otherwise agreed, NovaBay shall have the sole right (but not the obligation) to register and enforce (and retain all recoveries therefrom) the NovaBay Product Marks, at its own expense.

                9.7.3 NovaBay Logo
      Galderma hereby agrees to the extent allowable under applicable Law to include on all labels of and package inserts and marketing materials for Collaboration Product(s) sold by or under authority of Galderma to include NovaBay’s trade name and logo, collectively, the “NovaBay Logos”), provided that NovaBay shall pay for any and all reasonable and documented incremental expenses that Galderma incurs in connection with performing its obligations under this Section 9.7.3.  It is understood that the size and placement of the NovaBay Marks shall be consistent with Galderma’s practices with respect thereto, or, if Galderma is not then including Third Party logos, current pharmaceutical industry practices for similarly situated Third Party logos.  Unless otherwise agreed, NovaBay shall have the sole right (but not the obligation) to register and enforce the NovaBay Logos, at its own expense.  Accordingly, NovaBay hereby grants to Galderma a non-exclusive, royalty-free license to use the NovaBay Logos solely in connection with the marketing, promotion and sale of the Collaboration Product(s) in the Field in the Galderma Territory, and to have any of the foregoing done on Galderma’s behalf by its Affiliates and Marketing Partners.  Galderma shall ensure that use of the NovaBay Logos is consistent with high levels of business professionalism, product standards and Galderma’s use of its own trademarks.  All ownership and goodwill arising out of the use of the NovaBay Logos shall vest in and inure solely to the benefit of NovaBay.  Notwithstanding anything herein to the contrary, upon NovaBay’s written request, Galderma, its Affiliates and Marketing Partners agree to cease the use of the NovaBay Logos; provided that (i) Galderma, its Affiliates and Marketing Partners may continue to use any labels, package inserts and marketing materials in existence or on order as of the receipt of such notice and (ii) in such case, Galderma’s obligation to include the NovaBay Logos on labels, package inserts and marketing materials for Collaboration Product(s) shall terminate.  In those countries within the Galderma Territory where a trademark license must be recorded, NovaBay shall, at its expense, provide and record a separate trademark license for the NovaBay Logos, and Galderma shall cooperate in the preparation and execution of documents as required to effect such recordation.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

9.7.4 Co-Promotion

  If NovaBay elects to Co-Promote under Section 4.4, Galderma hereby grants to NovaBay a non-exclusive, royalty-free license to use the Galderma Product Marks in connection with the Co-Promotion activities performed in accordance with the terms of this Agreement.  NovaBay shall ensure that use of the Galderma Product Marks is consistent with high levels of business professionalism, product standards and written guidelines provided from time to time by Galderma to NovaBay.  All ownership and goodwill arising out of the use of the Galderma Product Marks shall vest in and inure solely to the benefit of Galderma.  In those countries within North America where a trademark license must be recorded, Galderma shall, at NovaBay’s expense, provide and record a separate trademark license for the Galderma Product Marks, and NovaBay shall, at NovaBay’s expense, cooperate in the preparation and execution of documents as required to effect such recordation.

9.7.5 World-wide Branding Strategies

  Upon the request of either Party, the Parties agree to discuss terms and conditions for Galderma to use the applicable NovaBay Product Marks in connection with the Commercialization of Collaboration Products in the Galderma Territory or for NovaBay to use the applicable Galderma Product Marks in connection with the Commercialization of Collaboration Products in the NovaBay Territory, in either such case to allow the applicable Party to implement a world-wide branding strategy; provided that neither Party shall have any obligation to agree to any such terms or conditions.

ARTICLE X

CONFIDENTIALITY

10.1 Confidentiality; Exceptions

  Except to the extent expressly authorized by this Agreement or otherwise agreed by the Parties in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential or proprietary information or materials furnished to it by the other Party pursuant to or in anticipation of this Agreement, whether before or after the date hereof (collectively, “Confidential Information”).  Notwithstanding the foregoing, Confidential Information shall not include information or materials to the extent that it can be established by written documentation that such information or material:

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(a) was already known to or possessed by the receiving Party, other than under an obligation of confidentiality (except to the extent such obligation has expired or an exception is applicable under the relevant agreement pursuant to which such obligation was established), at the time of disclosure;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d) was independently developed by the receiving Party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

(e) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

10.2 Authorized Use and Disclosure

  Each Party may use and disclose Confidential Information of the other Party as follows: (i) under appropriate confidentiality provisions substantially equivalent to those in this Agreement, in connection with the performance of its obligations or exercise of rights granted or reserved to such Party in this Agreement, (ii) to the extent such disclosure is reasonably necessary in filing for, prosecuting, maintaining or enforcing Patents, copyrights and trademarks (including applications therefor) in accordance with this Agreement, complying with the terms of agreements with Third Parties, prosecuting or defending litigation, complying with applicable governmental regulations, filing for, conducting pre-clinical studies or clinical trials, obtaining and maintaining regulatory approvals (including Marketing Approvals), marketing Collaboration Products, or otherwise required by applicable Law, provided, however, that if a Party is required by Law to make any such disclosure of the other Party’s Confidential Information it will, except where impracticable for necessary disclosures (e.g., in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed, (iii) in communication with existing and potential investors, consultants and advisors (including financial advisors, lawyers and accountants) on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement, (iv) with respect to the Confidential Information of NovaBay, by Galderma to L’Oréal S.A. and Nestlé S.A. consistent with Galderma’s past practice of disclosure of proprietary information of Third Parties and provided that Galderma shall use its reasonable efforts to secure confidential treatment of such Confidential Information so disclosed, or (v) to the extent mutually agreed to by the Parties.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

10.3 Publications

  Each Party shall submit to the other Party any proposed publication or public disclosure containing clinical or scientific results for the Collaboration Products in the Field at least thirty (30) days in advance of the proposed date of submission for publication, so as to allow that Party to review such proposed publication or disclosure.  The reviewing Party will promptly review such proposed publication or disclosure and make any objections or comments that it may have thereto, and the Parties shall discuss the advantages and disadvantages of publishing or disclosing such results.  Any proposed publication or public disclosure of Galderma Technology must be approved in advance by Galderma in writing; and likewise, any proposed publication or public disclosure of NovaBay Technology must be approved in advance by NovaBay in writing.  If the Parties are unable to agree on whether to publish or disclose the same, subject to Section 10.4, the matter shall be referred to the Coordination Committee for resolution.  This Section 10.3 shall not be deemed to limit the Parties’ obligations under Section 10.1.

10.4 Publicity

10.4.1 Confidential Terms

  Each of the Parties agrees not to disclose to any Third Party the terms and conditions of this Agreement without the prior approval of the other Party, except to advisors (including financial advisors, attorneys and accountants), potential and existing investors, and others (including in the case of NovaBay, potential and actual licensees under the NovaBay Technology and Galderma, potential and actual licensees under the Galderma Technology) on a need to know basis, in each case under circumstances that reasonably protect the confidentiality thereof, or to the extent necessary to comply with the terms of agreements with Third Parties, or to the extent required by applicable Law.  Notwithstanding the foregoing, the Parties agree upon a joint press release to announce the execution of this Agreement, which is attached hereto as Exhibit 10.4.1; thereafter, NovaBay and Galderma may each disclose to Third Parties the information contained in such press release without the need for further approval by the other Party.

10.4.2 Publicity Review

  The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding Collaboration Products in the Field and other activities in connection with this Agreement beyond what may be strictly required by applicable Law, and each Party may make such disclosures from time to time with the approval of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed.  Such disclosures may include achievement of significant events in the Development (including regulatory process and occurrence of Milestone Events) or Commercialization of Collaboration Products in the Field hereunder or receipt of payments hereunder.  When a Party (the “Requesting Party”) elects to make any such public disclosure under this Section 10.4.2, it will give the other Party (the “Cooperating Party”) reasonable notice to review and comment on such statement, it being understood that if the Cooperating Party does not notify the Requesting Party in writing within a five (5) business day period or such shorter period if required by applicable Law of any reasonable objections, as contemplated in this Section 10.4.2, such disclosure shall be deemed approved, and in any event the Cooperating Party shall work diligently and reasonably to agree on the text of any proposed disclosure in an expeditious manner.  The principles to be observed in such disclosures shall be accuracy, compliance with applicable Laws and regulatory guidance documents, reasonable sensitivity to potential negative reactions of applicable Regulatory Authorities (including the FDA), the potential loss of competitive advantage by publishing confidential information regarding the status of development efforts or commercialization plans prematurely, and the need to keep investors and others informed regarding the Requesting Party’s business.  Accordingly, the Cooperating Party shall not withhold, condition or delay its approval of a proposed disclosure that complies with such principles.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

10.5 Prior Agreements

  This Agreement supersedes that certain Non-Disclosure Agreement between the Parties dated December 7, 2006 with respect to information subject thereto (including information disclosed pursuant to that certain expired Material Transfer Agreement between the Parties, dated April 12, 2007).

ARTICLE XI

REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION

11.1 General Representations and Warranties

  Each Party represents and warrants to the other Party as of the Effective Date that:

11.1.1 it is duly organized and validly existing under the Laws of its state of incorporation or registration, and has full corporate or partnership power and authority to enter into this Agreement and to carry out the provisions hereof;

11.1.2 it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual or individuals executing this Agreement on its behalf has/have  been duly authorized to do so by all requisite corporate or partnership action;

11.1.3 this Agreement is legally binding upon it and enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

11.1.4 it has not granted any right to any Third Party which would conflict with the rights granted to the other Party hereunder; and

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

11.1.5 it is not aware of any action, suit or inquiry or investigation instituted by any Person which questions or threatens the validity of this Agreement.

11.2 NovaBay’s Warranties

  NovaBay represents and warrants to Galderma as of the Effective Date:

11.2.1 NovaBay owns all right, title and interest in and to or has a license with the right to grant a sublicense to Galderma on the terms hereunder in respect of all of the intellectual property used by NovaBay in the Development of Collaboration Compounds prior to the Effective Date which intellectual property would be necessary for Galderma to carry out the Development, Manufacture and Commercialization of Collaboration Compounds in accordance with this Agreement, including U.S. Patent 7,462,361 (previously Patent Application N° 2005/0065115) and equivalent Patents or patent applications from WO05020896 (the “Existing Patent Rights”);

11.2.2 NovaBay has not granted rights to any Third Party under the NovaBay Technology (including the Existing Patent Rights), or any portion thereof, that conflict with the rights granted to Galderma hereunder;

11.2.3 there are no actual, pending, alleged or, to its knowledge, threatened actions, suits, claims, re-examinations, oppositions, interferences or governmental investigations by or against NovaBay or any of its Affiliates or other licensees of NovaBay or its Affiliates, in each case that (i) involve the Collaboration Compounds, Existing Patent Rights or intellectual property otherwise Controlled by NovaBay related to the subject matter of this Agreement, and (ii) would reasonably be expected to materially adversely affect the ability of NovaBay to perform its obligations hereunder;

11.2.4 to its knowledge, the manufacture, use, sale or importation of the Collaboration Compounds as of the Effective Date as contemplated by this Agreement does not infringe or otherwise violate any Third Party intellectual property;

11.2.5 there is no actual, pending, alleged or, to its knowledge, threatened infringement by a Third Party of any of the Existing Patent Rights or intellectual property otherwise Controlled by NovaBay related to the subject matter of this Agreement;

11.2.6 to its knowledge, none of the issued NovaBay Patents are invalid or unenforceable;

11.2.7 all employees or contractors of NovaBay or its Affiliates who have created or developed intellectual property used by NovaBay in the Development of Collaboration Compounds prior to the Effective Date, including any subject matter claimed in the Existing Patent Rights have validly and irrevocably assigned to NovaBay all of their rights therein, including intellectual property rights;

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

11.2.8 (i) NovaBay has complied with all applicable Laws in connection with its development of the Collaboration Compounds, and (ii) it and, to its knowledge, Third Parties performed the related studies and clinical trials, the results of which are embodied in the NovaBay Know How, in accordance with applicable Law and good clinical practices;

11.2.9 (i) it has paid all required application fees, registration fees, maintenance fees and the like with regard to the NovaBay Patents owned by NovaBay, and (ii) it has filed with the relevant intellectual property agency all required documents and certificates in connection with application,  registration and maintenance of the NovaBay Patents owned by NovaBay;

11.2.10 neither this Agreement nor the transactions contemplated hereby shall result in NovaBay granting to any Third Party any right with respect to any intellectual property licensed to Galderma hereunder in conflict with the rights and licenses granted to Galderma hereunder;

11.2.11 the intellectual property licensed to Galderma hereunder constitutes all intellectual property Controlled by NovaBay that is necessary in connection with the use, development, Manufacture, importation, sale, distribution, marketing and promotion of the Collaboration Products in accordance with this Agreement;

11.2.12 (i) none of the Existing Patent Rights has been cancelled, has expired or has been abandoned, and (ii) NovaBay has taken security measures that are customary in the biotechnology industry in which NovaBay operates and as NovaBay deems appropriate to protect the confidentiality of its Confidential Information that it desires to keep confidential;

11.2.13 NovaBay has responded in good faith to all of Galderma’s requests for materials and information in connection with Galderma’s due diligence efforts with respect to this Agreement and it has no knowledge of any material omissions with respect to any response to any such request; and

11.2.14 NovaBay has the right to disclose to Galderma pursuant to NovaBay’s Collaboration and License Agreement, dated August 29, 2006, with Alcon Manufacturing, Ltd. (the “Alcon Agreement”) the Data (as defined in and developed under the Alcon Agreement) as contemplated and for the purposes as set forth in this Agreement.

11.3 Covenant

  Each Party hereby covenants that it will not grant during the Agreement Term any right to any Third Party which would conflict with the rights granted to the other Party hereunder.

11.4 Disclaimer of Warranties

  EXCEPT AS SET FORTH IN THIS Article XI, NOVABAY AND GALDERMA EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT (INCLUDING THE NOVABAY TECHNOLOGY AND THE GALDERMA TECHNOLOGY), INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

11.5 Indemnification

11.5.1 Indemnification by NovaBay.  NovaBay hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) Galderma and its Affiliates, and its and their agents, directors, officers and employees (the “Galderma Indemnitees”) from and against any liability or expense (including reasonable legal expenses and attorneys’ fees) (collectively “Losses”) resulting from suits, claims, actions and demands, in each case brought by a Third Party (each, a “Third-Party Claim”) arising out of: (i) a breach of any of NovaBay’s representations and warranties under Section 11.1 or Section 11.2, (ii) the acts or omissions of the NovaBay Indemnitees, (iii) any exploitation of Collaboration Compounds or Collaboration Products or other exercise of the licenses granted hereunder by or under authority of NovaBay, including the use, manufacture, marketing, distribution, importation or sale of any Collaboration Compound by NovaBay, its Affiliates or their respective licensees, or (iv) the use by any Galderma Indemnitee of the NovaBay Logo pursuant to Section 9.7.3.  NovaBay’s obligation to Indemnify the Galderma Indemnitees pursuant to this Section 11.5.1 shall not apply to the extent that any such Losses (A) arise from the negligence or intentional misconduct of any Galderma Indemnitee, (B) arise from any breach by Galderma of this Agreement, or (C) are Losses for which Galderma is obligated to Indemnify the NovaBay Indemnitees pursuant to Section 11.5.2.

11.5.2 Indemnification by Galderma

  Galderma hereby agrees to Indemnify NovaBay and its Affiliates, and its and their agents, directors, officers and employees (the “NovaBay Indemnitees”) from and against any and all Losses resulting from Third-Party Claims arising out of: (i) a breach of any of Galderma’s representations and warranties under Section 11.1, (ii) the acts or omissions of the Galderma Indemnitees, or (iii) the exploitation of Collaboration Compounds or Collaboration Products or other exercise of the licenses granted hereunder by or under authority of Galderma, including the use, manufacture, marketing, distribution, importation or sale of any Collaboration Product by Galderma, its Affiliates or its Marketing Partners or (iv) the use by any NovaBay Indemnitee of the Galderma Product Marks pursuant to Section 9.7.4.  Galderma’s obligation to Indemnify the NovaBay Indemnitees pursuant to this Section 11.5.2 shall not apply to the extent that any such Losses (A) arise from the negligence or intentional misconduct of any NovaBay Indemnitee, (B) arise from any breach by NovaBay of this Agreement, or (C) are Losses for which NovaBay is obligated to Indemnify the Galderma Indemnitees pursuant to Section 11.5.1.

11.5.3 Procedure

  To be eligible to be Indemnified hereunder, the indemnified Party shall provide the indemnifying Party with prompt notice of the Third-Party Claim giving rise to the indemnification obligation pursuant to this Section 11.5 and the exclusive ability to defend (with the reasonable cooperation of the indemnified Party) or settle any such claim; provided, however, that the indemnifying Party shall not enter into any settlement that admits fault, wrongdoing or damages without the indemnified Party’s written consent, such consent not to be unreasonably withheld or delayed. The indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

11.6 Insurance

  Each Party shall obtain and maintain, during the term of this Agreement and for six (6) years thereafter, five million dollars ($5,000,000) combined single limit for comprehensive general liability insurance, including products liability insurance and coverage for clinical trials, with reputable and financially secure insurance carriers or captive insurer in a form and at levels consistent with industry standards based upon such Party’s activities hereunder and indemnification obligations hereunder, with the other Party named as an additional insured.  Such liability insurance or self-insurance through a captive insurer shall be maintained on an occurrence basis to provide such protection after expiration or termination of the policy itself or this Agreement or claims made basis with purchased tail coverage for six (6) years.  Each Party shall furnish to the other Party on request a certificate of insurance issued by the insurance company or captive insurer setting forth the amount of the liability insurance and a provision that the other Party hereto shall receive thirty (30) days’ written notice prior to termination or material reduction to the level of coverage.

ARTICLE XII

TERM AND TERMINATION

12.1 Term

  This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article XII, shall continue in full force and effect until all royalty obligations on behalf of each Party have expired (the “Agreement Term”).

12.2 Termination by Galderma

  Galderma shall have the right to terminate this Agreement:

12.2.1 Failure of Formulation Feasibility

  Any time prior to the nine (9) month anniversary of the Effective Date, upon thirty (30) days’ written notice to NovaBay referencing this Section 12.2.1, if Galderma reasonably determines that the Formulation Feasibility Studies have been unsuccessful, which notice shall include the rational and results from the Formulation Feasibility Studies upon which such determination was made.  During such thirty (30) day period, Galderma shall meet with NovaBay, at NovaBay’s request, to discuss Galderma’s determination and notwithstanding anything to the contrary, Galderma shall pay NovaBay the amount of [***];

12.2.2 Prior to Continuation Period

  After the completion of the Acne POC but prior to the payment of the Continuation Fee upon thirty (30) days’ written notice to NovaBay referencing this Section 12.2.2, if Galderma reasonably determines that the results of the Acne POC do not warrant further Development of an Acne Product, which notice shall include the rational and results from the Acne POC upon which such determination was made.  During such thirty (30) day period, Galderma shall meet with NovaBay, at NovaBay’s request, to discuss Galderma’s determination;

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

12.2.3 During the Continuation Period

  Any time after the commencement of the Continuation Period upon six (6) months’ written notice to NovaBay referencing this Section 12.2.3, provided that during the first month of such six (6)- month period, Galderma shall meet with NovaBay, at NovaBay’s request, to discuss Galderma’s reasoning for termination;

12.2.4 For Safety Reasons

.  At any time upon sixty (60) days’ written notice to NovaBay referencing this Section 12.2.4 on a Collaboration Product-by-Collaboration Product basis, if Galderma reasonably determines that there are safety issues relating to such product which are not addressable using Commercially Reasonable Efforts, which notice shall include the basis and results upon which such determination was made.  During such sixty (60) day period, Galderma shall meet with NovaBay, at NovaBay’s request, to discuss Galderma’s determination and notwithstanding anything to the contrary, Galderma shall pay NovaBay the amount of [***]; and

12.2.5 Competitive Change of Control . At any time upon sixty (60) days’ written notice to NovaBay referencing this Section 12.2.5 given within thirty (30) days of a Competitor Acquisition Notice and stating whether such termination is with respect to this Agreement in its entirety (in which case the applicable provisions of Section 12.6 shall apply) or only for future Development Proposals (in which case the provisions of Section 12.8 shall apply).  Accordingly, in the event a Competitive Change of Control has been publicly disclosed, NovaBay shall provide Galderma written notice thereof (the “Competitor Acquisition Notice”) no later than two (2) business days thereafter.  For purposes of the foregoing, “Competitive Change of Control” shall mean, with respect to NovaBay, any of the following events: (i) a Competitor of Galderma becomes the “beneficial owner” (as such term is used in sections 12(d) and 13(d) of the Securities Exchange Act of 1934, as amended), of a majority of the total voting power represented by all classes of capital stock then outstanding of NovaBay entitled to vote in elections of directors of NovaBay; (ii) NovaBay consolidates with or merges into a Competitor of Galderma, or a Competitor of Galderma consolidates with or merges into NovaBay; or (iii) NovaBay conveys, transfers or leases a substantial portion of its assets related to this Agreement to a Competitor of Galderma in one or more related transactions and assigns this Agreement to such Competitor of Galderma pursuant to Section 14.2; and “Competitor of Galderma” shall mean any of the top thirty (30) dermatology companies by worldwide revenues as determined by the then current IMS (IMS Health Incorporated, Norwalk, CT) D-Class rankings.  Notwithstanding the foregoing, if NovaBay provides written notice to Galderma of its intent to enter into a Competitive Change of Control transaction in which it identifies the Competitor of Galderma, Galderma shall notify NovaBay within thirty (30) days of such notice as to whether it intends to exercise its right to terminate this Agreement, and if so, whether it will do so with respect to the entire Agreement or as to future Development Proposals.  Such notice shall be binding upon Galderma provided that the applicable Competitive Change of Control transaction closes within six (6) months of Galderma’s notice.  If Galderma fails to so notify NovaBay it shall be deemed to have elected not to terminate the Agreement pursuant to this Section 12.2.5.

12.3 Termination for Breach

12.3.1 General

  Either Party may terminate this Agreement in the event the other Party materially breaches this Agreement, and such breach continues for sixty (60) days after notice thereof referencing this Section 12.3.1 was provided to the breaching Party by the non-breaching Party.  Any such termination shall become effective at the end of such sixty (60) day period unless the breaching Party has cured any such breach prior to the expiration of the sixty (60) day period.

12.3.2 Termination of the Licenses in 7.1.2(c)

  Without limiting Galderma’s rights under Section 12.3.1, Galderma may terminate the licenses granted to NovaBay pursuant to Section 7.1.2(c) in the event NovaBay fails to pay any undisputed royalty under Section 8.6.2, and such failure continues for sixty (60) days after notice thereof referencing this Section 12.3.2 was provided to NovaBay.  Any such termination shall become effective at the end of such sixty (60) day period unless NovaBay has cured any such failure prior to the expiration of the sixty (60) day period.

12.4 Termination for Failure to Pay the Continuation Fee

  If Galderma has not paid the Continuation Fee on or before March 31, 2011, then NovaBay may terminate this Agreement on notice to Galderma referencing this Section 12.4.

12.5 General Effects of Expiration or Termination

12.5.1 Accrued Obligations

  Expiration or termination of this Agreement for any reason shall not release either Party from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

12.5.2 Non-Exclusive Remedy

  Notwithstanding anything herein to the contrary, termination by a Party pursuant to this Article XII shall be without prejudice to other remedies such Party may have at Law or equity.

12.5.3 No Milestone Payment

  Upon any termination of this Agreement in its entirety pursuant to the terms hereof, Galderma shall not be obligated to pay any Milestone Payment with respect to a Milestone Event that occurs between the notice of termination and the effective date of such termination notwithstanding any other terms of this Agreement.  For clarity, the foregoing shall not (i) limit Galderma’s obligation to pay any Milestone Payment with respect to Milestone Event that occurs prior to such a notice of termination or (ii) apply to termination of this Agreement (A) with respect to one or more Collaboration Products pursuant to Section 12.2.4, (B) with respect to future Development Proposals pursuant to Section 12.2.5 or (C) pursuant to Section 12.3.2.

12.5.4 Return of Materials

  Except to the extent it has the right to use such Confidential Information in accordance with the express terms hereof, within forty-five (45) days after the effective date of termination of this Agreement in its entirety (or if longer, end of the Agreement Wind-Down Period), each Party shall destroy all tangible items comprising, bearing or containing any Confidential Information of the other Party that are in its or its Affiliates’ possession or control, and provide written certification of such destruction, or prepare such tangible items of Confidential Information for shipment to such other Party, as such other Party may direct, at such other Party’s expense; provided that each Party may retain one (1) copy of such Confidential Information for its legal archives.  For clarity, a Party shall have the right to retain and use Confidential Information of the other Party in connection with rights and licenses granted or retained in accordance with this Article XII.

12.5.5 General Survival

  Article I, XII, XIII and XIV and Sections 7.2, 8.8 – 8.14 (in the case of Sections 8.8 – 8.14, solely with respect to activities prior to the effective date of the applicable expiration or termination and without limiting the other provisions of this Article XII and if a specific period is set forth therein only for such period), 9.1.1, the second sentence of 9.1.2, 9.2.5, 9.2.6, 10.1, 10.2, 10.4.1, 10.5, 11.1, 11.2, 11.4, 11.5, 11.6 (for the period set forth therein) shall survive expiration or termination of this Agreement for any reason.  Except as otherwise provided in this Article XII, all rights and obligations of the Parties under this Agreement shall terminate upon expiration or termination of this Agreement in its entirety for any reason.

12.6 Effects of Certain Terminations

  If (i) Galderma terminates this Agreement in its entirety pursuant to Section 12.2, or (ii) NovaBay terminates this Agreement pursuant to Section 12.3 or Section 12.4, then at NovaBay’s election:

12.6.1 Transition Assistance

  Each Party agrees, at its own expense, to use commercially reasonable efforts to cooperate with the other Party to facilitate a smooth, orderly transition of the Development and Commercialization of Collaboration Products in the Field in the Galderma Territory to NovaBay or its designee(s) as soon as reasonably practicable under the circumstances, but in any event within one (1) year of the effective date of such termination (the “Agreement Wind-Down Period”).  Upon request by NovaBay, Galderma shall transfer to NovaBay some or all quantities of Collaboration Products in its or its Affiliates’ possession (as requested by NovaBay), within thirty (30) days after the end of the Agreement Wind-Down Period; provided, however, that NovaBay shall reimburse Galderma for the Manufacturing Costs plus [***] for the quantities so provided to NovaBay.  If any Collaboration Product was Manufactured by any Third Party for Galderma, or Galderma had contracts with vendors which contracts are necessary or useful for NovaBay to take over responsibility for the Collaboration Products in the Territory, then Galderma shall to the extent possible and requested in writing by NovaBay, assign all of the relevant Third-Party contracts to NovaBay, and in any case, Galderma agrees to use Commercially Reasonable Efforts to cooperate with NovaBay to ensure uninterrupted supply of Collaboration Products.  If Galderma or its Affiliate Manufactured any Collaboration Product at the time of termination, then Galderma (or its Affiliate) shall continue to provide for Manufacturing of such Collaboration Product for NovaBay, at the rate set forth in Section 6.1.4, from the date of notice of such termination until such time as NovaBay is able, using commercially reasonable efforts to do so, to secure an acceptable alternative commercial manufacturing source from which sufficient quantities of Collaboration Product may be procured and legally sold in the Galderma Territory, but in no event later than two (2) years from the effective date of such termination.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

12.6.2 Ongoing Trials

  Provided that the termination of this Agreement is not a termination by Galderma pursuant to Section 12.2.4, if there are any ongoing clinical trials with respect to Collaboration Products being conducted by or under authority of Galderma at the time of notice of termination, Galderma agrees, at NovaBay’s request, to (i) promptly transition to NovaBay or its designee some or all of such clinical trials and the activities related to or supporting such trials at Galderma’s expense, (ii) continue to conduct such clinical trials for a period requested by NovaBay up to a maximum of six (6) months after the effective date of such termination, for which NovaBay would reimburse Galderma for its out-of-pocket expenses incurred with respect thereto, or (iii) terminate such clinical trials; in each case as requested by NovaBay, but without limiting Section 12.6.9, in no event shall Galderma be required to continue clinical trials if it reasonably believes such continuation might adversely affect the health of patients participating in the clinical trials.

12.6.3 Commercialization

  Provided that the termination of this Agreement is not a termination by Galderma pursuant to Section 12.2.4, if requested by NovaBay, Galderma and its Affiliates and Marketing Partners shall continue to distribute and sell Collaboration Products in the Field in each country of the Galderma Territory for which Marketing Approval therefor has been obtained, in accordance with the terms and conditions of this Agreement, for a period requested by NovaBay not to exceed two (2) years  from the effective date of such expiration or termination (for purposes of this Section 12.6.3, the Agreement Wind-Down Period); provided that NovaBay may terminate the Agreement Wind-Down Period upon sixty (60) days’ notice to Galderma.  Notwithstanding any other provision of this Agreement, during the Agreement Wind-Down Period, Galderma’s, its Affiliates’ and its Marketing Partners’ rights with respect to Collaboration Products (including the licenses granted under Section 7.1.1) shall be non-exclusive and NovaBay shall have the right to engage one or more other partner(s) or distributor(s) of Collaboration Products in the Field in all or part of the Galderma Territory.  Any Collaboration Products sold or disposed by Galderma or its Affiliates or Marketing Partners during the Agreement Wind-Down Period shall be subject to the applicable royalties under Section 8.5.  After the Agreement Wind-Down Period, Galderma and its Affiliates and Marketing Partners shall not make any representation regarding their status as a licensee of or distributor for NovaBay for any Collaboration Product.  In addition, Galderma shall promptly provide NovaBay copies of customer lists and other customer information relating to Collaboration Products reasonably necessary in Galderma’s reasonable opinion for NovaBay to continue to Commercialize such Collaboration Products, which NovaBay shall have the right to use and disclose for any purpose during the Agreement Wind-Down Period and thereafter.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

12.6.4 Regulatory Filings/Data

  Galderma shall, at NovaBay’s expense, promptly assign and transfer to NovaBay all Regulatory Filings for Collaboration Products that are held or controlled by or under authority of Galderma or its Affiliates or Marketing Partners, and shall take such actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights under the Regulatory Filings to NovaBay.  Upon such termination, Galderma shall cause each of its Affiliates and Marketing Partners to transfer any such Regulatory Filings to NovaBay at NovaBay’s expense.  If applicable Law prevents or delays the transfer of ownership of any Regulatory Filing to NovaBay, Galderma shall grant to NovaBay a permanent, exclusive and irrevocable right of access and reference to such Regulatory Filing for Collaboration Products, and shall cooperate fully to make the benefits of such Regulatory Filings available to NovaBay or its designee(s).  Within sixty (60) days after notice of such termination, Galderma shall provide to NovaBay copies of all such Regulatory Filings, and of all Data relating to the Collaboration Products.  NovaBay shall be free to use and disclose such Regulatory Filings and Data in connection with the exercise of its rights hereunder with respect to Collaboration Products and Aganocide Products, including exercise of the licenses under Section 12.6.5.

12.6.5 Technology Licenses

(a) Galderma hereby grants NovaBay effective upon the notice of termination of the Agreement in its entirety under Section 12.2, or the effective date of such termination by NovaBay under Section 12.3, a non-exclusive, worldwide, perpetual, license, under the Galderma Technology to Develop and Commercialize In-Process Collaboration Products and Proposed Collaboration Products in the Field in the Galderma Territory.

(b) For purposes of this Agreement, “In-Process Collaboration Products” shall mean any and all Collaboration Products for which a Development Plan has been approved by the Coordination Committee prior to the notice of termination, together with all (A) alternative dosage forms, (B) label expansions and (C) line extensions (related formulations of the same Collaboration Compound(s)); and “Proposed Collaboration Products” shall mean any and all Collaboration Products for a Proposed Indication for which a Development Proposal has been submitted by NovaBay pursuant to Section 3.5 but has not become an Accepted Indication.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(c) In consideration of the licenses granted pursuant to this Section 12.6.5(a), NovaBay shall pay Galderma a royalty equal to: (i) with respect to Impetigo Products, [***], and with respect to other In-Process Collaboration Products, [***] of the applicable Net Sales in the Field in the Galderma Territory by or under authority of NovaBay, in either case for which a Phase II Clinical Trial was successfully completed for the Galderma Territory by or under authority Galderma during the Agreement Term (but no Phase III Clinical Trial was successfully completed), (ii) with respect to Impetigo Products, [***], and with respect to other In-Process Collaboration Products, [***] of the applicable Net Sales in the Field in the Galderma Territory by or under authority of NovaBay, in either case for which a Phase III Clinical Trial was successfully completed for the Galderma Territory by or under authority Galderma during the Agreement Term (but no commercial sales were initiated), (iii) with respect to Impetigo Products, [***], and with respect to other In-Process Collaboration Products, [***] of the applicable Net Sales in the Field in the Galderma Territory by or under authority of NovaBay, in either case for which commercial sales were initiated by or under authority of Galderma, and (iv) with respect to Proposed Collaboration Products and any In-Process Collaboration Products not addressed by clauses (i) through (iii) above, a royalty rate to be negotiated and established mutually by the Parties in good faith within sixty (60) days of the effective date of such license but not to exceed [***], in the case of any Proposed Collaboration Product or In-Process Collaboration Product Covered by a Patent, or [***], in the case of any such product not Covered by a Patent, of the applicable Net Sales in the Field in the Galderma Territory by or under authority of NovaBay, in each case which royalties shall be payable on a Collaboration Product-by-Collaboration Product and country-by-country basis.  For clarity, except as provided in this Section 12.6.5(c), the license granted to NovaBay in this Section 12.6.5 shall be fully-paid.  The provisions of Section 8.6.2 starting with the proviso in the first sentence shall apply to this Section 12.6.5(c) mutatis mutandis.

(d) The licenses granted to NovaBay in Section 7.1.2(c) shall survive any such termination without the limitation set forth in the second sentence of Section 7.1.2(c).  In consideration of the survival of such license, NovaBay shall continue to pay to Galderma the royalties set forth in Section 8.6.2, all on the terms and subject to the provisions of Sections 8.7 through 8.14.

(e) In addition to any royalty payable pursuant to Section 12.6.5(c), NovaBay shall continue to pay all amounts required by and bound by the applicable terms of (i) the last two sentences of Section 3.7 and (ii) Sections 9.5.2 and 9.5.3.

(f) Galderma may terminate the licenses granted to or retained by NovaBay pursuant to this Section 12.6.5 in the event NovaBay fails to pay any undisputed royalty under this Section 12.6.5, and such failure continues for sixty (60) days after notice thereof referencing this Section 12.6.5 was provided to NovaBay.  Any such termination shall become effective at the end of such sixty (60) day period unless NovaBay has cured any such failure prior to the expiration of the sixty (60) day period.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

12.6.6 Trademarks

  Galderma shall, at NovaBay’s expense, assign, and does hereby assign, to NovaBay all worldwide rights in and to the Galderma Product Marks together with the associated goodwill.

12.6.7 Marketing Partners

  Galderma’s Marketing Partners shall, at the request of NovaBay, be assigned to NovaBay to the extent practicable with respect to Collaboration Products hereunder.  In the event NovaBay does not request assignment of such Marketing Partners, then the rights of such Marketing Partners with respect to Collaboration Products shall terminate upon termination of Galderma’s rights with respect to Collaboration Products.

12.6.8 Governance

  Any activities undertaken by NovaBay or a Third Party designee with respect to the Collaboration Products during the Agreement Wind-Down Period shall not be subject to the authority of the Coordination Committee or any of the provisions of Article II or Sections 3.1 – 3.6, 3.7 or 4.6.

12.6.9 Suspension of Activities

  Notwithstanding anything herein to the contrary, in the event of a termination of this Agreement by Galderma pursuant to Section 12.2.4, Galderma shall have the right to suspend all Development and Commercialization activities with respect to Collaboration Products immediately, subject to any requirements of applicable Law.

12.7 Termination With Respect to Collaboration Products

  If Galderma electively terminates this Agreement as a one or more Collaboration Products pursuant to Section 12.2.4 (each, a “Terminated Product”), then at NovaBay’s election the terms and condition of Section 12.6 shall apply to such Terminated Product but not other Collaboration Products.

12.8   Termination for Competitive Change of Control If Galderma electively terminates this Agreement as to future Development Proposals pursuant to Section 12.2.5, then the following shall apply from the effective date of such termination:

12.8.1 Termination of Certain Provisions

  Notwithstanding anything herein to the contrary, the provisions of Sections 2.1, 2.2, 2.3, 2.4.1, 3.1, 3.5, 3.6, 3.7 (first sentence only), 4.2, 5.1 (only with respect to Collaboration Products for which a first-in-man clinical trial has not been initiated as of the effective date of such termination) and 6.3 (only with respect to Data generated and Regulatory Filings filed after the effective date of such termination and without limiting either Party’s obligations under Sections 6.2.2, 6.2.3 or 6.2.4) shall terminate.  For clarity, all the other provisions of this Agreement shall survive and continue to apply as modified pursuant to this Section 12.8, including the provisions of and each Party’s rights under Sections 12.2, 12.3 and 12.4 and the associated provisions of this Article XII;

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

12.8.2 Section 8.5.8

  From and after the effective date of such termination, the terms and conditions of Section 8.5.8 shall apply only to Acne Products and Impetigo Products, but no other Collaboration Product;

12.8.3 Field

  The Field shall be limited to the Primary Indications and all Accepted Indications, if any, as of the effective date of such termination;

12.8.4 In-Process Collaboration Products

 The words “Collaboration Products” shall be replaced in each instance in Sections 7.1.1(b), 7.1.1(c), 7.1.1(d) and 7.1.2(b) with the words “In-Process Collaboration Products.”  Similarly, Section 7.1.2(c) shall be replaced in its entirety with the following:

“a non-exclusive license under the Galderma Technology to make, use, sell, offer for sale, import and otherwise exploit (i) Aganocide Products outside the Dermatology Field anywhere in the world, and (ii) In-Process Collaboration Products within the Dermatology Field solely in the NovaBay Territory.  Notwithstanding the foregoing, NovaBay shall not have the right to exercise the licenses granted pursuant to this Section 7.1.2(c) with respect to Galderma Technology in a manner that can reasonably be expected to (A) create a risk of Multiple-Field/Territory Product Substitution as described in Section 2.4.2, or (B) otherwise compete with Galderma products in the Dermatology Field in the Galderma Territory;” and

12.8.5 Data

  Notwithstanding anything herein to the contrary, neither Party (or its designees) shall have the right to access or use any Data  generated by or under authority of the other Party from and after the effective date of such termination, except each Party shall have access and the right to use and file with Regulatory Authorities in connection with the exercise of its ongoing licenses in Sections 7.1 (as modified pursuant to Section 12.8.4) safety and other Data to the extent necessary for purposes of filings with Regulatory Authorities related thereto and then solely for such purpose).

12.9 Termination Pursuant to Section 12.3.2

  If Galderma terminates NovaBay’s licenses under Section 7.1.2(c) pursuant to Section 12.3.2, then the remainder of the terms and conditions of this Agreement shall remain in full force and effect.  For clarity, the Agreement shall remain subject to termination as set forth in and subject to the provisions of this Article XII.

12.10 Termination Press Releases

  In the event of termination of this Agreement for any reason, the Parties shall cooperate in good faith to coordinate public disclosure of such termination and the reasons therefor, and shall not, except to the extent required by applicable Law, disclose such information without the prior approval of the other Party, such approval not to be unreasonably withheld, conditioned or delayed.  To the extent possible under the situation, the terminating Party shall provide the non-terminating Party with a draft of any such public disclosure it intends to issue five (5) business days in advance and with the opportunity to review and comment on such statement, it being understood that if the non-terminating Party does not notify the terminating Party in writing within such five (5) business day period (or such shorter period if required by applicable Law and as notified to the non-terminating Party in writing) of any reasonable objections, such disclosure shall be deemed approved, and in any event the Parties shall work diligently and reasonably to agree on the text of any such proposed disclosure in an expeditious manner.  The principles to be observed in such disclosures shall be accuracy, compliance with applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions to such news and the need to keep investors and others informed regarding the Parties’ business and other activities.  Accordingly in such situation, the non-terminating Party shall not withhold, condition or delay its approval of a proposed disclosure that complies with such principles.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ARTICLE XIII

DISPUTE RESOLUTION

13.1 Dispute Resolution

  The Parties recognize that from time to time during the Agreement Term disputes, controversies or claims as to matters arising from or relating to this Agreement may arise including with respect to subsequent amendments, or the validity, enforceability, construction, performance or breach hereof (and including the applicability of this Article XIII to any such dispute, controversy or claim) (each a “Dispute”).  It is the objective of the Parties to establish procedures to facilitate the resolution of Disputes in an expedient manner by mutual cooperation and without resort to litigation.  Accordingly, the Parties agree that any Dispute shall be resolved by the Parties as follows:

13.2 Pre-Arbitration Dispute Resolution

  No Dispute under this Agreement shall be referred to arbitration proceedings under Section 13.3 until the following procedures in this Section 13.2 have been satisfied.  The Chief Executive Officers of NovaBay and Galderma (or their respective direct report designee) shall meet as soon as practicable, as reasonably requested by either Party to attempt to resolve such Dispute.  If the Dispute is not resolved by the Chief Executive Officers (or their designees) by mutual agreement within thirty (30) days after a meeting to discuss the Dispute, either Party may at any time thereafter provide the other Party notice of its decision to commence arbitration proceedings in accordance with the procedures set forth in Section 13.3.

13.3 Arbitration

  The arbitration shall be conducted (i) in English, provided that either Party may submit testimony or documentary evidence in any language if it furnishes, upon the request of the other Party, a translation into English of any such testimony or documentary evidence, (ii) by a single arbitrator, and (iii) by the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in accordance with the JAMS Streamlined Arbitration Rules & Procedures, except where those procedures conflict with this Article XIII, in which case this Article XIII shall control.  The location of the arbitration shall be New York City, New York, USA.

13.3.1 Arbitrator

  The arbitrator shall be selected within twenty (20) business days from commencement of the arbitration pursuant to agreement of the Parties or through selection procedures set forth in Rule 12 of the JAMS Streamlined Arbitration Rules & Procedures, provided that, if the issues in dispute involve scientific, technical or commercial matters, including matters relating to inventorship, ownership or the validity or scope of any Patent or trademark rights, then the arbitrator shall retain an independent expert with substantial experience with respect to the area of dispute to assist the arbitrator in understanding and assessing such matters.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

13.3.2 Substantive Law

  The arbitrator shall apply the substantive law of New York to the underlying dispute.  This agreement to arbitrate shall be governed by Title 9 (Arbitration) of the United States Code, including without limitation Chapter Two thereof.

13.3.3 Enforcement/Service

  Any application to enforce this Section 13.3 or to confirm, vacate or modify any award rendered pursuant to this Section 13.3 shall be brought only in the federal or state courts located in the County of New York in the State of New York.  Any process related to enforcement of the arbitration award may be served by notice in accordance with Section 14.3.  Both Parties agree to waive any applicable objections based on personal jurisdiction or service of process in any proceeding brought in accordance with this Section 13.3.

13.3.4 Confidentiality of Proceedings

  The arbitrator shall take necessary measures for the protection of trade secrets and Confidential Information hereunder.  Further, the arbitrator shall be authorized to award interim equitable relief in respect thereto.  All proceedings and any award shall be confidential, and the Parties agree not to disclose or otherwise use any information obtained from the other Party in connection with any arbitration except to the extent required by Law, or to a Party’s accountants, attorneys or agents or to enforce any award, or to the extent the information has been lawfully obtained from Third Parties or is publicly available through other sources.

13.3.5 Costs

  The Parties shall bear equally the costs of the administrative costs of arbitration including the costs of JAMS, filing costs, hearing fees, the arbitrator, any independent expert and similar costs.  Each Party shall bear its own costs and attorneys’ and witness fees and associated costs and expenses.  Notwithstanding the foregoing provisions of this Section 13.3.5, if the arbitrator determines it warranted he/she may shift any or all of the costs of an arbitration under this Section 13.3 to the losing Party, if one is designated.

              13.4 Provisional Remedies

  Nothing in this Agreement shall limit the right of either Party to seek to obtain in any court of competent jurisdiction any equitable or interim relief or provisional remedy, including injunctive relief.  Seeking or obtaining such equitable or interim relief or provisional remedy in a court shall not be deemed a waiver of this Agreement to arbitrate.  For clarity, any such equitable remedies shall be cumulative and not exclusive and are in addition to any other remedies that either Party may have under this Agreement or applicable Law.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ARTICLE XIV
MISCELLANEOUS

14.1 Governing Law

 This Agreement and any Dispute shall be governed by and construed and enforced in accordance with the Laws of the State of New York, without reference to conflicts of laws principles.

14.2 Assignment

  This Agreement shall not be assignable by either Party to any Third Party without the written consent of the other Party, not to be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, either Party may assign this Agreement, without the written consent of the other Party, to an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains (whether by merger, reorganization, acquisition, sale or otherwise), and agrees in writing to be bound by the terms and conditions of this Agreement.  If any permitted assignment would result in withholding or other similar taxes becoming due on payments to the other Party under this Agreement, such payments shall be subject to such withholding tax Laws as may be applicable and, if such Laws require a withholding to be made from such payments, the payments net of withholding taxes shall constitute full compliance with this Agreement.  No assignment or transfer of this Agreement to any Third Party shall be valid and effective unless and until the assignee/transferee agrees in writing to be bound by the provisions of this Agreement.  The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties.  Except as expressly provided in this Section 14.2, any attempted assignment or transfer of this Agreement to any Third Party shall be null and void.
       14.3 Notices
      Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (receipt verified), transmitted by email (receipt verified and followed by copy either by express courier or registered letter), or by express courier service (signature required) or five (5) days after it was sent by registered letter, return receipt requested (or its equivalent), provided that no postal strike or other disruption is then in effect or comes into effect within two (2) days after such mailing, to the Party to which it is directed at its address, facsimile number, email address shown below or such other address or facsimile number as such Party will have last given by notice to the other Party.

If to NovaBay, addressed to:	NovaBay Pharmaceuticals, Inc.
5980 Horton Street, Suite 550
Emeryville, California 94608
Attention:  Chief Executive Officer
Telephone:  (510) 595-1100
Facsimile:  (415) 329-2034
Email:  rnajafi@novabaypharma.com

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

With a copy to:	Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA  94304-1050
Attention:  Ian B. Edvalson, Esq.
Telephone:  (650) 493-9300
Facsimile:  (650) 493-6811
Email:  iedvalson@wsgr.com

If to Galderma, addressed to:              Galderma International
Tour Europlazza
La Defense 4-20
Avenue Andre Prothin F 92927
LA DEFENSE CEDEX
France
Attention: General Counsel
Telephone:  +41-21-641-1151
Facsimile:  +41-21-641-1161
Email:  lydie.frere@galderma.com

With a copy to:	Debevoise & Plimpton LLP
919 Third Avenue
New York, NY  10022
Attention:  Kevin A. Rinker, Esq.
Telephone:  (212) 909-6569
Facsimile:  (212) 521-7569
Email:  karinker@debevoise.com
14.4 Waiver

  Neither Party may waive or release any of its rights or interests in this Agreement except in writing.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

14.5 Severability

  If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.  If a Party seeks to avoid a provision of this Agreement by asserting that such provision is invalid, illegal or otherwise unenforceable, the other Party shall have the right to terminate this Agreement upon sixty (60) days’ prior written notice to the asserting Party, unless such assertion is eliminated and cured within such sixty (60) day period.  If such termination is by NovaBay, it shall be deemed a termination under Section 12.3 by reason of a breach by Galderma, and if such termination is by Galderma, it shall be deemed a termination under Section 12.3 by reason of a breach by NovaBay.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

14.6 Entire Agreement/Modification

  This Agreement, including its Exhibits, sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersedes and terminates all prior agreements and understandings between the Parties.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

14.7 Relationship of the Parties

  The Parties agree that the relationship of NovaBay and Galderma established by this Agreement is that of independent contractors.  Furthermore, the Parties agree that this Agreement does not, is not intended to, and shall not be construed to, establish an employment, agency or any other relationship.  Except as may be specifically provided herein, neither Party shall have any right, power or authority, nor shall they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

14.8 Force Majeure

  Except with respect to payment of money, neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, terrorist act, strike, flood, or governmental acts or restriction, or other cause that is beyond the reasonable control of the respective Party.  The Party affected by such force majeure will provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.  If the performance of any such obligation under this Agreement is delayed owing to such a force majeure for any continuous period of more than one hundred eighty (180) days, the Parties will consult with respect to an equitable solution, including the possibility of the mutual termination of this Agreement.

14.9 Compliance with Laws

  Notwithstanding anything to the contrary contained herein, all rights and obligations of NovaBay and Galderma are subject to prior compliance with, and each Party shall comply with, all United States and foreign export and import Laws, and such other United States and foreign Laws as may be applicable, including obtaining all necessary approvals required by the applicable agencies of the governments of the United States and foreign jurisdictions.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

14.10 Counterparts

 This Agreement may be executed in two counterparts (including via facsimile or otherwise electronically), each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

[The remainder of this page intentionally left blank; the signature page follows.]
***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized representatives as of the Effective Date.

NOVABAY PHARMACEUTICALS, INC.                                                                                                 GALDERMA S.A.

By:                                                                                     By:

Name: Ron Najafi, PhD                                                                                Name: Humberto C. Antunes

Title: Chairman and CEO                                                                            Title:  CEO

List of Exhibits:

Exhibit 1.6:  Aganocide Compound
Exhibit 1.55:  NovaBay Territory
Exhibit 6.1.4:  Manufacturing Cost
Exhibit 6.1.5:  Supply Agreement Terms and Conditions
Exhibit 8.5:  Example of Royalties
Exhibit 8.5.9:  Example of Net Sales Allocation for Royalties
Exhibit 10.4.1:  Press Release

EXHIBIT 1.6

AGANOCIDE COMPOUND

For purposes of this Agreement and for purposes of providing specific examples but without limiting the definition in Section 1.6, Aganocide Compounds shall include compounds with the following chemical formula:

[***]

Examples of which include but are not limited to the following:

[***]

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

EXHIBIT 1.55

NOVABAY TERRITORY

Afghanistan
Bahrain
Bangladesh
Bhutan
Brunei
Cambodia
China, The People’s Republic (including Hong Kong and Macao)
Cook Islands
East Timor
Fiji
India
Indonesia
Iran
Iraq
Israel*
Jordan*
Kazakhstan
Kiribati
Kuwait*
Kyrgyz
Laos
Lebanon*
Malaysia
Maldives
Marshall Islands
Micronesia
Mongolia
Myanmar
Nauru
Nepal
Niue
North Korea
Oman
Pakistan
Palau
Palestine*
Papua New Guinea
Philippines
Qatar
Samoa
Saudi Arabia*
Singapore
Solomon Islands
South Korea
Sri Lanka
Syria*
Taiwan (Republic of China)
Tajikistan
Thailand
Tonga
Turkey*
Turkmenistan
Tuvalu
United Arab Emirates*
Uzbekistan
Vanuatu
Viet Nam
Yemen
* indicates this country is subject to the provisions of Section 4.6

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

EXHIBIT 6.1.4

MANUFACTURING COST

“Manufacturing Cost”1 means, with respect to a Collaboration Compound supplied by NovaBay or a Collaboration Product supplied by Galderma hereunder, amounts incurred or accounted for by NovaBay or Galderma, as applicable, for the sum of (i) Actual Materials Cost, (ii) Actual Labor Cost, and (iii) Allocable Overhead, in each case calculated in accordance with Accounting Standards; provided, however with respect to Collaboration Compound (or component thereof) acquired or licensed by NovaBay from a Third Party or a Collaboration Product (or component thereof) acquired or licensed by Galderma from a Third Party, the Manufacturing Costs for such Collaboration Compound or Collaboration Product, as applicable, (or component thereof) shall be deemed to be the amount paid therefor to such Third Party, plus Actual Materials Cost, Actual Labor Cost, Allocable Overhead incurred or accounted for by NovaBay or Galderma, and licensing fees (if any) paid to Third Parties, as applicable for the quality control, storage, handling, processing, preparation and transfer of such purchased Collaboration Compound or Collaboration Product.  Upon prior request, a Party will provide the other Party with documentation evidencing the other Party’s accounting of the items identified in the foregoing subclauses (i) through (iii).

(A)           “Actual Materials Cost” means the actual unit cost of all raw materials multiplied by the actual number of units of such raw materials consumed in the manufacture of Collaboration Compound or the Manufacture of Collaboration Product, as applicable, including any yield variances and any write-offs caused by obsolescence, accident and book-to-physical differences, in each case occurring in the normal course of the manufacturing process.

(B)           “Actual Labor Cost” means actual employee costs allocable to the manufacture Collaboration Compound or Manufacture of Collaboration Product, as applicable, which are as follows: salaries, payroll taxes, employee benefits, holiday, sickness, overtime pay and bonuses with respect to such employees.  For clarity, Actual Labor Costs shall exclude any employee costs associated with equity incentive plans.

(C)           “Allocable Overhead” means: (i) depreciation of or rent/lease expenses for property, plant or equipment, (ii) plant management (e.g., supervisors, human resources and purchasing), (iii) plant services (e.g., engineering, and production planning), (iv) plant utilities, (v) plant maintenance, (vi) freight and storage costs (at any stage in manufacturing), (vii) cost accounting, data processing and information systems services, (viii) non-reimbursable taxes and duties (excluding income tax), (ix) expenses related to environmental protection, (x) costs of security and surveillance, and (xi) costs of plant fire insurance protection, in each case allocable to or used in the manufacture of Collaboration Compound or Manufacture of Collaboration Product, as applicable.  For clarity, Allocable Overhead excludes (a) all costs and charges related to or occasioned by or for idle or excess manufacturing capacity, (b) the manufacture of other products (other than Collaboration Compound or Collaboration Product), and (c) depreciation of or rent/lease expenses for property, plant or equipment not related to manufacturing of Collaboration Compound or Manufacturing of Collaboration Product, as applicable.

1      Manufacturing Costs will be subject to annual review.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

EXHIBIT 6.1.5

SUPPLY AGREEMENT TERMS AND CONDITIONS

The Supply Agreements shall include and be consistent with the following terms and conditions, unless otherwise agreed to by the Parties:

Product Supply: NovaBay will have the right and obligation to supply (or have supplied), to the extent provided in Section 5.1 of the Agreement, Collaboration Compounds meeting the applicable Specification that are forecasted and ordered by Galderma, its Affiliates and Marketing Partners.  Similarly, Galderma will have the right and obligation to supply (or have supplied), to the extent provided in Section 5.1 of the Agreement, Collaboration Products meeting the applicable Specifications that are forecasted and ordered by NovaBay, its Affiliates, Japanese Partners and sublicensees.  Each such particular Collaboration Compound or Collaboration Product, referred to for purposes of this Exhibit 6.1.5 as a “Product.”  “Specification” will be defined in more detail in the Quality Agreement (as described below) to meet the mutually agreed upon analytical and quality specifications (including GMP) for the Product, as applicable, necessary to meet the requirement of the applicable Marketing Approvals or otherwise mutually agreed by the Parties, including, as applicable, packaging and shipping specifications.

Forecast: The Party so ordering the Product (the “Ordering Party”) will provide the other Party (the “Supplying Party”) with a twelve (12) month rolling forecast, the first three (3) months of which shall be binding for the requirements for Product.  The requirements and responsibilities of both Parties shall be finalized in the Supply Agreement.

Orders: Orders will be made pursuant to a mutually agreed form of purchase order.  Any additional or inconsistent terms or conditions of any purchase order, acknowledgment or similar standardized form given or received shall have no effect and such terms and conditions will be excluded.

Invoicing: The Supplying Party will invoice the Ordering Party for Product at the time of shipment.  All payments will be made net 30 days from date of invoice.

Shipping: Delivery of Product shall be FOB (U.C.C.) for shipments within the United States and FCA (Incoterms 2000) for other shipments, in either case from the final place of manufacture.  The Supplying Party shall load all Product onto Ordering Party’s designated carrier at Supplying Party’s facilities, and title and risk of loss shall thereof pass to Ordering Party when the Product is loaded.

Quality: The process for release of each Product, and the responsibilities for GMP compliance and regulatory activities will be detailed in a “Quality Agreement.”  The Quality Agreement will be negotiated between Supplying Party and Ordering Party in good faith and include standard and customary terms and conditions and be incorporated into the Supply Agreement by reference and executed prior to manufacture of process validation lots.  In the event that Supplying Party and Ordering Party are unable to agree on whether a certain lot of Product is defective, retained samples of the lot in question shall be submitted to a mutually agreed independent reference lab to be described in more detail in the Quality Agreement.  The results of the independent lab testing shall be binding.  The cost of testing shall be borne by Supplying Party if such lab determines that the Product is found to be defective or by Ordering Party if such lab determines that the Product is in conformance with the Specifications.  In the event of a determination that the Product is not defective, Ordering Party shall promptly pay Supplying Party for all such Product, including any allegedly defective Product shipped to Ordering Party.  In the event of a determination that the Product is defective, the order for such Product will be canceled and Ordering Party will make a separate order therefor after discussions with Supplying Party.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Supply Failure: If Supplying Party materially fails to supply, or have supplied, quantities of Product that it is required to supply, except as a result of a default by Ordering Party or force majeure event, Supplying Party will, at Ordering Party’s written request, provide Ordering Party (including any Third Party contract manufacturer designated by the Supplying Party) with access to and the right to use, without charge (other than the administrative costs of transfer), all Supplying Party manufacturing intellectual property (including Patents, Know-How, and related information and materials) necessary or reasonably useful to manufacture such Product, except that Ordering Party shall not exercise such rights (i) through a competitor of Supplying Party, or (ii) in any country that does not adhere to and respect internationally recognized intellectual property and trade regulations.  The Supply Agreement will include mechanisms for the transfer of such intellectual property to Ordering Party in the event of such failure to supply.  If Ordering Party elects to exercise such rights to manufacture or have manufactured Product, then, at such time as Supplying Party or its contract manufacturer can reasonably demonstrate its ability to again supply Product in accordance with the Supply Agreement, such manufacturing rights of Ordering Party shall cease and Supplying Party shall have the right to supply Product.

Second Source of Supply: Upon Galderma’s request, NovaBay shall develop a plan and budget for a qualified second source of supply capable of supplying the Collaboration Compounds for Galderma’s approval.  The second source supplier shall be under the control of NovaBay and may be an alternative manufacturing facility owned by NovaBay or consist of one or more subcontractor relationships with Third Parties established by NovaBay.  Galderma shall be responsible for all reasonable and documented costs and expenses incurred by NovaBay in establishing and maintaining the second source supplier.

Term: The term of the Supply Agreement will be coextensive with the Agreement and will be subject to termination on the same terms as the Agreement.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

EXHIBIT 8.5

EXAMPLE OF ROYALTIES

Section 8.5.1 Royalties for Acne Products.

Example: If Annual Net Sales of Acne Products in the Galderma Territory are [***] in a particular calendar year, the royalties payable to NovaBay shall be calculated as follows:

•	[***]

•	[***]

•	[***]

•	[***]

Total Royalties = [***]

Sections 8.5.2 to 8.5.5 Royalties for Collaboration Products other than Acne Products

Example: If Annual Net Sales of Anti-Bacterial Products in the Galderma Territory are [***] and of Other Products in the Galderma Territory are [***] in a particular calendar year, the royalties payable to NovaBay shall be calculated as follows:

•	[***]

•	[***]

•	[***]

Total Royalties = [***]

2 Net Sales of all Collaboration Products other than Acne Products allocable to tier A.

3 Net Sales of all Collaboration Products other than Acne Products allocable to tier B.
***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

EXHIBIT 8.5.9

EXAMPLE OF NET SALES ALLOCATION FOR ROYALTIES

Example: If Annual Net Sales of Acne Products in the Galderma Territory are [***] ([***] in countries where no Generic Competition is present and [***] in counties where there is Generic Competition) in a particular calendar year, the royalties payable to NovaBay shall be calculated as follows:

•	[***]

•	[***]

•	[***]

Total Royalties = [***]

4 Portion of the [***] of tier A allocable to countries where no Generic Competition is present (i.e., [***]).

5 Portion of the [***] of tier A allocable to countries where Generic Competition is present (i.e., [***]).

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

EXHIBIT 10.4.1

PRESS RELEASE

[See attached]

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

NovaBay and Galderma Enter into Global Agreement to Develop and Commercialize NovaBay’s Novel Aganocide Drugs for Major Dermatological Conditions

-- Up To $50 Million Potential Milestones plus Double Digit Royalties On Future Sales --

-- Company to Host Conference Call at 10:30 a.m. ET Today --

EMERYVILLE, Calif. – March 25, 2009 – NovaBay Pharmaceuticals, Inc. (NYSE Alternext: NBY), a mid-stage biopharmaceutical company developing first-in-class anti-infective products for the treatment and prevention of a wide range of infections without causing resistance, today announced that it has entered into an agreement with Galderma S.A. to develop and commercialize NovaBay’s novel proprietary Aganocide® compounds. The exclusive agreement is worldwide in scope, with the exception of certain Asian markets, and covers all major dermatological conditions, excluding onychomycosis (nail fungus) and orphan drug indications.

Under the terms of the agreement, NovaBay expects to receive from Galderma up to $50 million upon achievement of certain development and regulatory milestones related to the acne and impetigo indications and future royalties on net sales of products. The agreement also envisages further cooperation for additional dermatological products and indications. Under the agreement, NovaBay will also receive escalating double-digit royalties on net sales of products.

Galderma will be responsible for the development costs of the acne and other indications, except in Japan, and for the ongoing development program for impetigo, upon the achievement of a specified milestone. Galderma will also reimburse NovaBay for the use of its personnel in support of the collaboration. NovaBay retains the right to co-market products resulting from the agreement in Japan. In addition, NovaBay has retained all rights in other Asian markets outside Japan, and has exclusive rights to promote the products developed under the agreement in the hospital and other healthcare institutions in North America.

“This agreement highlights Galderma’s commitment to the future of dermatology. Aganocide compounds have the potential to bring about significant progress in the treatment of skin diseases which affect millions of patients, without adding to the growing problem of antibiotic resistance,” said Humberto C. Antunes, Chief Executive Officer of Galderma. “Galderma is glad to be working with NovaBay in this important and very promising endeavor.”

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

“We are very pleased to have entered into this collaboration with Galderma, the world-leader in dermatology. We believe that Galderma’s demonstrated development, regulatory and marketing capabilities, backed by its unrivaled reputation and track record of success, will enable NovaBay to benefit from accelerated development timelines and global commercial expertise,” said Dr. Ron Najafi, Chairman and Chief Executive Officer of NovaBay. “Like our alliance with Alcon in the ophthalmic, otic and sinus fields, this agreement represents another major validation of the potential for our novel Aganocide products in treating infections caused by a wide range of bacteria, viruses and fungi.”

Our collaborations with Alcon and Galderma provide significant future revenue-generating potential for NovaBay, with favorable economic-sharing for the company’s unique, differentiated products that address large, global dermatological and ophthalmic markets. Conference Call

NovaBay will hold a conference call today, March 25, 2009 at 10:30 a.m. ET, to discuss its Galderma collaboration.  The conference call will be simultaneously web cast on NovaBay’s web site.
Conference call details:
Date:    Wednesday, March 25, 2009
Time:    10:30 a.m. ET
Dial-in (U.S.):   888-396-2384
Dial-in (International): 617-847-8711
Web cast:   http://www.novabaypharma.com
Passcode:   48544871
To access audio replay:
Access # (U.S.):  888-286-8010
Access # (International): 617-801-6888
Replay Passcode:  94169247

About Aganocide Compounds
The Aganocide compounds are novel, proprietary, synthetic N-chlorinated antimicrobial molecules specifically designed by NovaBay to mimic the body’s natural defense against infection.  These compounds may deliver the same or better efficacy as currently used antibiotics without contributing to the growing rise of bacterial resistance.  This new class of highly differentiated compounds is ideally suited to meet numerous unmet needs in dermatology and other applications, while currently available therapies do not provide adequate treatment and often cause unwanted side effects.  The Aganocide compounds have shown in preclinical trials to date to be highly effective against the bacteria, viruses and fungi associated with a wide range of dermatological and other conditions.  They have also been demonstrated to be effective against bacteria in biofilm, which render most antibiotics ineffective.  The combined anti-bacterial and anti-fungal properties and activity of these compounds make them uniquely able to address the multi-factorial causes of many skin and other disorders.  These compounds have a potentially broad therapeutic index providing a high degree of potency, good tolerability and dosing versatility and flexibility.

About Acne
Acne is the most common skin disease that affects people of all races and age-groups, but it is most common in teenagers and young adults.  An estimated 80 percent of all people between the ages of 11 and 30 suffer from outbreaks of acne at some point, and some people in their forties and fifties are also affected. There is a clear need for more effective antimicrobial treatments than the currently available antibiotics.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

About Impetigo
Impetigo, a contagious skin infection that usually produces blisters or sores on the face, neck, hands, and diaper area, is one of the most common skin infections among children.  It also occurs in adults. Impetigo is contagious and can be spread from one person to another through close contact or by sharing towels, sheets, clothing, toys, or other items.  Scratching can also spread the sores to other parts of the body.

Impetigo is caused by one of two types of bacteria - strep (streptococcus) or staph (staphylococcus).  Often these bacteria enter the body when the skin has already been irritated or injured due to other skin problems such as eczema, poison ivy, insect bites, chickenpox, burns, or cuts.  Children may develop impetigo after having a cold or allergies that have caused the skin under the nose to become raw.  However, impetigo can also develop in completely healthy skin.

About Galderma
Galderma, created in 1981 as a joint venture between Nestlé and L'Oréal, is a global leading pharmaceutical company dedicated exclusively to the field of dermatology. The company is present in 65 countries with over 1000 sales representatives and is committed to improving the health of skin with an extensive line of innovative medical, corrective and aesthetic solutions to treat a range of dermatological conditions including: acne, rosacea, fungal nail infections, psoriasis & other steroid-responsive dermatoses, pigmentary disorders, skin cancer and medical solutions for skin senescence. Galderma has research and development facilities located in Sophia Antipolis (France), Princeton, New Jersey (USA), and Tokyo (Japan). Leading worldwide dermatology brands include Differin®, Epiduo®, Oracea®, MetroGel® 1%, Rozex®, Clobex®, Tri-Luma®, Loceryl® and Cetaphil®. For more information on Galderma, visit www.galderma.com.

About NovaBay Pharmaceuticals, Inc.

NovaBay Pharmaceuticals is a mid-stage biopharmaceutical company focused on developing its proprietary and patented Aganocide compounds, first-in-class, novel, synthetic anti-infective product candidates that are bioequivalent to the active antimicrobial molecules generated within white blood cells to treat and prevent a wide range of infections without causing resistance.  NovaBay has internal development programs aimed at addressing hospital and respiratory infections.  The company has a licensing and research collaboration agreement with Alcon, Inc. for use of its Aganocides in the eye, ear and sinus, and in contact lens solutions.  NovaBay has entered into an agreement with Galderma S.A. to develop and commercialize Aganocides in acne, impetigo and other dermatological indications.  NovaBay® and Aganocide® are trademarks of NovaBay Pharmaceuticals, Inc.  For more information on NovaBay, visit www. novabaypharma.com.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Cautionary Information Regarding Forward-Looking Statements

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including the risk that Galderma and NovaBay may be unable to advance the development of NovaBay’s Aganocide® compounds for various dermatological indications such as acne, impetigo and other major conditions.  Examples of such statements include, but are not limited to, any statements relating to the timing, scope or expected outcome of the NovaBay's or Galderma’s clinical development of its drug candidates, the potential benefits of the Company's drug candidates and the size of the potential market for the Company's products. Such statements are based on management's current expectations, but actual results may differ materially due to various factors.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, the risk that results obtained in animal models may not be obtained in humans, and the risk of unexpected delays in the regulatory process may delay the commencement or completion of clinical trials.  Other risks relating to NovaBay and Aganocide® compounds, including risks that could cause actual results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s Quarterly Report on Form 10-Q/A for the period ended September 30, 2008, under the caption "Risk Factors" in Item 1A of Part II of that report, which was filed with the Securities and Exchange Commission on November 14, 2008.

For more information

NovaBay

NovaBay Pharmaceuticals, Inc.
Chief Financial Officer:
Tom Paulson, 510-899-8809
tpaulson@novabaypharma.com

Invigorate Communications
Investor Relations:
Gregory Gin, 908-376-7737
ggin@invigoratepr.com

Media Relations:
Mariesa Kemble, 608-850-4745
mkemble@invigoratepr.com

Galderma

Vice President HR & Communication
Alain Kirsch, 33 1 58 86 43 23
alain.kirsch@galderma.com

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.